Exhibit 10.16
RFP Property Address: 12751 South Cleveland Avenue, Fort Myers, FL
RFR Property No. 3339

PURCHASE AND SALE AGREEMENT
(RFR PROPERTIES)
This Purchase and Sale Agreement (this “Agreement”) is entered into this 6th day of November, 2012 (“Effective Date”), by and among First States Investors 3300 B, L.P. (“Seller”), and Purchaser (hereinafter defined). In consideration of the mutual agreements herein set forth, the parties hereto, intending to be legally bound, agree as follows.
1.Defined Terms/Exhibits/Riders:

Building	The building improvements located on the Land.
Business Day	Each day of the week except Saturdays, Sundays and federal holidays.
Contracts
The service contracts, other agreements, and brokerage commission agreements affecting the Property are listed on Exhibit U attached hereto. Notwithstanding anything in this Agreement to the contrary, Seller makes no representation or warranty as to the Contracts or that Exhibit U is true, correct or complete, nor shall any such representation be deemed to exist or be inferred.

Delinquent Rent
Means any of rent, additional rent or other amounts that, under the terms of the Leases, are to be paid by the tenant for periods ending on or prior to the Closing Date, but which have not been received in good funds by Seller on or prior to the Closing Date.

Deposit	$3,640 for the Initial Deposit (“Initial Deposit”) and $10,919 for the Second Deposit (“Second Deposit”) for a total of $14,559.
Escrowee	First American Title Insurance Company 777 S. Figueroa Street, Suite 400 Los Angeles, California 90017 Maurice Neri Tel: (213) 271-1737 mneri@firstam.com
Exhibits	Exhibit A – Land Exhibit B - Escrow Agreement Exhibit C – Lease(s) Exhibit D – Deed Exhibit E - Bill of Sale Exhibit F – Assignment of Intangible Property

Exhibit G - Assignment of Leases
Exhibit H - Assignment of Contracts
Exhibit I – Title Affidavit
Exhibit J – Permitted Exceptions
Exhibit K – Wells Tenant Estoppel Certificate
Exhibit L - Security Deposits
Exhibit M – Notice to Tenant(s)
Exhibit N – Notice Regarding Approved Contracts
Exhibit O – Initial Due Diligence Materials
Exhibit P – Update Certificate
Exhibit Q – Seller Inducements
Exhibit R – Landlord’s Preliminary Notice
Exhibit S – Landlord’s RFR Notice
Exhibit T – Landlord’s Transfer Notice
Exhibit U – Contracts
Exhibit V - Inducement and Guaranty Agreement
Exhibit W – Restated Partnership Agreement
Exhibit X – Restated FS LLC Agreement

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

Fixtures	All equipment, fixtures and appliances of whatever nature which are (i) affixed to the Land or Improvements and (ii) owned by Seller.
First States GP	FIRST STATES GROUP, L.P., a Delaware limited partnership
Improvements
The buildings, building pads, structures, improvements, and personal property erected or located on the Land, including without limitation, the Building all parking lots, walkways and other paved areas on the Land, any and all exterior shrubs, trees, plants and landscaping on the Land.

KBS Guarantors	KBS REIT Properties, LLC, a Delaware limited liability company (“KBS1”) and KBS Debt Holdings LLC, a Delaware limited liability company (“KBS2”).
Land	The land more particularly described on Exhibit A, having an address of 12751 South Cleveland Avenue, Fort Myers, FL 33907.
Lease(s)	The lease(s) described on Exhibit C. The Wells Lease is described in Part I of Exhibit C and is also defined below.
Master Agreement
Collectively, as amended, that certain Master Agreement Regarding Leases dated September 22, 2004 by and between Wachovia Bank, National Association and First States Investors 3300, LLC, as amended by (i) that certain First Amendment to Master Agreement dated June __, 2005 by and between Wachovia Bank, National Association and First States Investors 3300, LLC, and (ii) that certain Second Amendment to Master Agreement dated April 1, 2008 by and between Wachovia Bank, National Association, First States Investors 3300, LLC, and First States Investors 3300 B, L.P.

NFR Special Partner	NFR – 3300 B Special GP, LLC, a Delaware limited liability company
Outside Closing Date	On or before 5:00 P.M. prevailing Pacific Time on January 24, 2013, as may be extended pursuant to the

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

terms of this Agreement.
Permitted Exceptions	The title exceptions listed on Exhibit J.
Person	Any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity.
Personal Property
The aggregate of the following: (i) Seller’s right, title and interest, if any, in any intangible property (including without limitation all licenses, plans, specifications, permits and warranties, guaranties, indemnities, and bonds), which (a) relate to any Property and (b) are assignable by Seller to Purchaser; (ii) Seller’s oil, gas, water, mineral rights and water rights, if any, which relate to any Property; (iii) all right, title and interest of Seller, if any, to any land lying in the bed of any street, alley or road (open or proposed) abutting any Property; and (iv) Seller’s damages, awards, claims and causes of action now or hereafter payable or assertable with respect to any Property by reason of any exercise of the power of eminent domain, any change in the grade of any street, road, highway, avenue or alley, or any damage, destruction, loss or removal of any of the foregoing, which (a) relate to any Property and (b) are assignable by Seller to Purchaser.

Property
Collectively, (i) the Land, (ii) the Improvements, (iii) the Fixtures, (iv) the Personal Property, (v) the tenements, hereditaments, appurtenances, rights of way, strips, gores, easements, rights and privileges in any way pertaining or beneficial to the Land or Improvements, including without limitation all easements, rights-of-way and other similar interests appertaining to the Land or the Improvements.

Purchase Price	$909,933
Purchaser	National Financial Realty - WFB East Coast, LLC, a Delaware limited liability company
Purchaser’s EIN	46-1179102
Purchaser’s Notice Address	National Financial Realty - WFB East Coast, LLC c/o National Financial Realty, Inc. 21250 Hawthorne Blvd., Suite 700

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

Torrance, CA 90503
Attention: Vincent E. Pellerito
email: vpellerito@nationalfr.com

With a required copy to:

Paul Hastings LLP
515 South Flower Street
Twenty-Fifth Floor
Los Angeles, CA 90071
Attention: Patrick A. Ramsey, Esq.
email: patrickramsey@paulhastings.com

Rent
Shall mean fixed and minimum rents and all additional rents, escalation charges, common area maintenance charges, imposition charges (which include all general real estate taxes and assessments), heating and cooling charges, insurance charges, charges for utilities, percentage rent, and all other amounts, charges and commissions payable by any tenant under the Leases.

Security Deposits
All refundable deposits actually held by Seller under Leases as of the date hereof as listed on Exhibit L as same may be drawn down, applied and/or retained after the date hereof in accordance with the applicable Lease and the terms of this Agreement.

Seller’s EIN	26-2125412
Seller’s Notice Addresses
c/o GKK Realty Advisors, LLC
420 Lexington Avenue
19th Floor
New York, New York 10170
Attention: Allan B. Rothschild
allan.rothschild@gkk.com

With a required copy to:

c/o KBS Capital Advisors LLC
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: James Chiboucas, Esq.
jchiboucas@kbsrealty.com

And to:

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

c/o KBS Capital Advisors LLC
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: David E. Snyder
dsnyder@kbs-ca.com

And with a required copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Stephen L. Rabinowitz, Esq.
E-mail: rabinowitzs@gtlaw.com

Transfer Tax	Any tax, levy, fee, charge or documentary stamp required to be paid or purchased in connection with the sales transaction contemplated hereunder or recordation of the Deed.
All Exhibits and Riders and other attachments hereto are incorporated herein by reference, and taken together with this Agreement, shall constitute a single agreement. All documents to be executed and delivered by Purchaser (and/or any of its Affiliates (defined below)) and/or Seller (and/or) any of its Affiliates (including, without limitation, the KBS Guarantors) at or prior to the Closing as contemplated by this Agreement are collectively referred to herein as the “Transaction Documents.”
2.Sale-Purchase. For the Purchase Price and subject to the terms and conditions hereof, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase and take from Seller, all of Seller’s right, title and interest in and to the Property.
3.Purchase Price. The Purchase Price for the Property shall be payable by Purchaser as follows:
(a)    The Initial Deposit is payable by Purchaser to Escrowee within three (3) Business Days of the full execution and delivery of this Agreement, to be held in escrow and disbursed by Escrowee pursuant to the provisions of that certain Escrow Agreement (the “Escrow Agreement”) of even date herewith among Seller, Purchaser and Escrowee, a copy of which is attached hereto as Exhibit B. Purchaser’s failure to timely pay the Initial Deposit shall give Seller the immediate right to terminate this Agreement, without any notice or grace period. As a condition of continuing with its purchase of the Property on the Contingency Approval Date (defined below), on or before 5:00 P.M. (California time) on the Contingency Approval Date, Purchaser shall deposit with Escrowee by wire transfer of immediately available funds the Second Deposit. The Initial Deposit and the Second Deposit are collectively referred to herein as

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

the “Deposit.” At Closing (defined below), the Deposit shall be credited to Purchaser on account of the Purchase Price. The Deposit shall be deposited by Escrowee in an interest bearing account reasonably approved by Purchaser and Seller and all interest thereon shall be paid to the party who receives the Deposit.
(b)    The balance of the Purchase Price, subject to the prorations and adjustments herein provided for (the “Cash Balance”), shall be payable by Purchaser at Closing (as hereinafter defined) by wire transfer in accordance with the provisions of this Agreement.
(c)    Notwithstanding the foregoing, the sum of Fifty Dollars ($50.00) out of the Deposit shall be deemed to be independent consideration (the “Independent Consideration”) for the execution of this Agreement by Seller. Such Independent Consideration shall be disbursed by Escrowee to, and shall be retained by, Seller as separate and additional consideration for this Agreement and Seller’s arrangements and obligations hereunder and not as part of the Deposit or of the Purchase Price. Such Independent Consideration is deemed earned by Seller as of the Effective Date of this Agreement and is non-refundable in all events.
4.Closing.
4.1    Closing Date. “Closing” shall mean the consummation of each of the actions set forth below in this Section 4 and the satisfaction of each of the conditions specified in Section 12, or the waiver in writing of such action or condition by the party in whose favor such action or condition is intended. The Closing of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement, unless waived in writing by the party to whose benefit any condition runs) shall occur on the Outside Closing Date or on such earlier date as Purchaser and Seller shall mutually elect in writing (the “Closing Date”), at the office of the Escrowee in Santa Ana, California; provided that Purchaser shall have the right to extend the Outside Closing Date by two (2) Business Days, TIME IS OF THE ESSENCE (and if so extended, such date shall thereafter be known as the “Outside Closing Date”).
4.2    Closing Documents.
4.2.1    Seller. At least one (1) Business Day prior to the Closing Date, Seller shall execute and deliver (or cause the KBS Guarantors to execute and deliver, as applicable):
4.2.1.1    to Escrowee, each of the following:
4.2.1.1.1    a deed in the form of Exhibit D;
4.2.1.1.2    three (3) duly executed counterparts of a bill of sale in the form of Exhibit E attached hereto;
4.2.1.1.3    a letter to each of the tenants (each, a “Tenant”) under the Leases, in the form of Exhibit M attached hereto;

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

4.2.1.1.4    a letter to each of the other parties to the Approved Contracts (defined below) in the form of Exhibit N attached hereto;
4.2.1.1.5    a title affidavit in the form attached hereto as Exhibit I;
4.2.1.1.6    two (2) duly executed counterparts of an Assignment and Assumption of the Leases in the form of Exhibit G attached hereto (the “Assignment of Leases”);
4.2.1.1.7     two (2) duly executed counterparts of an Assignment and Assumption of Intangible Property in the form of Exhibit F attached hereto (the “Assignment of Intangible Property”);
4.2.1.1.8    two (2) duly executed counterparts of an Assignment and Assumption of the Approved Contracts in the form of Exhibit H attached hereto (the “Assignment of Contracts”);
4.2.1.1.9    all of the original Leases and Contracts (or if unavailable, copies thereof certified by Seller as true and complete);
4.2.1.1.10    Seller’s duly executed affidavit stating, under penalty of perjury, Seller’s U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code (and any similar affidavit that may be required under state law);
4.2.1.1.11    assignments of all non-cash security deposits under the Leases;
4.2.1.1.12    documentation to establish to the Title Company’s reasonable satisfaction the due authorization of Seller’s sale of the Property and Seller’s delivery of the documents required to be delivered by Seller pursuant to this Agreement;
4.2.1.1.13    all other documents reasonably and customarily required in order to complete the conveyance, transfer and assignment of the Property to Purchaser pursuant to the terms of this Agreement, provided that such documents are consistent with the terms of this Agreement, and do not increase Seller’s obligations hereunder or subject Seller to additional liability not otherwise specified in this Agreement; and
4.2.1.1.14    three (3) duly executed original counterparts of that certain Inducement and Guaranty Agreement by and among Purchaser, Seller and each of the KBS Guarantors in the form of Exhibit V attached hereto (the “Inducement and Guaranty Agreement”);
4.2.1.1.15    four (4) duly executed original counterparts of that certain Amended and Restated Agreement of Limited Partnership of Seller in the form of Exhibit

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

W attached hereto executed by each of First States Investors 3300 B GP, LLC, KBS Acquisition Sub-Owner 3, LLC, and First States Group, L.P. (each of the current constituent partners of Seller) (the “Restated Partnership Agreement”). Seller shall also take all such actions as shall be reasonably requested by Purchaser to make the Restated Partnership Agreement fully effective (or evidence such effectiveness) as of the Closing;
4.2.1.1.16    four (4) duly executed original counterparts of that certain Amended and Restated Agreement of Limited Liability Company Operating Agreement of First States GP in the form of Exhibit X attached hereto executed by each of First States Group, L.P., a Delaware limited partnership and the then “Independent Member” of First States GP (the “Restated FS LLC Agreement”). Seller shall also take all such actions as shall be reasonably requested by Purchaser to make the Restated FS LLC Agreement fully effective (or evidence such effectiveness) as of the Closing; and
4.2.1.2    to Purchaser, each of the following:
4.2.1.2.1    any and all books, records, documentation or items constituting Intangible Personal Property in the possession or control of Seller or Seller’s Property Manager (as hereinafter defined) (it being understood that same may not be delivered, but may be left at the Property or made available for pick-up by Purchaser at Seller’s offices) to the extent, and in the form, previously maintained by Seller or Seller’s Property Manager’s ordinary course of business; and
4.2.1.2.2    to the extent in the possession or control of Seller, any Affiliate or the Seller’s Property Manager (defined below) (or its agents), all keys and passcards for the Property, with identification of the lock to which each such item relates.
4.2.2    Purchaser. On the Closing Date, Purchaser shall deliver or cause to be delivered to Seller at Closing each of the following (duly executed by Purchaser, if applicable):
4.2.2.1    the Cash Balance;
4.2.2.2    two (2) duly executed counterparts of the Assignment of Leases;
4.2.2.3    two (2) duly executed counterparts of the Assignment of Contracts;
4.2.2.4    three (3) duly executed counterparts of the Inducement and Guaranty Agreement
4.2.2.5    any and all documents reasonably customarily required from a purchaser by the Title Company in order to cause it to issue the Title Policy;

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

4.2.2.6     four (4) duly executed counterparts of the Restated Partnership Agreement executed by NFR – 3300 B Special GP, LLC, a Delaware limited liability company (the “NFR Special Partner”); and
4.2.2.7    all other documents reasonably and customarily required in order to complete the conveyance, transfer and assignment of the Property to Purchaser pursuant to the terms of this Agreement, provided that such documents are consistent with the terms of this Agreement, and do not increase Purchaser’s obligations hereunder or subject Purchaser to additional liability not otherwise contemplated by this Agreement.
4.2.3    Joint. On the Closing Date, Purchaser and Seller shall deliver to the other duly executed counterparts of (i) a closing statement (to be prepared by the Title Company or Seller and approved by Purchaser) and (ii) any transfer tax declarations, change of ownership forms or other similar instruments as may be required by law.
5.Due Diligence Contingency.
5.1    Procedure.
(a)    Purchaser shall have a period commencing on the Effective Date and ending at 5:00 p.m. (California time) on the date (the “Contingency Approval Date”) which is forty (40) days from the RFR Notice Delivery Date (hereinafter defined) (such period, the “Due Diligence Period”) within which to conduct, at its sole cost, risk and expense, any and all engineering, environmental, soils (excluding invasive testing and borings), economic, feasibility and other investigations, reviews, studies and tests of the Property, its conditions, Tenants, Leases, financial conditions and prospects which Purchaser may, in Purchaser’s good faith discretion, deem necessary or helpful to determine whether or not the Property is suitable for Purchaser’s intended use. Purchaser’s obligations under this Agreement shall be expressly conditional on Purchaser’s approval (in its sole but good faith discretion) of all such investigations, reviews, studies and tests relating to the Property (collectively, “Due Diligence Investigations”).
(b)    Purchaser shall notify Seller in writing (which written notice is referred to herein as “Purchaser’s Due Diligence Contingency Approval Notice”), on or before 5:00 p.m. (California time) on the Contingency Approval Date, TIME OF THE ESSENCE, if Purchaser has approved or disapproved its Due Diligence Investigations. In the event that Purchaser’s Due Diligence Contingency Approval Notice informs Seller that the Due Diligence Investigations are not approved by Purchaser, this Agreement shall terminate, Purchaser and Seller shall instruct the Escrowee to return the Deposit to Purchaser, and the parties hereto shall have no further obligations to the other hereunder, except as expressly provided in this Agreement. Purchaser’s failure to timely provide the Purchaser’s Due Diligence Contingency Approval Notice on or before the Contingency Approval Date shall without further notice from Seller to Purchaser be deemed to be the immediate and irrevocable disapproval of the Due Diligence Investigations and termination of this Agreement.

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

(c)    During the Due Diligence Period and prior to the Closing, Purchaser and its agents, engineers, surveyors, appraisers, auditors and other representatives (any of the foregoing, “Purchaser’s Agents”) shall have the right to enter upon the Property to inspect, examine, survey, obtain engineering inspections, test, appraise, and otherwise do that which, in the good faith opinion of Purchaser, is necessary or appropriate in connection with Purchaser’s purchase of the Property (and, on or before the Effective Date, Seller shall deliver to Purchaser a copy of the existing survey for the Property to the extent Seller is in possession or control of such survey). If requested in the written notice given by Purchaser to Seller pursuant to clause (d)(iii) below, Seller shall make reasonable efforts to cause a representative of Seller’s Property Manager to be available, at such times as requested in the notice, prior to the Closing to discuss with Purchaser matters relating to the Property.
(d)    Purchaser’s rights of entry and inspection pursuant to this Section 5 shall be subject to the following: (i) such rights of entry and inspection shall be subject to the rights of Tenants under the Leases (including, without limitation, not unreasonably impeding the normal day-to-day business operations of the Property); (ii) all inspections shall be during business hours on Business Days; (iii) no inspection shall be undertaken without at least five (5) Business Days advance notice; (iv) no entry, inspection or investigation of the Property shall involve the taking of samples or other physically invasive procedures without the prior written consent of Seller, which consent shall be in Seller’s sole discretion; (v) a representative of Seller shall be entitled to accompany Purchaser and its agents during any inspections; (vi) prior to any such entry or inspection, Purchaser shall deliver to Seller certificates reasonably satisfactory to Seller evidencing that Purchaser or Purchaser’s Agents carry and maintain (A) workmen’s compensation insurance, with statutory limits of coverage and (B) commercial general liability insurance (“CGL Insurance”), including a contractual liability endorsement, and personal injury liability coverage, which insurance shall be from an insurer reasonably acceptable to Seller, and in the case of the CGL Insurance (w) be primary and not contributing coverage, (x) have limits for bodily injury and death or damage to property of not less than $3,000,000 for any one occurrence, and (y) name Seller as an additional insured; and (vii) all rights of entry and inspection shall be at Purchaser’s sole cost, risk and expense and Purchaser shall, at its sole cost, fully repair any damage to the Property caused by its inspections, tests or studies at the Property; provided, however, that, notwithstanding any provision of this Agreement to the contrary, in no case shall Purchaser’s obligation to repair damage caused by Purchaser’s inspections, tests or studies apply to the extent any such damage to the Property (or change in the condition of the Property) is the result of the negligence or willful misconduct of Seller, Seller’s Property Manager or any of Seller’s employees, agents or contractors or any latent pre-existing, dangerous or hazardous condition, notice of which Seller has not provided to Purchaser prior to Purchaser’s entry (collectively, the “Liability Exceptions”). Purchaser hereby indemnifies and agrees to defend and hold Seller and Seller Parties (as defined below) harmless from and against any claim for losses, liabilities, expenses, costs (including, without limitation, reasonable attorneys’ fees), damage or injuries suffered or incurred by any of Seller or Seller Parties arising out of, resulting from, relating to or in connection with or from (i) damage to property or injury to persons arising from any such inspection by Purchaser or Purchaser’s Agents and (ii) any breach of the provisions of this Section 5, or any liens filed against Seller or the Property in connection

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

therewith, except to the extent the same result from the Liability Exceptions. The provisions of this Section 5(d) shall survive the Closing or the termination of this Agreement.
Purchaser shall, on the Contingency Approval Date, designate those Contracts then affecting the Property, if any, that Purchaser desires to remain in place and in force following the Closing (the “Approved Contracts”). Prior to or at the Closing, Seller shall, at Seller’s sole cost and expense, take all such action as shall be required or necessary to terminate in full all Contracts which are not Approved Contracts, which termination shall be as of the expiration of the notice period for termination of the applicable Contracts, which dates may be after the Closing.
5.2    Due Diligence Materials; Seller’s Books and Records.
5.2.1    Delivery and Availability of Due Diligence Materials. Purchaser hereby acknowledges receipt of copies of those certain reports and other written materials (“Initial Due Diligence Materials”) provided by Seller’s Broker relating to the Property described on Exhibit O attached hereto. Seller may elect, at its option, to provide additional records of Seller through posting of the same from time to time during the Escrow Period (defined below) on the following website: https://gkk.securevdr.com/?cmd=f&id=fo16a9d3-4725-48c3-816e-6b77ead
a1190 (the “DataSite”).
5.2.2    Examination of Records. Seller shall also make available for review and photocopying (at Purchaser’s expense) by Purchaser or its representatives at all times prior to the Closing at the offices of GKK Realty Advisors, LLC (“GKK” or “Seller’s Property Manager”) or on the DataSite, such other materials related to the Property, which are in the actual possession of Seller or GKK, as Purchaser may reasonably request (such materials, the “Additional Diligence Materials”); provided, that the foregoing obligation is not a Surviving Seller Representation (as hereinafter defined) and failure by Seller to provide any Additional Diligence Materials shall not entitle Purchaser to seek specific performance or extend the Contingency Approval Date or the Outside Closing Date as a result thereof. Notwithstanding any provision of this Agreement to the contrary, the following books and records (the “Excluded Records”) shall not be subject to review by Purchaser (including under this Section 5.2.2): all proprietary, privileged or confidential documents of Seller (or any Affiliate (defined below) thereof relating to (i) any financing of the Property, (iii) any Seller or Affiliate income or franchise tax returns, (iv) any appraisal or valuation of the Property, (v) any internal financial analysis or projections, (vi) any marketing studies or reports, (vii) any credit analysis, (viii) any prior offers to purchase the Property, (ix) any other materials related to Seller’s investment structure for purchasing and holding the Property which do not relate to matters reasonably relevant to ownership of the Property or (x) any matters subject to attorney-client privilege.
6.Title.
6.1    Deliveries.
6.1.1    Prior to the Effective Date, Escrowee has issued and delivered to Purchaser, and Purchaser acknowledges receipt of, a commitment to insure title for the Property,

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

together with copies of all written covenants, restrictions, easements and agreements which are listed as exceptions thereon (collectively, the “Preliminary Title Commitment”).
6.1.2    Within three (3) Business Days of the Effective Date, Seller shall cause to be delivered to Purchaser a copy of the most current ALTA survey affecting the Property in the possession of Seller.
6.2    Approval.
6.2.1    Purchaser shall have until 5:00 p.m. Pacific Time on the date which is thirty-two (32) days from the RFR Notice Delivery Date to review and approve or disapprove (by delivery of a written notice to Seller) (the “Original Title Objection Notice”) (a) the Preliminary Title Commitment and all supplements thereto obtained by Purchaser after the Effective Date but prior to the Contingency Approval Date, and all exceptions to title referred to therein, and (b) all matters which would be disclosed by an ALTA survey of the Land (collectively, the “Initial Title and Survey Matters”). If Purchaser specifies any objectionable matters (“Objected Title Matters”) in the Original Title Objection Notice, Seller agrees to notify Purchaser in writing (“Seller’s Initial Notice”) no later than three (3) Business Days prior to the Contingency Approval Date as to whether Seller will attempt to cure such defect(s) prior to the Closing. If Seller’s Initial Notice states that Seller refuses to cure such defect(s) (“Seller Refused Objected Title Matters”) prior to the Closing, Purchaser shall either (i) take title to the Property “as is” with respect to the matters set forth in the Original Title Objection Notice, which shall be evidenced by the Purchaser’s approval of the Due Diligence Investigations in the Purchaser’s Due Diligence Contingency Approval Notice, or (ii) in the event that Purchaser’s Due Diligence Contingency Approval Notice informs Seller that the Due Diligence Investigations are not approved by Purchaser, this Agreement shall terminate as set forth in Section 5.1(b). Purchaser unconditionally waives any right to object to the Initial Title and Survey Matters known to exist at the expiration of the Due Diligence Period not objected to in the Original Title Objection Notice (other than Objected Title Matters) and any Seller Refused Objected Title Matters (which matters, collectively with the Permitted Exceptions noted in this Agreement, shall thereafter be the “Permitted Exceptions”).
6.2.2    If exceptions to title appear on any update or continuation of the Preliminary Title Commitment (each a “Continuation”) first issued after the Contingency Approval Date which are not Permitted Exceptions, Purchaser shall notify Seller in writing (a “Subsequent Title Objection Notice”) thereof within the earlier of ten (10) Business Days after Purchaser receives such Continuation and the last Business Day prior to the Closing Date, TIME BEING OF THE ESSENCE. If Purchaser specifies any objectionable matters in the Subsequent Title Objection Notice, Seller agrees to notify Purchaser in writing (“Seller’s Subsequent Notice”) within ten (10) Business Days after its receipt of the Subsequent Title Objection Notice as to whether Seller will attempt to cure such defect(s) prior to the Closing. If Seller’s Notice states that Seller refuses to cure such defect(s) prior to the Closing, Purchaser shall have five (5) days after receipt of Seller’s Notice to notify Seller in writing of its election (the “Election Notice”) (i) to take title to the Property “as is” and consummate the Closing of the Property, (ii) terminate this Agreement, or (iii) if the defect is a lien caused by Seller that can be cured by a monetary payment not in excess of Fifty Thousand Dollars ($50,000.00), making such payment

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

of Fifty Thousand Dollars ($50,000.00) or less at the Closing and reducing by a like amount the cash due to Seller at the Closing. If Purchaser shall fail to deliver its Election Notice in the time prescribed above, Purchaser shall be deemed to have elected clause (ii) above. If Seller’s Initial Notice or Seller’s Subsequent Notice provides that Seller shall attempt to cure any defects described therein prior to the Closing, but Seller fails to do so prior to the Closing (as the same may be adjourned by Seller pursuant to Section 6.2.3), Purchaser may at the Closing elect clauses (i), (ii) or (iii) as set forth above. Seller’s failure to cure any of Purchaser’s objections raised in the Original Title Objection Notice or the Subsequent Title Objection Notice shall not be a default on Seller’s part, but shall give Purchaser the rights set forth in clauses (i) through (iii) of this Section 6.2.2. In the event Purchaser elects to terminate this Agreement, the obligations of Seller to sell, and Purchaser to buy, the Property as provided herein, and each of the parties’ obligations under this Agreement, except for those obligations hereunder which specifically survive such a termination, shall terminate. Upon termination of this Agreement by Purchaser pursuant to this Section 6.2.2, the Deposit and any interest thereon then held by Escrowee, if any, shall be returned to Purchaser.
6.2.3    Notwithstanding anything to the contrary contained in Sections 6.2.1 or 6.2.2, if Purchaser gives the Original Title Objection Notice and the Subsequent Title Objection Notice within the time allowed, then Seller shall have the right, at its option, to defer the Outside Closing Date one or more times for a period not to exceed ten (10) days in the aggregate, during which time Seller shall have the right, but not the obligation, to remove or otherwise resolve Purchaser’s objections contained in the Original Title Objection Notice or the Subsequent Title Objection Notice in accordance with Sections 6.2.1 and 6.2.2. Other than as required in Section 6.2 and in Section 12.1.2, nothing contained herein shall obligate Seller to expend any sums of money whatsoever in order to remove or otherwise resolve Purchaser’s objections contained in the Original Title Objection Notice or the Subsequent Title Objection Notice.
6.3    Conveyance of Title. At the Closing, the Title Company shall issue to Purchaser an owner’s extended coverage policy of title insurance (in the form customary in the jurisdiction in which the Property is located) covering the Property, dated as of the Closing in the full amount of the Purchase Price (the “Title Policy”). The Property shall be conveyed subject to the Permitted Exceptions described on Exhibit J (and such other matters as Purchaser shall be deemed to have approved in accordance with Section 6.2).
7.Seller’s Representations, Warranties and Covenants.
7.1    Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as follows:
(a)    Seller is duly organized and validly existing under the laws of its state of formation. Seller owns the Property and has the right, power and authority to enter into this Agreement and to convey the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
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(b)    Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each Transaction Document to which Seller is or shall be a party, and upon the execution and delivery of any Transaction Document to be delivered by Seller on or prior to the Closing, this Agreement and such other Transaction Documents shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. The individual(s) executing this Agreement and the documents contemplated hereby on behalf of Seller have full power and authority to legally bind Seller.
(c)    Each KBS Guarantor is duly organized and validly existing under the laws of its state of formation and has the right, power and authority to enter into the Transaction Documents to which it is a party and to perform and observe the terms and provisions thereof.
(d)    Each KBS Guarantor has taken all necessary action to authorize the execution, delivery and performance of each Transaction Document to which it is or shall be a party, and upon the execution and delivery of any Transaction Document to be delivered by a KBS Guarantor on or prior to the Closing, such Transaction Document shall constitute the valid and binding obligation and agreement of such KBS Guarantor, enforceable against such KBS Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. The individual(s) executing the Transaction Documents on behalf of each KBS Guarantor have full power and authority to legally bind such KBS Guarantor.
(e)    Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller and/or the Property is bound.
(f)    To Seller’s actual knowledge, Seller has not received any written notice of (i) any pending or threatened suit, action or proceeding, which (A) if determined adversely to Seller, materially and adversely affects the use or value of the Property or any portion thereof, or (B) questions the validity of this Agreement, any Transaction Document or any action taken or to be taken pursuant hereto, or (C) involves condemnation or eminent domain proceedings involving the Property or any portion thereof, or (ii) any Violations (as hereinafter defined) against or affecting the Property.
(g)    Seller delivered the Landlord’s Preliminary Notice (defined below) to Wells on November 9, 2011. Seller has not amended or revoked such Landlord’s Preliminary Notice. Seller has not received a Wells Exercise Period Extension Notice (defined

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

below) or a Wells RFR Exercise Notice (defined below) with respect to the Property or any notice of a Wells Refutation (defined below).
(h)    Neither Seller nor to Seller’s actual knowledge any of Seller’s respective constituents or affiliates (which shall include for purposes of this Section 7.1(h) and Section 7.1(i) each of the KBS Guarantors) nor any of their respective agents acting or benefiting in any capacity in connection with the purchase of the Property is in violation of any laws relating to terrorism or money laundering, including but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), as amended from time to time, and the U.S. Bank Secrecy Act of 1970, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and as otherwise amended from time to time (collectively, with the Executive Order, the “Anti-Terrorism Law”).
(i)    Neither Seller nor any of Seller’s respective constituents or affiliates nor any of their respective agents acting or benefiting in any capacity in connection with the purchase of the Property is a “Prohibited Person” under the Anti-Terrorism Law.
(j)    Seller has not (and each of the KBS Guarantors has not) (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (D) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.
(k)    Seller has not entered into any other agreement of sale for any of the Property with any party other than Purchaser.
7.2    Changes. At the Closing, Seller shall deliver to Purchaser the update certificate in the form of Exhibit P, remaking as of the Closing the representations and warranties set forth in Section 7.1, which may be updated to conform to changes arising after the date of this Agreement in relevant facts not caused by a breach by Seller of any obligation under this Agreement (the “Update Certificate”). Seller shall have the right to cure any misrepresentation or breach noted in (or created by) the Update Certificate and shall be entitled to a reasonable adjournment of the Closing (not to exceed ten (10) days) for the purpose of such cure. Seller reserves the right, at its sole discretion, at any time during such period to notify Purchaser that it no longer elects to endeavor to effect any such cure (the “Representation Notice”) in which event Purchaser shall have two (2) Business Days from Purchaser’s receipt of the Representation Notice in which to notify Seller of its election as provided in the next succeeding sentence. If Seller is unable or elects not to so cure any such change, misrepresentation or breach, then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect original representations or warranties, shall elect either (i) to waive such misrepresentations or breaches or representations or warranties and consummate the transaction without any reduction of or credit against the Purchase Price, or (ii) to terminate this Agreement by notice given to Seller within such two (2) Business Day period, in which event this Agreement shall terminate,

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
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the Deposit and all interest thereon, if any, shall be returned to Purchaser and neither party shall have any further liability to the other hereunder, except as may otherwise be expressly provided herein. The untruth, inaccuracy or incorrectness of a Seller's representation or warranty shall be deemed material only if Purchaser's aggregate damages (including a diminution in the value of the Property) resulting from any such untruths, inaccuracies or incorrectness are reasonably estimated to exceed three percent (3%) of the Purchase Price.
7.3    Seller’s Covenants and Agreements.
(a)    Leasing Arrangements. During the pendency of this Agreement, Seller will not enter into any new lease affecting the Property or amend or modify any Lease or approve any assignment or sublease (to the extent Seller’s approval is required under the Lease in question) without Purchaser’s prior written consent, in its sole discretion, in each instance, unless an assignment or sublease is pursuant to a lease that provides (or is subject to prevailing law that requires) Seller’s consent not to be unreasonably withheld or delayed or conditioned, in which case Purchaser may grant such consent if it has no reasonable ground to withhold such consent.
(b)    New Contracts. During the pendency of this Agreement, Seller will not enter into any contract, or modify, amend, renew or extend any existing Contract that will be an obligation affecting the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent, in its sole discretion, in each instance, other than any agreements, modifications or amendments required by existing agreements or reasonably necessary for health or safety purposes, and which are cancelable by Seller on thirty (30) days’ or less notice without penalty or premium..
(c)    Operation of Property. During the pendency of this Agreement, Seller shall continue to operate the Property in a good and businesslike fashion consistent with Seller’s past practices.
(d)    Insurance. During the pendency of this Agreement, Seller shall, at its expense, continue to maintain the insurance policies covering the Improvements which are currently in force and effect; provided that Seller may make such reasonable modifications to such policies as it deems necessary.
(e)    Information. As and when Seller receives or discovers any action, information or documentation required to be delivered to Purchaser under this Agreement, it will promptly deliver same to Purchaser.
(f)    Encumbrances. Seller shall not further encumber any Property or any part thereof, or convey, lease or transfer any interest therein (or permit the encumbrance, conveyance, lease or transfer thereof) without Purchaser’s prior written consent, in its sole discretion, in each instance.
(g)    Non-Transferable Letters of Credit. If one or more Security Deposit is wholly or partially comprised of a letter of credit (collectively, the “Letters of

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
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Credit”), Seller shall use commercially reasonable efforts to transfer the Letters of Credit to Purchaser as of the Closing Date, the cost and expense of which Purchaser shall pay. As to those Letters of Credits which are not transferred to Purchaser at the Closing (collectively, the “Non-Transferable Letters of Credit”), Seller and Purchaser shall reasonably cooperate with each other following the Closing so as to transfer the same to Purchaser and cause Purchaser to be the beneficiary thereunder or to obtain a replacement letter of credit showing Purchaser as the beneficiary thereunder. Until the Non-Transferable Letters of Credit shall be transferred to Purchaser or replaced, as aforesaid, Purchaser shall hold the same, but upon request may deliver the same to Seller (if necessary), who shall then draw upon the same and deliver the proceeds to Purchaser or return the same to the applicable Tenant, in each case, upon Purchaser’s written instruction. Seller shall also deliver to Purchaser at the Closing such documentation, including, without limitation, sight drafts executed in blank, as Purchaser shall reasonably require in connection with drawing under the Non-Transferable Letters of Credit in Seller’s name. Purchaser shall indemnify and hold Seller harmless from any and all losses, costs, damages, liens, claims, counterclaims, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by Seller as the result of Seller taking any steps pursuant to a request of Purchaser, including drawing, or seeking to draw, on any Tenant’s Letter of Credit Security Deposit. The provisions of this Section 7.3(g) shall survive the Closing.
(h)    Wells Tenant Estoppel Certificate. Seller shall exercise its reasonable efforts to obtain from Wells a Tenant estoppel certificate in the form of Exhibit K attached hereto (the “Wells Tenant Estoppel Certificate”), completed in full, dated as of a date not earlier than forty five (45) days prior to the Closing Date and executed by an authorized signatory of Wells. In connection with such Seller efforts, as required by Section 7.4 of the Wells Lease, Seller shall provide to Wells (concurrently with its request for the Wells Tenant Estoppel Certificate) a landlord estoppel certificate in the form of Exhibit E-2 to the Wells Lease executed by Seller. Seller shall reasonably coordinate with Purchaser as to the timing of such request and shall provide copies to Purchaser of Seller’s request for the Wells Tenant Estoppel Certificate (including a copy of the landlord estoppel certificate) promptly following delivery to Wells of such request. In addition, Seller shall cooperate with any Purchaser request of Seller to request an estoppel certificate from Wells specified by Purchaser relating to the Master Agreement contemplated by Section 17 of the Master Agreement.
(i)    Purchaser Lender SNDA. Seller shall request from Wells a subordination nondisturbance and attornment agreement (the “Purchaser Lender SNDA”) in favor of Purchaser’s first priority mortgage lender with respect to the Property on such lender’s standard form therefor; provided, however, that delivery of the Purchaser Lender SNDA shall not be a Condition Precedent to the Closing except as set forth in this Section 7.3(i) with respect to Seller’s reasonable efforts to obtain the same, subject, in all respects, to the provisions of the Wells Lease.
8.Purchaser’s Representations and Warranties and Covenants.

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

8.1    Purchaser Representations and Warranties. Purchaser represents and warrants to Seller as follows, which representations and warranties shall be effective as of the Effective Date and subject to Section 8.2, on the Closing Date.
(a)    Purchaser is duly organized and validly existing under the laws of Purchaser’s state of formation. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof. This representation shall survive the Closing or the termination of this Agreement.
(b)    Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. This representation shall survive the Closing or the termination of this Agreement.
(c)    Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
(d)    Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
(e)    Neither Purchaser nor any of Purchaser’s respective constituents or affiliates nor any of their respective agents acting or benefiting in any capacity in connection with the purchase of the Property is in violation of any laws relating to terrorism or money laundering, including but not limited to, the Anti-Terrorism Law.
(f)    Neither Purchaser nor any of Purchaser’s respective constituents or affiliates nor any of their respective agents acting or benefiting in any capacity in connection with the purchase of the Property is a “Prohibited Person” under the Anti-Terrorism Law.
8.2    Purchaser shall promptly notify Seller of any event or circumstance which makes any representation or warranty by Purchaser under this Agreement incomplete, inaccurate or incorrect in any material respect.

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
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9.Condition of Property. Except as otherwise specifically provided in this Agreement, Seller makes no representation, promise or guaranty with respect to the accuracy or completeness of any due diligence materials and/or Property information provided to Purchaser under this Agreement, the condition or character of any Property (including without limitation the subsoil condition thereof) or the use or uses to which any Property may be put. Purchaser acknowledges that Purchaser has the right to make the examinations and investigations described in this Agreement, and except for reliance upon Seller’s express representations, warranties and covenants set forth in this Agreement, that Purchaser is relying on this right in order to satisfy itself as to the character, condition and operation of the Property. Purchaser further acknowledges that (i) except as otherwise specifically provided in this Agreement, Purchaser will be purchasing the Property on the basis of its examination and investigation and not in reliance on any representation or warranty of Seller or any agent, employee or representative of Seller (not expressly contained in this Agreement) and (ii) the Property is being sold in “AS IS, WHERE IS” condition “WITH ALL FAULTS.”
10.Compliance with Laws. Subject to the provisions of this Agreement, the Property is sold and in the event of a Closing hereunder, Purchaser shall accept same, subject to any and all violations of law, rules, regulations, ordinances, orders, or requirements noted in writing issued by any Federal, state, county, municipal, or other department or government agency having jurisdiction against or affecting the Property whenever noted or issued (collectively, “Violations”) and any conditions which could give rise to any Violations. Seller shall have no obligation to cure or remove any Violations. If any such notice or communication is received by Seller after the date of this Agreement, Seller shall promptly notify Purchaser in writing.
Whenever a representation in this Agreement is qualified by the phrase “to Seller’s knowledge”, or by words of similar import, the accuracy of such representation shall be based solely on the actual (as opposed to constructive or imputed) knowledge of Brian Ragsdale, who is an individual (the “Designated Representative”) employed by a direct or indirect owner of Seller with the most knowledge regarding the applicable representations, without independent investigation or inquiry of any kind and without any duty to make any such investigation or inquiry. Purchaser acknowledges that the Designated Representative is named solely for the purpose of defining the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from the Designated Individual to Purchaser and Purchaser agrees that the Designated Individual shall not have any liability under this Agreement or in connection with the transactions contemplated hereby.
11.Apportionments at Closing; Transfer Taxes; Closing Costs.
11.1    Apportionments. The following charges, pro-rations and apportionments shall be made on a per diem basis between Purchaser and Seller at Closing as of 12:01 A.M. Pacific Time on the Closing Date on the basis of a 365-day year, with Purchaser deemed the owner of the Property on the entire Closing Date:
11.1.1    Real Estate Taxes.

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
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(a)    All non-delinquent real estate taxes, personal property taxes, assessments, rent taxes and business improvement district assessments (if any) against the Property shall be apportioned on a per diem basis between Purchaser and Seller as of the date of the Closing, and all tax adjustments shall be based on the fiscal year of January through December. Subject to Section 11.1.6, if Closing occurs at a date when the current year’s millage is not fixed and the current year’s assessment is available, then taxes will be prorated based on such assessment and the prior year’s millage. Subject to Section 11.1.6, if the current year’s assessment is not available, then taxes will be prorated based on the prior year’s taxes. Subject to Section 11.1.6, if there are completed improvements on the Land by January 1st of the year of the Closing, which improvements were not completed on January 1st of the prior year, then real estate taxes shall be prorated based upon the prior year’s millage and at an equitable assessment to be agreed upon by Seller and Purchaser.
(b)    If any tax reduction proceedings in respect of the Property relating to any fiscal years ending prior to the fiscal year in which the Closing occurs, are pending at the time of the Closing, Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, however, that Seller shall not settle any such proceeding without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Purchaser shall reasonably cooperate with Seller in connection with the prosecution of any such tax reduction proceedings.
(c)    Subject to the rights of the Tenants under the Leases, any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to the period prior to the date of the Closing shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes applicable to the period from and after the date of the Closing shall belong to and be the property of Purchaser. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Seller and Purchaser in proportion to the gross amount of such refunds or savings payable to Seller and Purchaser, respectively, except that Purchaser’s liability for such fees and other expenses shall not exceed the refund or savings so obtained.
11.1.2    Rent, Income.
(a)    All Rent collected under the Leases (including all prepaid Rent previously collected by Seller) shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and approved by Purchaser prior to the Closing. Purchaser shall receive at the Closing a credit for Purchaser’s pro rata share of the Rent and all other payments payable for the month of the Closing and for all other Rent and other amounts that apply to periods from and after the Closing, but which were actually received by Seller prior to the Closing.
(b)    Delinquent Rent shall not be accrued or prorated at the Closing. Any Delinquent Rent that is paid after the Closing Date shall, subject to the terms below, be paid to Seller and, if Delinquent Rent is received by Purchaser, Purchaser shall pay the Delinquent Rent to Seller promptly after collection by Purchaser; provided, however, that all Rent collected after the Closing Date shall be applied (i) first, to the month in which the

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
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Closing occurs, prorated between Seller and Purchaser as provided above in subsection (a); (ii) next, to Purchaser, for application to all Rents due and owing after the date of the Closing; (iii) next, to Seller, for application to all Rents due and owing for the period prior to the month in which the Closing occurs; and (iv) last, the balance thereof to Purchaser. Seller shall deliver to Purchaser any Rents Seller receives after the Closing for allocation by Purchaser pursuant to this subsection (b). At the Closing, Seller shall deliver to Purchaser a schedule of all Delinquent Rent and other sums owed by Tenants, and Purchaser shall include the amount of such Rent and other sums in the bills thereafter submitted to the Tenants in question after the Closing, and shall continue to do so for six (6) months thereafter. Following the Closing, Seller shall not separately pursue Tenants (by litigation or otherwise) for payment of Delinquent Rent unless the Tenant in question is no longer a tenant of the Property.
(c)    If the Property is affected by any assessment imposed by any governmental authority which is or may become payable in annual installments, then Seller shall pay the unpaid installments of any such assessment which are due and payable on or before the Closing Date, and Purchaser shall assume full responsibility for the payment of all installments which become due and payable after the Closing Date.
(d)    Seller, as landlord under the Leases, is currently collecting from Tenants additional Rent to cover taxes, insurance, utilities, maintenance, and other operating costs and expenses incurred by Seller in connection with the ownership, operation, maintenance and management of the Property (such expenses, collectively, “Expenses” and such collections, collectively, “Collections”). Collections for the month in which the Closing occurs shall be prorated in the same manner as other Rents. Prior to the Closing, Seller shall reconcile all Collections and Expenses for the calendar year preceding the year in which the Closing occurs with the Tenants. Subsequent to the Closing, Purchaser shall calculate adjustments for Expenses incurred and Collections received for the year of the Closing and shall prepare and present to Seller a calculation of Collections received and Expenses incurred by each of Seller and Purchaser attributable to each party’s period of ownership, together with reasonable verification of same. The parties shall make the appropriate adjusting payment between them within thirty (30) days after delivery to Seller of Purchaser’s calculation, it being understood that, in connection with the determination of said adjusting payment, Purchaser shall not be responsible to pay to or credit Seller any underpayment by the Tenants unless such amounts are actually collected by Purchaser. Seller shall indemnify, defend and hold Purchaser harmless from and against any and all loss, cost, damage or expense incurred by Purchaser (including, but not limited to, reasonable attorneys’ fees) resulting from any amounts Seller is required to refund or credit to Tenants because Collections actually received by Seller for the calendar year preceding the year in which the Closing occurs, all prior years and that portion of the calendar year in which the Closing occurs prior to the Closing exceeded Expenses for such period (including such amounts arising from tax refunds received by Seller), and at Purchaser’s request, Seller shall pay directly to such Tenants such amounts which are payable to the Tenants under the Leases and deliver to Purchaser evidence of such payment.
11.1.3    Security Deposits. At the Closing, (a) Seller shall credit to the account of Purchaser the amount of all Security Deposits which are in the possession of Seller

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RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
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and not previously applied in accordance with the terms of the Leases and (b) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property which are duly assigned to Purchaser at the Closing and Seller shall be entitled to recover from the utility companies any such deposits that are not so credited. After Seller’s credit of the Security Deposits to Purchaser under clause (a) hereof, Purchaser shall assume the obligations for the return of such Security Deposits and shall indemnify and hold Seller harmless from and against any claims for the return of such Security Deposits credited to the account of Purchaser.
11.1.4    Tenant Inducement Costs. Subject to the provisions of this Section 11.1.4, Purchaser shall be responsible for the payment of all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which are set forth in a Lease or amendment to Lease entered into after the Effective Date with Purchaser’s consent in accordance with the provisions of this Agreement. Seller shall be responsible for the payment of all Tenant Inducement Costs and all leasing commissions set forth on Exhibit Q attached hereto (such Tenant Inducement Costs and leasing commission, collectively, the “Seller Inducements”). If, as of the Closing, Seller has paid any Seller Inducements for which Purchaser is responsible pursuant to the forgoing provisions, Purchaser shall reimburse Seller therefor at the Closing. If, as of the Closing, Seller shall not have paid any Seller Inducements for which Seller is responsible pursuant to this Section 11.1.4, Purchaser shall receive a credit against the Purchase Price at the Closing in such amounts. After Seller’s credit against the Purchase Price pursuant in respect of the Seller Inducements for which Seller is responsible, Purchaser shall assume the obligations for the payment of such Seller Inducements to the applicable parties and shall indemnify, defend and hold Seller harmless from and against any claims made by any person in respect of such Seller Inducements (for which Purchaser has received a credit). For purposes hereof, the term “Tenant Inducement Costs” shall mean any payments required under a Lease to be paid by the landlord thereunder to (or for the direct benefit of) the Tenant thereunder which is in the nature of a tenant inducement, including specifically, tenant improvement costs, and design and refurbishment allowances. The term “Tenant Inducement Costs” shall not include legal fees or loss of income resulting from any free rental period; it being agreed that Seller shall bear the loss resulting from any free rental period until the date of the Closing and that Purchaser shall bear such loss from and after the Closing Date.
11.1.5    Direct and Other Charges. Seller shall pay all utility charges and other operating expenses attributable to the Property for all periods prior to the Closing (except for those utility charges and operating expenses payable directly to the utility company or service provider by the Tenants in accordance with the Leases (“Direct Charges”)) and Purchaser shall pay all utility charges and other operating expenses (other than Direct Charges) attributable to the Property for the periods on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at the Closing based on the last available reading, and post-closing adjustments between Purchaser and Seller shall be made within twenty (20) days after the date that actual consumption for such pre-closing period is determined. Purchaser shall arrange with such services and companies to have accounts opened in Purchaser’s name beginning on the Closing Date. Seller shall take no action to cause any interruption in any utility service to the Property

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and shall reasonably cooperate (at no expense to Seller) with Purchaser’s requests designed to avoid interruptions in service.
11.1.6    Adjustment. If at any time following the Closing Date, the amount of an item listed or prorated in Section 11 shall prove to be incorrect (whether as a result of an error in calculation or lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of reasonable proof of such error, provided that notice of such error. The provisions of this Section 11.1.6 shall survive the Closing indefinitely and not be merged therein. All prorations shall be made based on the number of calendar days in such year or month, as the case may be. Either party owing the other party a sum of money based on proration(s) calculated after the Closing Date shall promptly pay said sum to the other party, together with interest thereon at six percent (6%) per annum from the date the invoice is delivered to the date of payment, if payment is not made within thirty (30) days after delivery of a bill therefor.
11.2    Transfer Tax/Documentary Stamps. Seller shall pay all of the Transfer Taxes imposed in connection with the Closing and recording of the Deed (“Seller’s Transfer Tax Share”).
11.3    Closing Costs.
(a)    Seller shall pay at Closing:

(i)	all recording fees due on recording of corrective instruments, if any;

(ii)	Seller’s Transfer Tax Share;

(iii)	Seller’s attorney’s fees and costs;

(iv)	one-half of all escrow fees charged by Escrowee; and

(v)	all recording fees due on recording of certificates of satisfaction or UCC termination of existing liens, if any.
All costs and expenses to be paid by Seller at the Closing shall be disbursed from the balance of the Purchase Price payable by Purchaser at the Closing and shall reduce the net cash payable to Seller.
(b)    Purchaser shall pay at or prior to the Closing:

(i)	all recording fees due on the Deed;

(ii)	the cost of any survey obtained by Purchaser;

(iii)	all costs and expenses of any financing of Purchaser’s acquisition of the Property (including, without limitation, all intangible taxes,

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documentary stamp taxes and recording and filing fees due on any financing document, and lender’s attorneys’ fees and expenses);

(iv)	Purchaser’s attorney’s fees and costs;

(v)	one-half of all escrow fees charged by Escrowee; and

(vi)	all title insurance premiums on the Title Policy and all premiums for endorsements.
12.Conditions Precedent.
12.1    Purchaser’s Conditions Precedent. The obligations of Purchaser under this Agreement are contingent upon the satisfaction (or written waiver by Purchaser) of each and all of the following conditions precedent (“Conditions Precedent”) on or before the Outside Closing Date:
12.1.1    Representations. Each and every representation and warranty of Seller set forth in Section 7.1 above shall be true, complete and correct in all material respects as of the Closing Date, subject to the provisions of Section 7.2.
12.1.2    Title Policy. The Title Company shall be irrevocably committed to issue the Title Policy (subject only to the Permitted Exceptions) at and as of the Closing in accordance with Section 6.2 hereof. Seller covenants and agrees to satisfy in full and eliminate as an encumbrance to title on the Property on or before the Closing all mortgages, deeds of trust and financing statements affecting the Property.
12.1.3    No Default. Seller and the KBS Guarantors shall have performed in full all, of its and their obligations to be performed hereunder (including, without limitation, execution and delivery by the KBS Guarantors of the Inducement and Guaranty Agreement) at or prior to the Closing, unless cured by the Closing.
12.1.4    No Litigation. There shall be no litigation, suit, action or other proceeding pending or threatened which, if successful, would have a material adverse effect on Seller’s (or the KBS Guarantors’) ability or authority to perform its (or their) obligations under this Agreement or the Transaction Documents or would materially and adversely affect the value of Purchaser’s rights in the Property following the Closing.
12.1.5    Seller Authority. Seller shall have provided evidence satisfactory to (i) the Title Company that all necessary corporate, partnership, trust and limited liability company authority and approvals have been issued and obtained from Seller and (ii) Purchaser that all necessary corporate, partnership, trust and limited liability company authority and approvals have been issued and obtained for or from each of the KBS Guarantors.

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12.1.6    Wells Tenant Estoppel. Seller shall have delivered to Purchaser the Wells Tenant Estoppel Certificate executed by Wells with no material changes contained therein.
12.1.7    Expiration of the Wells Purchase Right. The Landlord’s RFR Notice Delivery Package (defined below) shall have been delivered to Wells and Wells shall not have delivered a Wells RFR Exercise Notice (defined below) during the RFR Exercise Period (as that term is defined in the Wells Lease). Following delivery to Wells of the Landlord Transfer Notice Package (defined below), no notice of a Wells Refutation (defined below) shall have been received by either Purchaser or Seller and ten (10) Business Days shall have elapsed following delivery to Wells of the Landlord Transfer Notice Package.
13.Time of the Essence. Time wherever specified herein for satisfaction of conditions or performance of obligations of Purchaser is of the essence of this Agreement.
14.Possession and Condition.    Subject to the express provisions of this Agreement, it is understood and agreed that the Property is being purchased by Purchaser in its present physical “as is” condition. At the Closing, Seller shall transfer to Purchaser possession of the Property in substantially the same condition the Property is in on the date hereof, reasonable wear and tear excepted and subject to the terms and conditions of Sections 16 and 17 hereof.

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15.PURCHASER’S DEFAULT. IF (A) PRIOR TO THE DATE THAT IS THREE (3) DAYS BEFORE THE CLOSING DATE, PURCHASER FAILS TO PERFORM ANY OF ITS MATERIAL OBLIGATIONS UNDER THIS AGREEMENT WITHIN THREE (3) DAYS AFTER WRITTEN NOTICE THEREOF FROM SELLER, OR (B) THE CLOSING SHALL NOT OCCUR AS THE RESULT OF PURCHASER’S DEFAULT UNDER THIS AGREEMENT, IN EACH CASE, SELLER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO ESCROWEE AND PURCHASER, AND UPON SUCH TERMINATION, ESCROWEE SHALL IMMEDIATELY DELIVER THE DEPOSIT AND ALL INTEREST THEREON TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES; PROVIDED, HOWEVER, THAT SUCH TERMINATION SHALL NOT LIMIT SELLER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES UNDER THIS AGREEMENT, NOR WAIVE OR AFFECT PURCHASER’S AND SELLER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT IN THE EVENT THE CLOSING SHALL NOT OCCUR ON ACCOUNT OF THE DEFAULT OF PURCHASER, SELLER SHALL INCUR EXPENSES AND LOSSES IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY SUCH BREACH BY PURCHASER AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS OF RESULT OF SUCH PURCHASER DEFAULT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

/s/ DES	/s/ VP
SELLER’S INITIALS	PURCHASER’S INITIALS

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16.Seller’s Default.
In the event of Seller’s Default (as hereinafter defined)), Purchaser, at its sole option and as its sole and exclusive remedy, may either (a) terminate this Agreement, in which event (i) Escrowee shall refund to Purchaser the Deposit, together with all interest thereon, if any, and (ii) Seller shall reimburse Purchaser for its actually incurred out-of-pocket expenses not to exceed an amount of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (the “Capped Expenses Amount”), and neither party shall thereafter have any further right or obligation hereunder, other than the surviving obligations expressly provided for herein, or (b) within forty-five (45) days after any rights of Purchaser arise due to a Seller’s Default, bring an action in equity against Seller for specific performance. “Seller’s Default” shall mean Seller’s failure to perform its obligation to convey the Property to Purchaser in accordance with the terms of this Agreement (as opposed to the failure of a condition listed in Section 12.1 over which Seller had no reasonable control), provided: (1) the reasons for such refusal do not include conditions beyond Seller’s reasonable control or the non-conformance of title with the conditions described in Section 6.2; and (2) Purchaser has satisfied all conditions required to be satisfied by it under this Agreement, is not otherwise in default under this Agreement, and is ready, willing and able to perform all of its obligations under this Agreement and to deliver the Purchase Price due Seller under this Agreement (without tender thereof being required). In no event may Purchaser bring an action against Seller for damages or seek any remedy (whether or not in an action at law or in equity) against Seller on account of a Seller’s default prior to the Closing that could require Seller to pay any monies to Purchaser (other than the Capped Expenses Amount) whether characterized as damages or otherwise (except for an action (i) to compel Escrowee to return the Deposit to Purchaser if Purchaser is, in fact, entitled to the return thereof in accordance with this Agreement or (ii) with respect to any failure of Seller to pay the Break-Up Fee (defined below) (if applicable) under Section 35.2.3). The untruth or inaccuracy of any representation or warranty of Seller shall not entitle Purchaser to pursue damages or specific performance under this Section 16, but shall be governed by Section 33 of this Agreement.
17.Casualty Loss and Condemnation.
If, prior to the Closing, all or any portion of the Property is (i) taken or rendered unusable for its current purpose or reasonably inaccessible by eminent domain, (ii) subject of a pending or threatened taking which has not been consummated (clauses (i) and (ii) referred to herein as “Condemnation”, or (iii) destroyed by fire or other casualty (“Casualty Event”) (any of Condemnation or Casualty Event, an “Interruption Event”), then Seller shall so notify Purchaser of such fact or facts in writing, and:
17.1    Material Event. If an Interruption Event (a) would result (in Purchaser’s reasonable opinion) in Restoration Costs (defined below) in excess of four percent (4%) of the Purchase Price or (b) in the event of a Condemnation, would prevent public access to the Property or result in any material and adverse loss of parking at the Property (which is defined as the loss of use of five percent (5%) or more of the Property’s parking stalls, or (c) would entitle Wells to terminate its Lease (any such event is referred to herein as a “Material Event”), then Purchaser shall have the option to terminate this Agreement (by written notice given to Seller

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within fifteen (15) days of receipt of notice of the applicable Material Event; provided, however, if Purchaser shall elect to terminate this Agreement as a result of a Casualty Event, Seller may, at its option, by written notice to Purchaser (the “Casualty Vitiation Notice”) within five (5) days after Seller’s receipt of written notice from Purchaser exercising such termination right, notify Purchaser that it intends to repair the damage caused by such Casualty Event at its sole cost and expense, and Seller may, upon such notice, postpone the Closing for a period of time reasonably necessary, but not to exceed twenty (20) days in the aggregate, to make such repairs. “Restoration Costs” means the sum of (i) all costs required or necessary to fully restore all damage to the Property, including all parking facilities and amenities (in the case of a Casualty Event), to its condition prior to such Casualty Event or provide for a fully restored and functioning Property (including all parking facilities and amenities) (in the case of a Condemnation) (with the area of loss limited only to the area so condemned)) and (ii) all rental loss and rental abatement to be suffered in connection with the Material Event in question. If Purchaser elects to terminate this Agreement pursuant to this Section 17.1 and Seller elects not to send the Casualty Vitiation Notice to Purchaser as set forth in this Section 17.1, the Deposit shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement, except those rights and obligations under this Agreement which expressly survive such a termination; and
17.2    Non-Material Event.
17.2.1    If either (x) an Interruption Event is not a Material Event or (y) Purchaser elects not to terminate this Agreement as set forth in Section 17.1, Purchaser shall accept the Property in its then “as is” condition with no abatement of the Purchase Price, and at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, (i) if the Interruption Event is a Condemnation, all of Seller’s interest in and to all awards for such Condemnation, and (ii) if the Interruption Event is a Casualty Event, all of Seller’s interest in and to all casualty insurance proceeds (including business interruption and/or rental value insurance proceeds) payable in connection with such Casualty Event (except that the proceeds of any business interruption or rental value insurance payable to Seller shall be apportioned as of the Closing Date), together with a credit against the Purchase Price in the amount of any deductible payable by Seller in connection with such casualty coverage, less, in each instance of Condemnation awards or casualty insurance proceeds, as the case may be, the amount thereof expended in good faith by Seller in the collection thereof or in the restoration or protection of the Property.
17.2.2    Seller shall promptly and expeditiously take all action and execute all such documents (all at Seller’s sole cost and expense) as Purchaser shall in good faith request of Seller following the Closing in order for Purchaser to fully obtain all Condemnation awards and casualty insurance proceeds assigned to Purchaser by Seller pursuant to Section 17.2.1. The rights and obligations of Purchaser and Seller under Sections 17.1 and 17.2 shall survive the Closing and the delivery of the deed, without restriction as to time.
18.Notices. All notices (including, without limitation, approvals, consents and exercises of rights or options) required by or relating to this Agreement shall be in writing and

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shall either be (i) hand delivered, (ii) delivered by nationally recognized overnight courier service or (iii) electronic mail (provided that any delivery by electronic mail is also simultaneously deposited for delivery by one of the delivery methods set forth in subsections (i) or (ii)). All notices shall be addressed to the other respective party at its address above set forth, or at such other address as such other party shall designate by notice, and shall be effective when delivered to such address.
19.Brokers. Seller hereby indemnifies and holds Purchaser harmless from and against any and all claims for any commission, fee or other compensation by any person or entity, including Eastdil Secured, L.L.C. (“Eastdil”), but excluding Purchaser’s Broker, who shall claim to have dealt with Seller in connection with this transaction, and for any costs and expenses incurred by Purchaser in connection with any such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Purchaser hereby indemnifies and holds Seller harmless from and against any and all claims for any commission, fee or other compensation by any person or entity, including Wilson Commercial, Stan Johnson and Company (“Purchaser’s Broker”), but excluding Eastdil, who shall claim to have been engaged by Purchaser in connection with this transaction, and for any costs and expenses incurred by Seller in connection with any such claims, including, without limitation, reasonable attorneys’ fees and disbursements. The provisions of this Section 19 shall survive the Closing or any earlier termination of this Agreement.
20.Whole Agreement; Amendments. This Agreement and the Transaction Documents sets forth all of the agreements, representations, warranties and conditions of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, representations, warranties and conditions. The exhibits, schedules and riders referred to above constitute parts of this Agreement. No alteration, amendment, modification or waiver of any of the terms or provisions hereof, and no future representation or warranty by either party with respect to this transaction, shall be valid unless the same be in writing and signed by the party against whom enforcement of same is sought.
21.Captions; Pronouns. The captions of the sections of this Agreement are for convenience only and have no meaning with respect to this Agreement or the rights or obligations of the parties hereto. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein: “hereof”, “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole; “Agreement” includes these presents as supplemented or amended from time to time by written instrument(s) entered into by Seller and Purchaser; “Purchaser” includes Purchaser’s heirs, successors and assigns; “Seller” includes Seller’s successors and assigns; and “parties” means Purchaser and Seller. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of pronouns or nouns shall include the plural and vice versa.
22.Governing Law.
(A)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN

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ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT. THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF CALIFORNIA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL OBLIGATIONS ARISING HEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION 22, EACH DEED SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY APPLICABLE TO SUCH DEED IS SITUATED.
(B)    ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, AND THE PARTIES WAIVE ANY OBJECTIONS BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. PURCHASER DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN LOS ANGELES, CALIFORNIA, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO PURCHASER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PURCHASER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA. PURCHASER (1) SHALL GIVE PROMPT NOTICE TO SELLER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (2) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN LOS ANGELES, CALIFORNIA (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (3) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN LOS ANGELES, CALIFORNIA, OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
23.Assignment. Purchaser may not assign directly or indirectly this Agreement or any rights or remedies of Purchaser hereunder without Seller’s prior written consent, which

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consent shall be in Seller’s sole and absolute discretion. No assignment of this Agreement shall release Purchaser of its obligations hereunder. Notwithstanding any provision of this Agreement, Purchaser shall have the right at any time (without the need for prior notice to or the consent or approval of Seller) to assign its rights under this Agreement (and under all Transaction Documents) to any entity in which Purchaser, National Financial Realty, Inc. and/or Vincent E. Pellerito holds a direct or indirect interest, provided such entity shall enter into a customary agreement reasonably acceptable to Seller, and upon such an assignment, Purchaser and its assignee shall remain jointly and severally liable for all obligations under this Agreement notwithstanding such assignment.
24.Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. For purposes of this Agreement, a telecopy or electronic format of an executed counterpart shall constitute an original. Any party delivering an executed counterpart of this Agreement by telecopier or electronic format shall also deliver an original executed counterpart of this Agreement, but the failure to deliver an originally executed counterpart shall not affect the validity of this Agreement.
25.Drafts Not an Offer to Enter into a Legally Binding Contract. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits, Schedules and Riders hereto, and each of Seller and Purchaser have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits, Schedules and Riders hereto.
26.Intentionally Omitted.
27.No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Purchaser.
28.Severability. If any provision in this Agreement, or its application to any person or circumstance, is held to be invalid or unenforceable to any extent, that holding shall not affect the remainder of this Agreement or the application of that provision to persons or circumstances other than that to which it was held invalid or unenforceable.
29.No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.
30.Confidentiality/No Public Disclosure.

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(A)    Subject to the provisions of this Section 30, any due diligence materials made available to Purchaser (by any means of transmission or delivery) will be treated by Purchaser as confidential information of Seller and used by Purchaser solely for the purpose of evaluating the Property and must be returned immediately upon request to Seller if and when Purchaser terminates this Agreement.
(B)    Except as may be required in order to comply with a court order or a governmental requirement, neither Purchaser nor Seller shall publicly disclose by written press release, public announcement or otherwise, the financial terms of this transaction without the prior written approval of the other party, provided, however, that, notwithstanding the foregoing, (i) either party shall be permitted to disclose the financial terms of the transaction to any of its attorneys, accountants, agents, consultants, advisors, investors and/or lenders who have agreed to keep such information confidential, (ii) following the Closing, Purchaser may disclose any such financial materials and any information related to the transactions contemplated here by or the Property to any party if and to the extent Purchaser determines in its good faith discretion that such disclosure is beneficial to the pursuit of the business objectives of Purchaser, and nothing contained herein shall prohibit either party from making any public announcement (including, without limitation, placing a notice on a website of such party and/or an affiliate thereof) or issuing any written press release to announce the occurrence of Closing and the purchase of the Property by Purchaser.
(C)    Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Seller’s right to disclose information relating to this Agreement or any Property (i) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Seller, (ii) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or that is considering holding, an interest (direct or indirect) in Seller, and (iii) to any broker/dealers in the Seller’s or any REIT’s broker/dealer network and any of the REIT’s or Seller’s investors.
(D)    The provisions of this Section 30 shall survive Closing or earlier termination of this Agreement.
31.Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS AND/OR INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.
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32.General Release.
32.1    Generally.    SUBJECT TO THE PROVISIONS OF SECTION 32.2, TO THE FULLEST EXTENT PERMITTED BY LAW, PURCHASER HEREBY UNCONDITIONALLY AND IRREVOCABLY RELEASES AND FOREVER DISCHARGES SELLER, SELLER’S OFFICERS, MEMBERS, MANAGERS, TRUSTEES, DIRECTORS, PARTNERS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES AND AGENTS, AND EACH OF THEIR RESPECTIVE AFFILIATES, OFFICERS, MEMBERS, MANAGERS, TRUSTEES, DIRECTORS, PARTNERS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES AND AGENTS (EACH, A “SELLER PARTY” AND, COLLECTIVELY, THE “SELLER PARTIES”) FROM ANY AND ALL LIABILITY OR RESPONSIBILITY FOR CLAIMS, LOSSES AND DEMANDS, INCLUDING, WITHOUT LIMITATION, THOSE ARISING FROM PERSONAL INJURY OR DEATH, AND ALL CONSEQUENCES THEREOF (INCLUDING, WITHOUT LIMITATION, ANY INTERRUPTION OR INTERFERENCE WITH ANY BUSINESS OR ACTIVITIES BEING CONDUCTED ON ANY PROPERTY AND ANY LOSS OF OPPORTUNITY), WHETHER NOW KNOWN OR NOT, WHICH MAY ARISE FROM (1) ANY LATENT OR PATENT DEFECTS, ANY HIDDEN OR CONCEALED CONDITIONS, OR ANY SUBSOIL, GROUNDWATER OR GEOLOGICAL CONDITIONS, (2) THE CONDITION, STRUCTURAL INTEGRITY, OPERABILITY, MAINTENANCE OR REPAIR OF ANY BUILDINGS, EQUIPMENT, FURNITURE, FURNISHINGS OR IMPROVEMENTS, (3) THE PRESENCE OF ANY HAZARDOUS OR TOXIC MATERIALS OR SUBSTANCES, (4) THE COMPLIANCE OF EACH PROPERTY WITH, OR VIOLATION OF, ANY LAW, STATUTE, ORDINANCE, RULE OR REGULATION OF ANY GOVERNMENTAL ENTITY, INCLUDING, WITHOUT LIMITATION, APPLICABLE ENVIRONMENTAL LAWS, ZONING ORDINANCES, AND BUILDING AND HEALTH CODES, (5) ANY MATTER RELATED TO ANY TENANT OF ANY PROPERTY, (6) ANY MATTER RELATED TO THE DUE DILIGENCE MATERIALS PROVIDED BY OR MADE AVAILABLE BY SELLER, OR (7) ANY OTHER MATTER OR THING AFFECTING OR RELATING TO ANY PROPERTY OR THE OPERATION OF ANY PROPERTY.
SUBJECT TO SECTION 32.2, AS PART OF THE PROVISIONS OF THIS SECTION 32.1, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING WITHOUT LIMITATION, SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

/s/ DES	/s/ VP
Seller’s Initials	Purchaser’s Initials

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32.2    Release Exceptions. Notwithstanding any provision of this Agreement or any of the Transaction Documents to the contrary, Section 32.1 (and the release of the Seller Parties contained therein) shall in no event apply to any rights or remedies of Purchaser on account of (i) any breach or default by Seller or either KBS Guarantor under this Agreement or under any Transaction Document (including, without limitation, the Inducement and Guaranty Agreement) or (ii) any fraud by Seller.
32.3    Acknowledgement. Purchaser acknowledges and agrees that the provisions of this Section 32 are a material factor in Seller’s acceptance of the Purchase Price and that Seller would be unwilling to sell the Property unless the Purchaser agrees with the foregoing provisions of this Section 32. The provisions of this Section 32 shall survive the Closing or earlier termination of this Agreement.
33.Survival of Purchaser Claims. The representations of Seller set forth in this Agreement (collectively, the “Surviving Seller Representations”) shall survive the Closing for a period of nine (9) months after the Closing Date (the “Survival Period”); provided, however, that any representations of Seller set forth in this Agreement with respect to the Leases shall not survive the Closing to the extent a Tenant Estoppel covering substantially the same matter or issue on the same basis is delivered. Each Surviving Seller Representation shall automatically be null and void and of no further force and effect after the Survival Period unless, prior to the end of the Survival Period, Purchaser shall have asserted in writing a specific claim with respect to the particular Surviving Seller Representation and, within ninety (90) days thereafter, commenced a legal proceeding against Seller alleging that Seller is in breach of such Surviving Seller Representation and that Purchaser has suffered actual damages as a result thereof (a “Proceeding”). In no event shall Purchaser be entitled to assert any consequential or punitive damages, nor shall it be entitled to any award or payment based on such damages.
34.Permitted Termination. If this Agreement is terminated by Purchaser pursuant to a right given it to do so hereunder, the Deposit (including interest thereon, if any) shall immediately be returned to Purchaser by the Escrowee, and this Agreement shall thereafter be null and void (except as otherwise provided herein).
35.Wells Purchase Right.
35.1    Acknowledgment. Purchaser acknowledges Seller’s disclosure that this Agreement is subject to the rights of Wells Fargo NA (“Wells”) pursuant to that certain lease, dated as of September 22, 2004, by and between First States Investors 3300, LLC and Wells, as assigned to Seller pursuant to that certain Lease Assignment and Assumption Agreement dated March 25, 2008 (the “Wells Lease”). Purchaser also acknowledges and agrees that Seller’s obligation to convey the Property to Purchaser in accordance with the terms and conditions of this Agreement, and Purchaser’s right to purchase and take the Property, are expressly subject to the existing purchase right in favor of Wells contained in Section 9.2.5 of the Wells Lease (the “Wells Purchase Right”).
35.2    Procedure for Complying with the Wells Purchase Right.

36

RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

35.2.1    Landlord’s Preliminary Notice.
(a)    Attached hereto as Exhibit R is that certain notice from Seller to Wells dated November 9, 2011 (the “Landlord’s Preliminary Notice”), which was delivered to Wells by Landlord on November 9, 2011 (the “Preliminary Notice Delivery Date”).
(b)    Prior to the Closing, Seller shall not amend, revoke or terminate the Landlord’s Preliminary Notice and shall take no action to affect the validity of the prior delivery of the Landlord’s Preliminary Notice.
35.2.2    Delivery of Landlord’s RFR Notice. Within six (6) days of the Effective Date, Seller shall deliver to Wells in accordance with the Wells Lease a true, correct and complete execution original (executed by Seller) of that certain notice attached hereto as Exhibit S (the “Landlord’s RFR Notice”), which Landlord’s RFR Notice shall be accompanied by a true, correct, and complete copy of this Agreement (as it shall then exist, including all exhibits attached hereto) (collectively, the “Landlord’s RFR Notice Delivery Package”). Seller shall also promptly provide Purchaser a copy of a receipt showing the date of the delivery to Wells of the Landlord’s RFR Notice Delivery Package (the “RFR Notice Delivery Date”).
35.2.3    Exercise by Wells of the Wells Purchase Right During the RFR Exercise Period; Failure of Wells to Exercise.
(a)    In the event that Wells exercises the Wells Purchase Right through delivery of a Tenant RFR Exercise Notice (as defined in the Wells Lease) in accordance with Section 9.2.4 of the Wells Lease during the RFR Exercise Period (as defined in the Wells Lease) (a “Wells Purchase Option Exercise”), (i) this Agreement shall automatically terminate (and neither party shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their terms expressly survive such termination, (ii) Escrowee shall immediately deliver the Deposit (and all interest thereon, if any) to Purchaser and (iii) Seller shall pay to Purchaser in cash, within three (3) Business Days of termination of this Agreement, the Break-Up Fee (defined below).
(b)    The “Break-Up Fee” means an amount equal to Thirty Thousand Dollars ($30,000).
35.2.4    Delivery by Seller of the Landlord’s Transfer Notice; Modification of the Purchase Agreement.
(a)    At any time after the Contingency Approval Date but not less than ten (10) Business Days prior to the date of the Closing, Seller shall send to Wells a “Landlord’s Transfer Notice”, in the form of Exhibit T attached hereto, which shall specify the then expected date of the Closing (with the date of delivery to Wells of the Landlord Transfer Notice Package (defined below) and the expected date of the Closing to be reasonably agreed to by Seller and Purchaser) and shall be accompanied by true and complete copies of this Agreement and all then-effective amendments or modifications thereto (collectively, the “Landlord Transfer Notice Package”).

37

RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

(b)    Immediately following delivery by Seller to Wells of the Landlord Transfer Notice Package, Seller shall provide to Purchaser a copy of such Landlord Transfer Notice Package and a copy of a receipt showing the date and time such Landlord Transfer Notice Package was delivered by Seller to Wells. Seller shall promptly notify Purchaser of any response (oral or written) to the Landlord Transfer Notice Package received by Seller from Wells.
(c)    If Wells shall deliver to Seller or Purchaser written or oral notice that it is Wells' position that (i) there has been a violation of the Wells Lease Section 9.2 requirements (such that Seller is not entitled to sell the Property to Purchaser) or (ii) there has been a material amendment of this Agreement which requires restarting the Wells Purchase Right process under Section 9.2 of the Wells Lease or (iii) any other material objection to the sales transaction contemplated under this Agreement, or (iv) Wells otherwise refutes that the “LL Transfer” (as that term is defined in the Wells Lease) described in the Landlord Transfer Notice Package satisfies the requirements of Section 9.2.6(a) of the Wells Lease (collectively, a “Wells Refutation”), the recipient shall promptly deliver full and complete written notice of such Wells Refutation to the other party hereto. In such case, each of Seller and Purchaser shall have the right to extend the Outside Closing Date for up to ten (10) Business Days to allow the Seller and Purchaser to discuss the situation and take coordinated action with respect to such Wells Refutation.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

38

RFR Property Address: 23862 South Cleveland Ave., Fort Myers, FL
RFR Property No: 3339

IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

SELLER:

Witness: /s/ Anna Baron /s/ Jennifer Ulmer	FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership By: /s/ David E. Snyder David E. Snyder, Chief Financial Officer

PURCHASER:

Witness: /s/ Authorized Signatory /s/ Authorized Signatory
NATIONAL FINANCIAL REALTY – WFB EAST
COAST, LLC,
a Delaware limited liability company

By: National Financial Realty, Inc.
        a California corporation,
        its manager

By: /s/ Vincent E. Pellerito
Vincent E. Pellerito,
President

[Signature Page to Purchase and Sale Agreement - 3339 - 12751 S Cleveland Ave, Fort Myers, FL]

Each of the KBS Guarantors agree to timely execute and deliver the documents described in the above Agreement to be executed and delivered by the KBS Guarantors.

KBS GUARANTORS:

Witness: /s/ Anna Baron /s/ Jennifer Ulmer
KBS REIT PROPERTIES, LLC,
a Delaware limited liability company

By: KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By: KBS REAL ESTATE INVESTMENT
TRUST, INC.,
a Maryland corporation,
its general partner

By: /s/ David E. Snyder
David E. Snyder,
Chief Financial Officer

Witness: /s/ Anna Baron /s/ Jennifer Ulmer
KBS DEBT HOLDING, LLC,
a Delaware limited liability company

By: KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

By: KBS REAL ESTATE INVESTMENT
TRUST, INC.,
a Maryland corporation,
its sole general partner

By: /s/ David E. Snyder
David E. Snyder,
Chief Financial Officer

[Signature Page to Purchase and Sale Agreement - 3339 - 12751 S Cleveland Ave, Fort Myers, FL]

Exhibit A
Description of the Land
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LEE, STATE OF FLORIDA, AND IS DESCRIBED AS FOLLOWS:
PARCEL 1:
LOTS 1 THROUGH 10, BLOCK 61, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE 78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 2:
LOT 1, BLOCK 62, PART NO. 1, UNIT NO. 5 AND FIRST ADDITION TO UNIT NO. 3A & 3B, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 14, PAGE 89, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 3:
LOTS 2, 3 AND 4, BLOCK 62, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE .78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 4:
EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL 1 AS CREATED IN THAT CERTAIN ACCESS EASEMENT AGREEMENT RECORDED IN OFFICIAL RECORDS BOOK 2206, PAGE 1124, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

Exhibit B
Escrow Agreement
First American Title Insurance Company (“Escrowee”) agrees to hold in escrow pursuant to this Escrow Agreement (this “Escrow Agreement”), the sum of FOURTEEN THOUSAND FIVE HUNDRED FIFTY NINE AND 00/100 ($14,559) (the “Deposit”) to be deposited by National Financial Realty – WFB East Coast, LLC, a Delaware limited liability company (“Purchaser”) pursuant to a certain Purchase and Sale Agreement (the “Agreement”), among Purchaser and First States Investors 3300 B, L.P., a Delaware limited partnership (“Seller”), the provisions of which (including, without limitation, the defined terms) are hereby incorporated herein by reference. The Deposit shall be disbursed by Escrowee as set forth in the Agreement. Escrowee shall, immediately upon receipt of the Deposit, deposit same in an interest bearing, money market type escrow account with a federally insured bank or savings and loan association.
All interest which shall accrue on the Deposit shall be credited against the Purchase Price, if Closing occurs, and if Closing does not occur, shall be paid to whichever party to the Agreement is entitled to receive the Deposit. Escrowee shall pay such interest to such party contemporaneously with Escrowee’s payment of the Deposit.
Seller and Purchaser agree that Escrowee is an escrow holder only and is merely responsible for the safekeeping of the Deposit and interest and shall not be required to determine questions of fact or law. If Escrowee shall receive notice of a dispute as to the disposition of the Deposit or the interest, then Escrowee shall not distribute the Deposit or interest except in accordance with written instructions signed by both Purchaser and Seller. Pending resolution of any such dispute, Escrowee is authorized to pay the Deposit and interest into court. If Escrowee pays the Deposit and interest into court, it shall be discharged from all further obligations hereunder. Concurrent with Escrowee’s execution of this Escrow Agreement, Escrowee shall issue or cause to be issued to Seller and Purchaser an ALTA Closing Protection Letter duly authorized and executed by an officer or authorized agent of the title insurance company or companies issuing title insurance commitment for the Property.
In the event that the Escrowee receives conflicting instructions from the parties or determines in good faith that a bona fide dispute exists as to whether the Escrowee is obligated to deliver the Deposit, or as to whom said Deposit is to be delivered, the Escrowee, at its option, (a) may refuse to comply with any claims or demands on it and continue to hold the Deposit until (i) the Escrowee receives written notice signed by the Seller and the Purchaser directing the release and delivery of the Deposit, in which event the Escrowee shall then release and deliver the Deposit in accordance with said direction, or (ii) the Escrowee receives a certified copy of a final judgment of a court of competent jurisdiction directing the release and delivery of the Deposit, in which event the Escrowee shall then release and deliver the Deposit in accordance with said direction, or (b) may deliver the Deposit to the Clerk of Superior Court of the County of Los Angeles, State of California, or (c) may take such affirmative steps as the Escrowee may elect in order to substitute another impartial party reasonably satisfactory to the Seller and the Purchaser (whose consents to such substitution shall not be unreasonably withheld), to hold the Deposit, including, without limitation, the deposit thereof in a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be the joint and several obligation of the Seller and the Purchaser (but, as between the Seller and the Purchaser, such costs shall be borne by whichever of the Seller or the Purchaser is the losing party, or in accordance with any mutual agreement of the Seller and the Purchaser if neither party is the losing party).
The Escrowee is acting as a stakeholder only with respect to the Deposit. It is agreed that the duties of the Escrowee are only as herein specifically provided, and are purely ministerial in nature, and that the Escrowee shall incur no liability whatsoever except for the willful misconduct or gross negligence. The Seller and Purchaser each release the Escrowee from any act done or omitted to be done by the Escrowee in good faith in the performance of its duties hereunder.
The Seller and the Purchaser shall jointly and severally indemnify, defend (with counsel acceptable to the Escrowee) and save harmless the Escrowee from and against all loss, cost, claim, liability, damage and expense, including reasonable attorneys’ fees and disbursements incurred in connection with the performance of the Escrowee’s duties hereunder, except with respect to actions or omissions taken or suffered by the Escrowee in bad faith, in willful disregard of this Escrow Agreement, or involving gross negligence on the part of the Escrowee (the “Indemnified Matters”) (but, as between the Seller and the Purchaser, the cost of such Indemnified Matters shall be shared equally, except to the extent that such Indemnified Matters are attributable to the breach by the Seller or the Purchaser of the Agreement or this Escrow Agreement, in which event the cost shall be borne by whichever of the Seller or the Purchaser is the breaching party).
The parties agree and acknowledge that the Escrowee has no liability in connection with Deposit in the event of failure or insolvency of the financial institution in which the Deposit is deposited.
All notices, demands, offers, elections or other communications required or permitted by this Escrow Agreement shall be in writing and shall be personally delivered, wither by express mail or by reputable overnight courier which delivers only upon receipt of addresses, and addressed to the party at its address set forth below by either of the aforesaid methods, with a return receipt requested, with copies as follows:

To the Seller:	First States Investors 3300 B, L.P. c/o GKK Realty Advisors, LLC 420 Lexington Avenue 19th Floor New York, New York 10170 Attention: Allan B. Rothschild allan.rothschild@gkk.com

With a required copy to:

c/c KBS Capital Advisors LLC 620 Newport Center Drive Suite 1300 Newport Beach, California 92660 Attention: James Chiboucas, Esq. jchiboucas@kbsrealty.com

And to:

c/o KBS Capital Advisors LLC 620 Newport Center Drive Suite 1300 Newport Beach, California 92660 Attention: David E. Snyder dsnyder@kbs-ca.com

And with a required copy to:
Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 Attention: Stephen L. Rabinowitz, Esq. Email: rabinowitzs@gtlaw.com

To the Purchaser:	National Financial Realty – WFB East Coast, LLC c/o National Financial Realty, Inc., 21250 Hawthorne Blvd., Suite 700 Torrance, CA 90503 Attn: Vincent E. Pellerito

With a required copy to:	Paul Hastings LLP 515 South Flower Street Twenty-Fifth Floor Los Angeles, CA 90071 Attn: Patrick A. Ramsey, Esq.

To the Escrowee:	First American Title Company 777 S. Figueroa Street, Suite 400 Los Angeles, California 90017 Attn: Maurice Neri
or at such other address, as from time to time, shall be supplied by a party to the others by like notice, and shall be deemed to have been given or sent, if sent by express mail, when properly deposited with the United States Postal Services with the proper address and postage paid therewith, and shall be deemed to have been received when actually delivered to or refused receipt at the specific address, or if sent by overnight courier, when delivered to said courier service with the proper address and delivery charges either prepaid or charged to a proper account, and deemed to have been received when actually delivered to the specified address. Notwithstanding with preceding sentence to the contrary, and solely with respect to the Escrowee, notice shall be deemed to have been given or delivered to the Escrowee on the date of the Escrowee’s actual receipt or refusal of such notice. Each party shall be entitled to rely on all communications which purport to be on behalf of the party and purport to be signed by an authorized party or the above-indicated attorneys or such other attorney as may be designated from time to time by any of the parties hereto.
Escrowee hereunder may resign at any time giving ten (10) Business Days prior written notice to that effect to each of the Seller and Purchaser. In such event, the successor Escrowee shall be selected by the Purchaser and approved by Seller, such approval not to be unreasonably withheld or delayed. Escrowee shall then deliver to successor Escrowee the Deposit, to be held by successor Escrowee pursuant to the terms of this Escrow Agreement and the Agreement.
In its capacity as Escrowee, Escrowee shall not be responsible for the genuineness or validity of any security, instrument, document or item deposited with it, and shall have no responsibility other than to faithfully follow the instructions contained herein, and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and believed by Escrowee to have been signed by the proper person. Escrowee may assume that any person purporting to give any notice hereunder and representing that they have the authority to do so has been duly authorized to do so.
Escrowee shall have no duties or responsibilities other than those expressly set forth herein. Escrowee shall have no duty to enforce any obligation of any person to make any payment or delivery or to enforce any obligation of any person to perform any other act. Escrowee shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.
Escrowee shall be entitled to approve (not to be unreasonably withheld or delayed) any and all counsel who may be retained to defend or prosecute any action on behalf of Escrowee under or arising out of this Escrow Agreement.
This Escrow Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of California.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Escrowee, Seller and Purchaser, for valuable consideration, each intending to be legally bound and to bind their respective successors and assigns, have caused this Escrow Agreement to be executed and delivered as of November 6, 2012.

ESCROWEE:

FIRST AMERICAN TITLE INSURANCE COMPANY By:_____________________________ Name: Title:

SELLER:

FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By:_____________________________ David E. Snyder, Chief Financial Officer

PURCHASER:

NATIONAL FINANCIAL REALTY – WFB EAST
COAST, LLC,
a Delaware limited liability company

By: National Financial Realty, Inc.
a California corporation,
its manager

By: _____________________________
Vincent E. Pellerito,
President

Exhibit C
Lease(s)

•	Lease Agreement by and between Seller, as Landlord, and Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, N.A., as Tenant, dated September 22, 2004.
First Amendment dated June 5, 2008.

•	Lease Agreement by and between Seller, as Landlord, and Marc S. Schneider M.D., P.A., as Tenant, dated September 3, 1993.
First Amendment dated September 3, 1993.
Second Amendment dated January 28, 2003.
Third Amendment dated February 1, 2009.
Fourth Amendment dated May 31, 2012.

Exhibit D
Deed
Prepared by:
Stephen L. Rabinowitz, Esq.
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, NY 10166
After recording return to:
Patrick A. Ramsey, Esq.
Paul Hastings LLP
515 South Flower Street
Twenty-Fifth Floor
Los Angeles, CA 90071
Property Name:
Tax Identification No.:
Consideration:    $909,933

SPECIAL WARRANTY DEED
THIS SPECIAL WARRANTY DEED is made as of the _____ day of _______________, 2012, by FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership (the "Grantor"), with an office address c/o GKK Realty Advisors LLC, 420 Lexington Avenue, 19th Floor, New York, New York 10170, to NATIONAL FINANCIAL REALTY – WFB EAST COAST, LLC, a Delaware limited liability company (the "Grantee"), with an office address c/o National Financial Realty, Inc., 21250 Hawthorne Boulevard, Suite 700, Torrance, California 90503:
WITNESSETH: That the Grantor, for and in consideration of the sum of $_____ and other valuable considerations, receipt whereof is hereby acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto the Grantee, all that certain land situated in Lee County, Florida, more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof.
TOGETHER, with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.
TO HAVE AND TO HOLD, the same in fee simple forever.

AND, except for all matters of record encumbering the property hereby conveyed, the Grantor hereby covenants with said Grantee that said land is free from encumbrances made by Grantor and except for all matters of record encumbering the property hereby conveyed, that Grantor will defend title against the lawful claims of all persons claiming by, through or under the said Grantor, but against none other.
IN WITNESS WHEREOF, the said Grantor has caused these presents to be executed in its name by its proper officers thereunto duly authorized, as of the day and year first above written.

Signed, sealed and delivered in the presence of:
WITNESSES: ____________________________________ Name: ____________________________________ Name:	FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership By:______________________________ David E. Snyder, Chief Financial Officer
STATE OF CALIFORNIA    )
) SS:
______________ COUNTY    )

On _________________ ___, 2012 before me, David E. Snyder, as Chief Financial Officer of FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership, personally appeared _________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ______________________________ (SEAL)

Exhibit A
To Florida Special Warranty Deed
Legal Description
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LEE, STATE OF FLORIDA, AND IS DESCRIBED AS FOLLOWS:
PARCEL 1:
LOTS 1 THROUGH 10, BLOCK 61, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE 78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 2:
LOT 1, BLOCK 62, PART NO. 1, UNIT NO. 5 AND FIRST ADDITION TO UNIT NO. 3A & 3B, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 14, PAGE 89, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 3:
LOTS 2, 3 AND 4, BLOCK 62, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE .78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 4:
EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL 1 AS CREATED IN THAT CERTAIN ACCESS EASEMENT AGREEMENT RECORDED IN OFFICIAL RECORDS BOOK 2206, PAGE 1124, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

Exhibit E
BILL OF SALE
This Bill of Sale is given this ____ day of _______________, 2012 by First States Investors 3300 B, L.P., a Delaware limited partnership (the “Seller”), with a mailing address c/o GKK Realty Advisors, 420 Lexington Avenue, 19th Floor, New York, NY 10170, to National Financial Realty – WFB East Coast, LLC, a Delaware limited liability company (the “Buyer”), with a mailing address c/o National Financial Realty, Inc., 21250 Hawthorne Blvd., Suite 700, Torrance, California 90503.
The Seller, for good and valuable consideration received from the Buyer, the receipt and sufficiency of which are hereby acknowledged, hereby remises, conveys and quitclaims to the Buyer all furnishings, furniture, equipment, supplies, and other personal property (hereinafter collectively referred to as the “Personal Property”) of the Seller located on, and used in connection with, the real property located at of 12751 South Cleveland Avenue, Fort Myers, FL 33907, to have and to hold the Personal Property unto Buyer, its successors and assigns, forever. Nothing contained in this Bill of Sale shall be construed to include in the definition of Personal Property any furniture, furnishings, trade fixtures, equipment or other personal property of the Buyer located on the real property as of the date hereof.
Except as otherwise set forth herein, the Personal Property is being transferred by the Seller to the Buyer in its “AS IS” condition, without any representation or warranty of any kind or nature, express, implied, statutory or otherwise.

[remainder of page intentionally left blank; signature follows]

IN WITNESS WHEREOF, the Seller has hereunto executed this Bill of Sale as of the date first above written.

SELLER:

FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By:_____________________________ David E. Snyder, Chief Financial Officer

Exhibit F
ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY
THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY (this “Assignment”) is executed as of the _____ day of _______________, 2012, to be effective as of the Closing Date, by and between First States Investors 3300 B, L.P., a Delaware limited partnership (“Assignor”) with a mailing address c/o GKK Realty Advisors, 420 Lexington Avenue, New York, New York 10170, and National Financial Realty – WFB East Coast, LLC, a Delaware limited liability company (“Assignee”), with a mailing address c/o National Financial Realty, Inc., 21250 Hawthorne Boulevard, Suite 700, Torrance, California 90503.
RECITALS
A.    Assignor, as Seller, and Assignee, as Buyer, entered into that certain Purchase and Sale Agreement (the “Agreement”) with an Effective Date of November 6, 2012, for the purchase and sale of the real estate commonly known as of 12751 South Cleveland Avenue, Fort Myers, FL 33907, which is legally described in Schedule 1 attached hereto and incorporated herein (the “Property”).
B.    In connection with the conveyance of the Property but subject to the provisions of the Agreement, Assignor desires to assign to Assignee all Intangible Property (as defined in the Agreement) owned by Seller and pertaining to the Property, upon the terms, covenants, and conditions set forth in this Assignment.
C.    All capitalized terms used in this Assignment without separate definition shall have the same meanings assigned to them in the Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Assignment, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Assignment. Assignor hereby assigns, conveys, transfers, and sets over unto Assignee all of Assignor’s right, title, and interest in, to and under the Intangible Property, to have and to hold the same unto Assignee, its successors and assigns.
2.    Assumption. As of the Closing (as defined in the Agreement), Assignee accepts said assignment of the Intangible Property subject to the terms of the Agreement.
3.    Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Assignor and Assignee and each of their respective successors and assigns. The provisions of this Assignment shall survive the Closing.

4.    Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
5.    Attorneys’ Fees. In the event of any litigation or other action or suit between the parties hereto concerning this Assignment, the subject matter hereof or the transactions contemplated hereby, the losing party shall pay the reasonable attorneys’ fees and costs (together with other professional fees incurred, including the fees of accountants and engineers) incurred by the prevailing party in connection with such litigation, action or other suit, including appeals and enforcement of any judgment in connection therewith.
6.    Governing Law. This Assignment shall be governed by, interpreted under and construed and enforceable in accordance with the laws of the State of Florida.
[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.
ASSIGNOR:
FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By:	_____________________________
David E. Snyder,
Chief Financial Officer

ASSIGNEE:

NATIONAL FINANCIAL REALTY – WFB EAST
COAST, LLC,
a Delaware limited liability company

By:	National Financial Realty, Inc.
a California corporation,
its manager

By:	_____________________________
Vincent E. Pellerito,
President

SCHEDULE 1 TO
ASSIGNMENT AND ASSUMPTION OF
INTANGIBLE PROPERTY
LEGAL DESCRIPTION
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LEE, STATE OF FLORIDA, AND IS DESCRIBED AS FOLLOWS:
PARCEL 1:
LOTS 1 THROUGH 10, BLOCK 61, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE 78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 2:
LOT 1, BLOCK 62, PART NO. 1, UNIT NO. 5 AND FIRST ADDITION TO UNIT NO. 3A & 3B, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 14, PAGE 89, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 3:
LOTS 2, 3 AND 4, BLOCK 62, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE .78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 4:
EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL 1 AS CREATED IN THAT CERTAIN ACCESS EASEMENT AGREEMENT RECORDED IN OFFICIAL RECORDS BOOK 2206, PAGE 1124, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

Exhibit G
ASSIGNMENT AND ASSUMPTION OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made this _____ day of _______________, 2012 (“Effective Date”), by and between First States Investors 3300 B, L.P., a Delaware limited partnership (“Assignor”), with a mailing address c/o GKK Realty Advisors, 420 Lexington Avenue, 19th Floor, New York, New York 10170, and National Financial Realty – WFB East Coast, LLC, a Delaware limited liability company (“Assignee”), with a mailing address c/o National Financial Realty, Inc., 21250 Hawthorne Boulevard, Suite 700, Torrance, California 90503.
RECITALS:
Assignor, as Seller, and Assignee, as Buyer, entered into that certain Purchase and Sale Agreement (the “Agreement”) with an Effective Date of November 6, 2012, for the purchase and sale of the real estate commonly known as 12751 South Cleveland Avenue, Fort Myers, FL 33907, which is legally described in Schedule 1 attached hereto and incorporated herein (the “Property”).
Assignor desires to assign the rights, and Assignee desires to assume, the duties, obligations, and liabilities, of Assignor as landlord under the leases described on Schedule 2 attached hereto and incorporated herein (the “Leases”) and the security deposits under the Leases, together with any interest required to be paid thereon listed on Schedule 3 (the “Deposits”), to be effective upon the Closing of the sale contemplated under the terms of the Agreement.
All capitalized terms used in this Assignment without separate definition shall have the same meanings assigned to them in the Agreement.
NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Assignment, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Assignment. Subject to the terms, covenants, conditions, and provisions of the Leases and this Assignment, Assignor hereby transfers, conveys, and assigns to Assignee all of its right, title, and interest as landlord in, to and under the Leases, and the Deposits.
2.    Assumption. Assignee hereby accepts the transfer, conveyance, and assignment of the Leases and Deposits from Assignor and, subject to the terms of the Agreement, assumes all rights, duties, obligations, and liabilities of Assignor as landlord under the Leases first arising and accruing after the Closing (as defined in the Agreement).
3.    Attorneys’ Fees. In the event of any litigation or other action or suit between the parties hereto concerning this Assignment, the subject matter hereof or the transactions contemplated hereby, the losing party shall pay the reasonable attorneys’ fees and costs (together with other professional fees incurred, including the fees of accountants and engineers) incurred by the prevailing party in connection with such litigation, action or other suit, including appeals and enforcement of any judgment in connection therewith.
4.    Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee, and their respective legal representatives, heirs, successors, and assigns. The provisions of this Assignment shall survive the Closing.
5.    Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
6.    Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with the laws of the State of Florida.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed on the day and year first set forth above.
ASSIGNOR:
FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By: _____________________________
David E. Snyder,
Chief Financial Officer

ASSIGNEE:

NATIONAL FINANCIAL REALTY – WFB EAST
COAST, LLC,
a Delaware limited liability company

By:	National Financial Realty, Inc.
a California corporation,
its manager

By:	_____________________________
Vincent E. Pellerito,
President

2

SCHEDULE 1 TO
ASSIGNMENT AND ASSUMPTION OF LEASES
LEGAL DESCRIPTION
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LEE, STATE OF FLORIDA, AND IS DESCRIBED AS FOLLOWS:
PARCEL 1:
LOTS 1 THROUGH 10, BLOCK 61, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE 78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 2:
LOT 1, BLOCK 62, PART NO. 1, UNIT NO. 5 AND FIRST ADDITION TO UNIT NO. 3A & 3B, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 14, PAGE 89, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 3:
LOTS 2, 3 AND 4, BLOCK 62, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE .78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 4:
EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL 1 AS CREATED IN THAT CERTAIN ACCESS EASEMENT AGREEMENT RECORDED IN OFFICIAL RECORDS BOOK 2206, PAGE 1124, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

3

SCHEDULE 2 TO
ASSIGNMENT AND ASSUMPTION OF LEASES
LIST OF LEASES

•	Lease Agreement by and between Seller, as Landlord, and Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, N.A., as Tenant, dated September 22, 2004.
First Amendment dated June 5, 2008.

•	Lease Agreement by and between Seller, as Landlord, and Marc S. Schneider M.D., P.A., as Tenant, dated September 3, 1993.
First Amendment dated September 3, 1993.
Second Amendment dated January 28, 2003.
Third Amendment dated February 1, 2009.
Fourth Amendment dated May 31, 2012.

G-1

SCHEDULE 3 TO
ASSIGNMENT AND ASSUMPTION OF LEASES
LIST OF DEPOSITS
None.

Exhibit H
ASSIGNMENT AND ASSUMPTION OF CONTRACTS
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (the “Assignment”) is made this ____ day of _______________, 2012 (the “Effective Date”), by and between First States Investors 3300 B, L.P., a Delaware limited partnership (“Assignor”), with a mailing address c/o GKK Realty Advisors LLC, 420 Lexington Avenue, New York, New York 10170, and National Financial Realty – WFB East Coast, LLC, a Delaware limited liability company (“Assignee”), with a mailing address of c/o National Financial Realty, Inc., 21250 Hawthorne Boulevard, Suite 700, Torrance, California 90503.
RECITALS
A.    Assignor, as Seller, and Assignee, as Buyer, entered into that certain Purchase and Sale Agreement (the “Agreement”) with an Effective Date of November 6, 2012, for the purchase and sale of the real estate commonly known as 12751 South Cleveland Avenue, Fort Myers, FL 33907, which is legally described in Schedule 1 attached hereto and incorporated herein (the “Property”).
B.    In connection with the conveyance of the Property but subject to the provisions of the Agreement, Assignor desires to assign to Assignee the contracts set forth on Schedule 2 (the “Contracts”), and any and all other rights owned by Seller and pertaining to the Property (the “Additional Rights”), upon the terms, covenants, and conditions set forth in this Assignment.
C.    All capitalized terms used in this Assignment without separate definition shall have the same meanings assigned to them in the Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Assignment, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Assignment. Assignor hereby assigns, conveys, transfers, and sets over unto Assignee all of Assignor’s right, title, and interest in, to and under the Additional Rights, and the Contracts (including any warranties or guaranties with respect to any work performed pursuant such Contracts), to have and to hold the same unto Assignee, its successors and assigns.
2.    Assumption. As of the Closing (as defined in the Agreement), Assignee accepts said assignment of the Additional Rights and the Contracts, subject to the terms of the Agreement, and assumes all of Assignor’s obligations under the Contracts first arising and relating to the period on or after the Closing.

3.    Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Assignor and Assignee and each of their respective successors and assigns. The provisions of this Assignment shall survive the Closing.
4.    Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
5.    Attorneys’ Fees. In the event of any litigation or other action or suit between the parties hereto concerning this Assignment, the subject matter hereof or the transactions contemplated hereby, the losing party shall pay the reasonable attorneys’ fees and costs (together with other professional fees incurred, including the fees of accountants and engineers) incurred by the prevailing party in connection with such litigation, action or other suit, including appeals and enforcement of any judgment in connection therewith.
6.    Governing Law. This Assignment shall be governed by, interpreted under and construed and enforceable in accordance with the laws of the State of Florida.
IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.
ASSIGNOR:
FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By:	_____________________________
David E. Snyder,
Chief Financial Officer

ASSIGNEE:

NATIONAL FINANCIAL REALTY – WFB EAST
COAST, LLC,
a Delaware limited liability company

By: National Financial Realty, Inc.
a California corporation,
its manager

By:	_____________________________
Vincent E. Pellerito,
President

2

SCHEDULE 1 TO
ASSIGNMENT AND ASSUMPTION OF
SERVICE CONTRACTS AND OTHER RIGHTS
LEGAL DESCRIPTION
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LEE, STATE OF FLORIDA, AND IS DESCRIBED AS FOLLOWS:
PARCEL 1:
LOTS 1 THROUGH 10, BLOCK 61, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE 78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 2:
LOT 1, BLOCK 62, PART NO. 1, UNIT NO. 5 AND FIRST ADDITION TO UNIT NO. 3A & 3B, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 14, PAGE 89, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 3:
LOTS 2, 3 AND 4, BLOCK 62, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE .78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 4:
EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL 1 AS CREATED IN THAT CERTAIN ACCESS EASEMENT AGREEMENT RECORDED IN OFFICIAL RECORDS BOOK 2206, PAGE 1124, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

SCHEDULE 2 TO
ASSIGNMENT AND ASSUMPTION OF
SERVICE CONTRACTS AND OTHER RIGHTS
LIST OF CONTRACTS

Attached hereto.

Exhibit I
TITLE AFFIDAVIT

TITLE ORDER:
ESCROW ORDER:
PROPERTY:	12751 South Cleveland Avenue, Fort Myers, FL 333907
COUNTY:	Lee
STATE:	Florida
FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership (“Seller”), as seller, and NATIONAL FINANCIAL REALTY – WFB EAST COAST, LLC, a Delaware limited liability corporation (“Purchaser”), as purchaser, are parties to that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated November 6, 2012, as the same has been amended and modified, relating to the improved real property (the “Real Property”) referred to in Exhibit “A” attached hereto and made a part hereof.
In connection with the consummation of the transactions contemplated by the Purchase Agreement, Seller hereby represents and warrants to First American Title Insurance Company the following:
1.    Seller is a limited partnership organized and existing under the laws of the State of Delaware, and authorized to do business in the State of Florida.
2.    To Seller’s actual knowledge, (i) Seller’s Amended and Restated Agreement of Limited Partnership is in full force and effect, and (ii) no proceedings are pending for the dissolution of the Seller.
3.    To Seller’s actual knowledge, (a) there is no capital improvement work currently being constructed (or that was constructed during the last four (4) months) on the Real Property that is the subject of a written contract with Seller which could give rise to a mechanic’s or materialman’s lien on the Real Property, and (b) Seller has not entered into any contracts for the furnishing of labor, materials, or services for construction purposes with respect to the Real Property to be furnished subsequent to the date of this affidavit.
5.    To Seller’s actual knowledge, the Seller has not received notice of any special assessments that are not otherwise publicly noticed or available by searching the public records of the jurisdiction where the Real Property is located.
6.    Seller shall not hereafter cause any encumbrances or other instruments to be recorded against the Real Property (other than the recording of a deed (the “Deed”) transferring fee title to the Real Property to Purchaser) through the effective date of such title insurance policy or policies or other title evidence issued to Purchaser.
For purposes hereof, the “actual knowledge” of Seller shall be limited to the actual knowledge (and not implied, imputed, or constructive) of [___________], with no duty of inquiry. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this Title Affidavit shall only survive the closing of the transactions contemplated by the Purchase Agreement for a period of thirty (30) days after which date this Title Affidavit shall be of no further force or effect and First American Title Insurance Company shall have no further rights hereunder (notwithstanding that one or more of the representations and/or warranties set forth herein may prove to be incorrect). This Title Affidavit is being executed for the sole and exclusive benefit of First American Title Insurance Company and no other party or person shall have any rights hereunder.
Executed as of ______________ ____, 2012.
[SIGNATURES ON NEXT PAGE]

SELLER:
FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By:	_____________________________
David E. Snyder,
Chief Financial Officer

Exhibit A
To Title Affidavit
LEGAL DESCRIPTION
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LEE, STATE OF FLORIDA, AND IS
DESCRIBED AS FOLLOWS:
PARCEL 1:
LOTS 1 THROUGH 10, BLOCK 61, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED INPLAT
BOOK 23, PAGE 78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 2:
LOT 1, BLOCK 62, PART NO. 1, UNIT NO. 5 AND FIRST ADDITION TO UNIT NO. 3A & 3B, FORT MYERS VILLAS, AS PER
PLAT THEREOF RECORDED IN PLAT BOOK 14, PAGE 89, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 3:
LOTS 2, 3 AND 4, BLOCK 62, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLKT
BOOK 23, PAGE .78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 4:
EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL 1 AS CREATED IN THAT CERTAIN ACCESS EASEMENT AGREEMENT
RECORDED IN OFFICIAL RECORDS BOOK 2206, PAGE 1124, OF THE PUBLIC RECORDS
OF LEE COUNTY, FLORIDA.

Exhibit J
Permitted Exceptions

1.	The Leases.

2.
All liens, encumbrances, violations and defects (including, without limitation, any mechanics and/or materialmen’s lien or any judgment arising as a result thereof), removal of which is an obligation of a tenant in possession (other than such liens aggregating more than three percent (3%) of the Purchase Price).

3.
All present and future zoning, building, environmental and other laws, ordinances, codes, restrictions and regulations of all governmental authorities having jurisdiction with respect to the Property, including, without limitation, landmark designations and all zoning variances and special exceptions, if any.

4.	All presently existing and future liens for real estate taxes and water and sewer charges, in each case not yet due and payable, as of the Closing, subject to adjustment as provided in the Agreement.

5.
All covenants, restrictions and rights and all easements and agreements for the erection and/or maintenance of water, gas, steam, electric, telephone, sewer or other utility pipelines, poles, wires, conduits or other like facilities, and appurtenances thereto, over, across and under the Property which are either (a) presently existing or (b) granted to a public utility in the ordinary course, provided that the same shall not have a material adverse effect on the use, ownership or operation of the Property for its current use.

6.
Such facts or conditions that an inspection or accurate survey would disclose, provided that such facts or conditions shall not have a material adverse effect on the use or operation of the Property for its current use.

7.	Standard exclusions from coverage contained in the form of title policy or “marked-up” title commitment employed by the Escrowee with respect to the Property.

8.	Any lien or encumbrance arising out of the acts or omissions of Purchaser.

9.
Any encumbrance that will be extinguished upon conveyance of the Property to Purchaser, provided that Escrowee shall remove them as exceptions from the title insurance policy to be issued to Purchaser on the date of the Closing.

Exhibit K
Tenant Estoppel Certificate

[See Attached ]

TENANT ESTOPPEL CERTIFICATE

___________________________
and its successors and/or assigns
___________________________
___________________________
Attention: __________________
Re:    Premises at ________________________________

Ladies and Gentlemen:

The undersigned (“Tenant”) is the tenant under that certain lease (the “Original Lease”) dated as of September 22 , 2004 between First States Investors 3300, LLC, as landlord, and Wachovia Bank, National Association, as tenant. Tenant hereby certifies to you that, to the best knowledge and belief of the individual executing this certificate on behalf of Tenant, as of the date hereof:

1.
The Original Lease has not been modified or amended except as follows (none if left blank: _______________________________________________ (the Original Lease, as so amended and modified, the “Lease”). The Lease is in full force and effect and constitutes a complete statement of the agreements, covenants, terms and conditions of the landlord under the lease (“Landlord”) and Tenant with respect to the letting of the premises leased thereunder (the “Leased Premises”).

2.	The Commencement Date occurred on: __________________ and the Expiration Date is currently scheduled to occur on _______________________.

3.	Tenant’s current monthly payments on account of Annual Basic Rent and the Monthly Estimated OE Payment and the dates through which each have been paid, are described below.
Annual Basic Rent (monthly amount): __________; Date paid through:____________
Monthly Estimated OE Payment: __________; Date paid through: ____________

4.	Except as set forth in the Lease, Tenant is entitled to no allowances, rent abatements, or other concessions.

5.
Tenant has [________] unexercised options to renew the Lease for up to _______ successive periods of ________ years each. Except as expressly set forth in the Lease, Tenant does not have any right to lease additional space, reduce the size of Lease Premises, extend the term of the Lease, terminate the Lease, purchase the Leased Premises or any other rights or options with respect to the Leased Premises.

2

6.	Tenant has not received any notice of any default by Tenant under the Lease that has not been cured other than (none, if left blank): __________________________________.

7.	Tenant has not delivered any notice of any default by Landlord under the Lease that has not been cured other than (none, if left blank): ________________________________.

8.
Tenant has no actual knowledge of any event which, with the giving of notice, the passage of time or both, would constitute a material default by Landlord under the Lease other than (none, if left blank): __________________________________.

9.	To Tenant’s actual knowledge, Tenant has no existing defenses or offsets against the enforcement of the Lease other than (none, if left blank): _____________________.

10.	Tenant has not sublet, transferred or hypothecated its interest under the Lease except as follows: _____________________________ (none if left blank).

11.
Tenant has not deposited any monies or instruments to secure any of its agreements and obligations under the Lease and has not paid any Rent more than thirty (30) days in advance of the due date, other than (none, if left blank): ________________________.

12.	The party executing this certificate on behalf of Tenant is fully authorized and empowered to do so, and no consent, vote or approval is required which has not been given or taken.

13.	This certificate may not be changed, waived or discharged orally, but only by an instrument in writing.

14.	This certificate shall not have the effect of modifying any provision of the Lease.
Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Lease. The certifications herein made shall be binding upon Tenant, and shall inure to your benefit. Tenant acknowledges that you may rely on this certificate in conjunction with your purchase and/or loan and thereafter ownership and operation of the Property and/or your extension of one or more loans secured by the Property.

3

Dated: this ______ day of _________, 20______.

Tenant Name:	______________________________

By:	___________________________
Name:
Its:

4

Exhibit L
Security Deposits
None.

1

Exhibit M
Notice to Tenant(s)
As of _______________ ____, 2012

«F1»
«F2»
«F3»
«F4»
«F5»

Re:    Notice of Change of Ownership of
12751 South Cleveland Avenue
Fort Myers, FL 33907
Ladies and Gentlemen:

You are hereby notified as follows:

That as of the date hereof, First States Investors 3300 B, L.P. has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property, (the “Property”) to National Financial Realty – WFB East Coast, LLC (the “New Owner”).
Future notices with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:
National Financial Realty – WFB East Coast, LLC
c/o National Financial Realty, Inc.
21250 Hawthorne Blvd., Suite 700
Torrance, CA 90503

Future rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:
[Bank address]

Account Name:	[____________________]
[BANK]
Account No. [_________]

(Signature page follows)

1

Sincerely,

First States Investors 3300 B, L.P.,
a Delaware limited partnership

By:	_____________________________
David E. Snyder,
Chief Financial Officer

2

Exhibit N
Notice Regarding Approved Contracts

As of _______________ ____, 2012

«F1»
«F2»
«F3»
«F4»
«F5»

Re:    Notice of Assignment of [insert Approved Contract description] (the “Service Contract”)

Ladies and Gentlemen:

You are hereby notified as follows:

That as of the date hereof, First States Investors 3300 B, L.P. (the “Contract Party”) has transferred, sold, assigned, and conveyed (the “Property Sale”) all of its interest in and to that certain property located at [insert property address] to National Financial Realty – WFB East Coast, LLC (the “New Owner”). In connection with the Property Sale, the Contract Party assigned to the New Owner, and the New Owner assumed from the Contract Party, the Service Contract.
Future notices with respect to the Service Contract should be made to the New Owner in accordance with the Service Contract terms at the following address:
National Financial Realty – WFB East Coast, LLC
c/o National Financial Realty, Inc.
21250 Hawthorne Blvd., Suite 700
Torrance, CA 90503

(Signature page follows)

1

Sincerely,

First States Investors 3300 B, L.P.,
a Delaware limited partnership

By:	_____________________________
David E. Snyder,
Chief Financial Officer

2

Exhibit O
Initial Due Diligence Materials

None.

1

Exhibit P
Update Certificate
CERTIFICATE OF
FIRST STATES INVESTORS 3300 B, L.P.

I, _________________, hereby certify that I am the _________________ of FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership (the “Seller”), and that, as such, I am authorized to execute and deliver this certificate in the name and on behalf of the Seller and to certify that:
1.The representations and warranties of Seller set forth in Section 7.1 of that certain Purchase and Sale Agreement, dated as of November 6, between Seller and NATIONAL FINANCIAL REALTY – WFB EAST COAST, LLC, a Delaware limited liability company, for the purchase and sale of the real property located at 12751 South Cleveland Avenue, Fort Myers, FL 33907 are true, correct and complete in all material respects as of the date hereof, except for those matters more particularly described on Exhibit A attached hereto.
[REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]

1

IN WITNESS WHEREOF, I have hereunto set my hand as of the ___ day of __________________, 2012.

2

Exhibit A

3

Exhibit Q
Seller Inducements
None.

1

Exhibit R
Landlord’s Preliminary Notice

FIRST STATES INVESTORS 3300 B, L.P.
c/o GRAMERCY CAPITAL CORP.
420 Lexington Avenue, 19th Floor
NEW YORK, NY 10170

November 9, 2011

VIA OVERNIGHT COURIER

Wells Fargo Corporate Properties Group
Attn: Lease Administration
MAC D1116-L10
1525 West W.T. Harris Boulevard
Charlotte, NC 28262

Re:	Lease dated September 22, 2004 ("Leases") between First States Investors 3300, LLC
("FSI 3300") and Wachovia Bank, National Association ("Tenant") as assigned by FSI 3300 to First States 3300 B, L.P. ("Landlord") pursuant to that certain Lease Assignment and Assumption Agreement dated March 25, 2008, for the properties identified on
Exhibit A (the "Properties").

Dear Sir/Madam:

Please accept this letter as Landlord's Preliminary Notice, under Section 9.2.1 of the Lease, of its intention to sell the Properties. Once Landlord has entered into a Contract of Sale for one r more of the Properties, Landlord will deliver to Tenant the Landlord's RFR Notice in accordance with Section 9.2.3 of the Lease.

Sincerely,

FIRST STATES INVESTORS 3300 B, L.P.,

By: /s/ Authorized Signatory
Name:
Title:

cc:	John Saclarides, Wells Fargo Corporate Real Estate (via email
Tom Markert, Wells Fargo Corporate Real Estate (via email and overnight w/encls.)
Melford Walker, Wells Fargo Corporate Real Estate (via email only)
Rebecca Olliff, Wells Fargo Corporate Real Estate (via overnight only w/encls.)
Michal Crimmins, Gramercy Capital Corp. (via email)
Sonya Huffman, Gramercy Capital Corp. (via email)
Pete Tubesing, (Gramercy Capital Corp. (via email)

1

Exhibit A
Premises

3339 - South Fort Myrs	WACBBD	140917	12751 S Cleveland Ave	Fort Myers
3343 - Atlant Ops Cntr	WACBBD	142676	3579-3585 Atlanta Ave	Atlanta
3345 - Columbus Main	WACBBD	141043	101 13th Street	Columbus
3346 - Dalton Main	WACBBD	142419	201 S Hamilton St	Dalton
3354 - Greenville Sals	WACBBD	142345	1451 Thomas Langston Rd	Winterville
3357 - Mortgage Center	WACBBD	141281	1100 Corporate Center Dr	Raleigh
3362 - West End Center	WACBBD	142344	809 West 4 1/2 St	Winston-Salem
3365 - Winston Salem	WACBBD	142192	401 Linden St	Winston-Salem
3366 Haddon Township	WACBBD	140402	600 W Cuthbert Boulevard	Hadden Twnship
3370 - Main Strt Offic	WACBBD	141438	40 Main St	Roms River
3371 - Morristown Offc	WACBBD	141453	21 South St	Morristown
3376 - Red Bank Mn Off	WACBBD	141376	303 Broad St	Red Bank
3391 - Lancaster Squar	WACBBD	140406	100 North Queen Street	Lancaster
3401 - Plaza	WACBBD	140399	101 N Independence Mall East	Philadelphia
3405 - West Chestr Off	WACBBD	141560	17 N. High Street	West Chester
3408 - York Square	WACBBD	140394	12 E Market St	York
3413 - Charistn 16 Brd	WACBBD	142494	16 Broad St	Charleston
3415 - Columbia Grystn	WACBBD	142529	101 Greystone Blvd	Columbia
3422 - Blacksburg	WACBBD	141661	200 N Main St	Blacksburg
3423 - Brookneal	WACBBD	142639	227 Main St	Brookneal
3433 - VA Beach Pembrk	WACBBD	142626	125 Independence Blvd	Virginia Beach
3438 - WVOC-Four Story	WACBBD	141670	7711 Plantation Rd	Roanoke
3385 - Bristol Office	WACBBD	141549	244 Radcliffe St	Bristol
3389 - Independnc Hall	WACBBD	140222	601 Chestnut St	Philadelphia
3392 - Lebanon	WACBBD	140408	801 Cumberland St	Lebanon
3430 - N Washington Brch	WACBBD	141710	330 N Washington St	Alexandria
3443 - NBOC Op Center	WACBBD	141375	100/300 Fidelity Plaza	North Brunswick

2

EXHIBIT “S”
LANDLORD’S RFR NOTICE
FIRST STATES INVESTORS 3300 B, L.P.
c/o GKK Realty Advisors, LLC
420 Lexington Avenue, 19th Floor
New York, NY 10170
_______________ ____, 2012

VIA OVERNIGHT COURIER SERVICE AND E-MAIL

Wells Fargo Corporate Properties Group
Attn: Lease Administration (BE#140222)
MAC D1116-L10
1525 West W.T. Harris Boulevard
Charlotte, NC 28262

Re:	Right of First Refusal: Lease dated September 22, 2004 (the “Lease”), by and between
FIRST STATES INVESTORS 3300, LLC, a Delaware limited liability company
(“Landlord”), and WACHOVIA BANK, NATIONAL ASSOCIATION,
predecessor in interest to Wells Fargo Bank, N.A. (“Tenant”);
Property Address: 12751 South Cleveland Avenue, Fort Myers, FL 33907
WBBD #: 3339 (the “Property”);
Landlord’s RFR Notice pursuant to Section 9.2.3 of that certain Lease dated September
22, 2004 (the “Lease”).

Ladies and Gentlemen:

Please accept this letter as Landlord’s RFR Notice pursuant to Section 9.2 of the Lease. Landlord has determined to offer the Property for sale pursuant to a single property contract of sale (the “PSA”), a true, correct and complete copy of which is attached hereto as Schedule 1. Below please find the material terms and conditions of the contemplated LL Transfer of the Property.

Property: 12751 South Cleveland Avenue, Fort Myers, FL 33907
Purchase Price: $909,933.00
Deposit: $14,559.00
Due Diligence Period: 40 days from delivery of this Landlord’s Offer Notice
Earliest Possible Closing Date: _______________ ____, 2012

The purchaser (“Purchaser”) under the PSA is a wholly owned subsidiary of National Financial Realty, Inc. (“NFR”). An NFR affiliate owns an approximately 211,863 square foot building located in Hillsboro, Oregon, in which Wells Fargo Bank, N.A., is the sole tenant of the building. Prior to completing its purchase of this Property, Purchaser intends to form a joint venture with an institutional capital source, and with National Financial Realty – WFB East Coast, LLC acting as the managing member of such entity; such joint venture would then become the landlord under the Lease at the Closing.

Very truly yours,

FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By:	______________________________
David E. Snyder,
Chief Financial Officer

cc:	John Saclarides, Wells Fargo Corporate Real Estate (via email)
Tom Markert, Wells Fargo Corporate Real Estate (via email and overnight     w/encls.)
Melford Walker, Wells Fargo Corporate Real Estate (via email only)
Rebecca Olliff, Wells Fargo Corporate Real Estate (via overnight only w/encls.)
Sonya A. Huffman, Gramercy Capital Corp. (via email)
Evan M. Dreilinger, Gramercy Capital Corp. (via email)
Pete Tubesing, Gramercy Capital Corp. (via email)
Jarrett Wells, Gramercy Capital Corp. (via email)
Vincent E. Pellerito, National Financial Realty (via email; w/encls.)
Patrick A, Ramsey, Esq. (via email; w/encls.)

EXHIBIT 1 to EXHIBIT “S”
PURCHASE AND SALE AGREEMENT

Exhibit T
LANDLORD’S TRANSFER NOTICE
FIRST STATES INVESTORS 3300 B, L.P.
c/o GKK Realty Advisors, LLC
420 Lexington Avenue, 19th Floor
New York, NY 10170
________________ ____, 2012

VIA OVERNIGHT COURIER SERVICE AND E-MAIL

Wells Fargo Corporate Properties Group
Attn: Lease Administration (BE#140222)
MAC D1116-L10
1525 West W.T. Harris Boulevard
Charlotte, NC 28262

Re:	Landlord’s Transfer Notice - Right of First Refusal:
Lease dated September 22, 2004 (the “Lease”), by and between FIRST STATES
INVESTORS 3300, LLC, a Delaware limited liability company (“Landlord”), and
WACHOVIA BANK, NATIONAL ASSOCIATION, predecessor in interest to
Wells Fargo Bank, N.A. (“Tenant”);
Property Address:12751 South Cleveland Avenue, Fort Myers, FL 33907
WBBD #: 3339 (the “Property”);
Landlord’s RFR Notice pursuant to Section 9.2.3 of that certain Lease dated
September 22, 2004 (the “Lease”).

Ladies and Gentlemen:

Please accept this letter as Landlord’s Transfer Notice pursuant to Section 9.2 of the Lease. The undersigned is currently the Landlord under the above-referenced Lease. We have previously sent to you the Landlord’s RFR Notice attached hereto as Schedule 1, which attached that certain Purchase and Sale Agreement dated November 6, 2012 (the “PSA”). A true and complete copy of the PSA is attached hereto as Schedule 2.

The undersigned hereby certifies to you that:

1) The PSA has not been amended [except as described on Schedule 3 attached hereto].

2) The closing under the PSA will not occur prior to January __, 2013, and is expected to occur on such date or shortly thereafter.

Very truly yours,

FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By:	______________________________
David E. Snyder,
Chief Financial Officer

cc:	John Saclarides, Wells Fargo Corporate Real Estate (via email)
Tom Markert, Wells Fargo Corporate Real Estate (via email and overnight w/encls.)
Melford Walker, Wells Fargo Corporate Real Estate (via email only)
Rebecca Olliff, Wells Fargo Corporate Real Estate (via overnight only w/encls.)
Sonya A. Huffman, Gramercy Capital Corp. (via email)
Evan M. Dreilinger, Gramercy Capital Corp. (via email)
Pete Tubesing, Gramercy Capital Corp. (via email)
Jarrett Wells, Gramercy Capital Corp. (via email)
Vincent E. Pellerito, National Financial Realty (via email; w/encls.)
Patrick A, Ramsey, Esq. (via email; w/encls.)

SCHEDULE 1
LANDLORD’S RFR NOTICE

SCHEDULE 2

PSA

SCHEDULE 3

AMENDMENTS TO PSA

Exhibit U
Contracts

•
Amended and Restated Property Sub-Management Agreement, effective as of July 15, 2009, between FIRST STATES MANAGEMENT CORP., L.P., a Delaware limited partnership, and JONES LANG LASALLE AMERICAS, INC., a Maryland corporation (“JLL”), as amended by First Amendment dated June 30, 2010, as further amended by Second Amendment dated March 1, 2011, as further amended by Third Amendment dated August 17, 2012.

•
Real Estate Property Management and Sub-Management Agreement (the “Agreement”), dated September 22, 2004, among FIRST STATES INVESTORS 3300, LLC, a Delaware limited liability company, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, and each Designated Sub-Manager identified in Appendix “D” of this Agreement.

SERVICE CONTRACTS
Vendor Name	Scope of Work	Comments
Tenant	Janitorial
Republic Services	Trash Removal
Northwest Companies	Landscaping
N/A	Snow Removal
Kone Inc	Elevator Maintenance
Kings III of America	Elevator Phone Monitoring
Integrated	Pest Control
Consolidated Fire Protection	Fire/Life Safety
Granite Telecommunications LLC	Phone Lines

BROKERAGE CONTRACTS
None

Exhibit V
INDUCEMENT AND GUARANTY AGREEMENT
THIS INDUCEMENT AND GUARANTY AGREEMENT (this “Agreement’) is made and entered into as of the ____ day of November, 2012 by and among National Financial Realty – WFB East Coast, LLC, a Delaware limited liability company (“Purchaser”), KBS REIT PROPERTIES, LLC, a Delaware limited liability company (“KBS1”) and KBS DEBT HOLDINGS LLC, a Delaware limited liability company (“KBS2”) (each of KBS1 and KBS2 shall be referred to herein, individually, as a “KBS Primary Party”, and KBS1 and KBS2 shall be referred to herein, collectively, as the “KBS Primary Parties”) and FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership (“Seller”).
Recitals
A.    Purchaser and Seller entered into that certain Purchase and Sale Agreement dated November 6, 2012 (the “Purchase Agreement”) with respect to that certain property commonly known as 12751 South Cleveland Avenue, Fort Myers, FL 33907 and more particularly described on Exhibit “1” attached hereto (the “Property”).
B.    That portion of the Property described on Exhibit “2” attached hereto (the “Leased Premises”) is subject to that certain Lease (as amended to the date hereof, the “Existing Wells Lease”) dated September 22, 2004 by and between Wachovia Bank National Association (“Wachovia”), the predecessor in interest to Wells Fargo Bank NA (“Wells”) and First States Investors 3300 LLC, a Delaware limited liability company (“FS 3300 LLC”), the predecessor in interest to Seller. Seller is the current Landlord (as defined in the Existing Wells Lease) and Wells is the current Tenant (as defined in the Existing Wells Lease) under the Existing Wells Lease. Under Section 11.1 of the Existing Wells Lease, Wells has the right to terminate the Existing Wells Lease as to all or any portion of the Leased Premises on the terms and conditions set forth therein (“Wells’s Termination Right”).
C.    FS 3300 LLC and Wachovia entered into that certain Master Agreement Regarding Leases dated as of September 22, 2004, which Master Agreement Regarding Leases was amended by an amendment dated as of June __, 2005 (the “First Amendment’) and by that certain Second Amendment to Master Agreement (the “Second Amendment”) dated as of April 1, 2008, each by and among Wachovia, FS 3300 LLC, and Seller (such Master Agreement Regarding Leases, as amended by the First Amendment and the Second Amendment, is referred to herein as the “Existing Master Agreement”). Under the Second Amendment, Seller has been designated the “Master Landlord” (the “Master Landlord”) under the Existing Master Agreement.
D.    As used herein, (i) the term “Wells Lease” means the Existing Wells Lease as amended or otherwise modified from time to time after the date hereof, and (ii) the term “Master Agreement” means the Existing Master Agreement as amended or otherwise modified from time to time in accordance with Section 5c of this Agreement.

E.    The Wells Lease is a “Lease” (“Lease”) under the Existing Master Agreement.
F.    Under the provisions of the Existing Master Agreement, by virtue of the sale of the Property by Seller to Purchaser concurrently herewith (and the concurrent satisfaction of all mortgage indebtedness encumbering the Property immediately prior to such sale), (i) the Existing Wells Lease is a “Non-Integrated Lease” (as such term is defined in the Existing Master Agreement) for purposes of the application and interpretation of the Existing Master Agreement, (ii) there is no “Portfolio Loan”, as such term is defined in the Existing Master Agreement, encumbering the Property, and (iii) there is no “Portfolio Lender” or “Designated Portfolio Lender”, as such terms are defined in the Existing Master Agreement, with respect to the Property or the Existing Wells Lease. In addition, Wells’s Termination Right is referred to under the Master Agreement as “Wachovia’s Termination Rights”.
G.    Section 3.4 of the Master Agreement provides that with respect to Wells’s exercise of Wachovia’s Termination Rights under any Non-Integrated Lease, (i) Wells “shall (on or prior to the Early Termination Date) pay the Excess Termination Rights Payment with respect to such exercise…to the Master Landlord, if there is no Designated Portfolio Lender…” and (ii) “in no event will the obligation of Wachovia [now Wells] to pay Rent under a Non-Integrated Lease terminate until the applicable Excess Termination Rights Payment required pursuant to Section 3.4 is paid….” (such condition precedent to termination of Wells’s obligation to pay Rent under the Wells Lease pursuant to the foregoing provisions of Section 3.4 of the Master Agreement is referred to herein as the “Section 3.4 Rent Obligation Termination Condition”).
H.    The KBS Primary Parties own, directly or indirectly, interests in Seller, and have a financial interest in the closing of a sale of the Property to Purchaser. In order to induce Purchaser to close its purchase of the Property under the Purchase Agreement, Seller desires the KBS Primary Parties to enter into this Agreement for the benefit of Purchaser and its successors and assigns.
NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, the parties hereto hereby agree as follows:
1.Defined Terms: Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Wells Lease.
2.    Payment of the KBS Lease Termination Inducement Payment
a.    No exercise of Wells’ Termination Rights with respect to the Wells Lease is effective until satisfaction of the Section 3.4 Rent Obligation Termination Condition. Upon any exercise of Wells’s Termination Rights under the Wells Lease and satisfaction of the Section 3.4 Rent Obligation Termination Condition with respect thereto with respect to all or any portion of the Leased Premises (a “Wells Lease Termination Event”), Seller shall pay to Purchaser, or its designee, on or before the Early Termination Date with respect thereto an amount equal to the KBS Lease Termination Inducement Payment (defined below) with respect to such Wells Lease Termination Event, which KBS Lease Termination Inducement Payment shall be calculated in accordance with Section 2b below. Each KBS Lease Termination Inducement Payment shall be so paid by wire transfer of immediately available federal funds to such wire transfer address as Purchaser shall provide to Seller in writing.
b.    With respect to each Wells Lease Termination Event, the “KBS Lease Termination Inducement Payment” means an amount equal to the net present value of the Annual Base Rent (as such term is defined in the Master Agreement) that would have been payable for the balance of the Initial Term with respect to the excess of (i) the Exercise Termination Area (as such term is defined in the Master Agreement) as to such exercise, over (ii) the then Available Termination Rights Area (as such term is defined in the Master Agreement) (the “Excess Exercise Termination Area”), had such Non-Integrated Lease not been terminated as to such Excess Exercise Termination Area (which net present value shall be determined as of the day immediately following the Early Termination Date, using a discount rate equal to the Prime Rate).
c.    Notwithstanding any provision of this Agreement to the contrary, the provisions of Section 2a shall not apply to those certain pending Wells Lease Termination Events described on Exhibit “3” attached hereto.
d.    Notwithstanding any provision of this Agreement to the contrary, Seller shall not be liable to Purchaser for any KBS Lease Termination Inducement Payment under this Section 2 to the extent that such payment is withheld or otherwise not paid due to the action or failure to act of the NFR Special Partner (as defined in the Purchase Agreement) as determined by a final, non-appealable order issued by a court of competent jurisdiction; provided, however, that in no event shall the NFR Special Partner be required to itself contribute funds for payment by Seller of any KBS Lease Termination Inducement Payment.
e.    All payments by Seller under this Section 2 shall be made without any setoff, counterclaim or other defense which Seller or any of the KBS Primary Parties may from time to time have against Purchaser.
3.    Enforcement of the Section 3.4 Rent Obligation Termination Condition
Seller shall diligently enforce on a prompt and timely basis, and shall promptly take all action requested in good faith by Purchaser or a Purchaser Successor (defined below) to assist Purchaser or such Purchaser Successor to enforce on a diligent and timely basis, the Section 3.4 Rent Obligation Termination Condition.
4.    Continuation of the Master Agreement
a.    Seller shall cause the Master Agreement to continue in full force and effect for the remainder of the Initial Term of the Wells Lease, and for the remainder of the Initial Term of the Wells Lease, the KBS Primary Parties shall (i) cause Seller to remain in existence and in good standing, with no changes in the ownership thereof (except for the NFR Special Partner, as that term is defined in the Purchase Agreement) and (ii) take such action as shall be necessary to prevent Seller from being rendered insolvent or bankrupt, and to eliminate all liens or encumbrances on the assets of Seller.

b.    Seller shall not default in the performance of any of its obligations as the Master Landlord (as that term is defined under the Master Agreement) under the Master Agreement nor suffer or permit any event or occurrence, including, without limitation, the dissolution of Seller, which could or would result in the loss of any of Seller’s rights as the Master Landlord under the Master Agreement or would deprive Purchaser or any Purchaser Successor the benefit of its rights under this Agreement.
c.    Seller shall not amend the Master Agreement in any manner without the prior written consent of Purchaser, which consent Purchaser may grant or withhold in its sole and absolute discretion.
d.    Seller shall not assign, mortgage, pledge, or otherwise encumber any of its rights or obligations under the Master Agreement (or any of its other assets) until following the expiration of the Initial Term.
e.    During the term of the Master Agreement, Seller shall, from time to time, satisfy all liabilities of Seller as the same shall become due. At the closing under the Purchase Agreement, all monetary indebtedness of Seller shall be satisfied in full and all mortgages, security interests, pledges and other monetary liens encumbering the assets of Seller shall be released in full.
f.    At Purchaser’s request, Seller shall cause the current independent member of Seller’s general partner, First States Investors 3300 B GP, LLC, to be replaced by an entity or individual designated by Purchaser.
5.    The Guaranty by the KBS Primary Parties To induce Purchaser to consummate its purchase of the Property under the Purchase Agreement, each of the KBS Primary Parties (collectively, jointly and severally, “Guarantor”) hereby jointly and severally represent, warrant and covenant to Purchaser as follows:
5.1    Authorization and Enforceability of this Agreement. This Agreement has been duly authorized and executed by each of the KBS Primary Parties and Seller, and is a legal, valid and binding instrument enforceable against each of Seller and each of the KBS Primary Parties (collectively, the “Seller Parties”) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. The closing of the sale of the Property under the Purchase Agreement and the execution of this Agreement creates a financial benefit for the KBS Primary Parties, who own a direct or indirect interest in Seller.
5.2    Obligations Guaranteed. Guarantor unconditionally and irrevocably guarantees to Purchaser the prompt payment and performance, when due, of (i) all reasonable legal and other costs actually paid or incurred by or on behalf of Purchaser in the enforcement of this Agreement against any of the Seller Parties, (ii) all of Seller’s obligations hereunder to pay any and all KBS Lease Termination Inducement Payments, and (iii) any loss, cost, damage or expense paid or actually incurred by or on behalf of Purchaser by reason of (1) any misrepresentations or breach of any provision of this Agreement by any Seller Party, (2) any voluntary or collusive involuntary filing of any bankruptcy, insolvency or similar proceeding by or against Seller or any KBS Primary Party, (3) all payments due from Seller or any KBS Primary Party to Purchaser or its designee, including the KBS Lease Termination Inducement Payments, under or in respect of this Agreement which are not paid when due, and/or (4) all covenants to be performed by Seller or any KBS Primary Party under or in respect of this Agreement which are not materially performed, observed or otherwise fulfilled when due. Guarantor acknowledges and agrees that this Agreement is a continuing guaranty and that the agreements, guaranties and waivers made by Guarantor herein, and Guarantor's obligations hereunder, are and shall at all times continue to be primary, absolute and unconditional.
5.3    Liability Unimpaired. Guarantor's liability hereunder shall in no way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of this Agreement, the Purchase Agreement or the Wells Lease by Purchaser or any person who succeeds Purchaser as owner of all or part of the Property. In addition, Guarantor's liability hereunder shall in no way be limited or impaired by, and Guarantor waives any defenses, excuse or other right arising by reason of, (i) any extensions of time for performance required by any of said documents, (ii) any sale or transfer of all or any part of the Property or the Wells Lease, (iii) the release of Seller or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise, (iv) Purchaser’s acceptance of any money or property in partial satisfaction of the obligations hereby guaranteed, (v) Purchaser’s delay in pursuing any right, power, privilege or remedy or (vi) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal or equitable discharge or defense of any Seller Party for its obligations under this Agreement; and, in any such case, whether with or without notice to Guarantor and with or without consideration. Guarantor’s obligations and liabilities under this Agreement are absolute, independent of and regardless of any defenses, counterclaims, set-offs, cross-claims or other claims which Guarantor may now have or at any time hereafter have against Seller or Purchaser or any other person, firm, corporation for any reason whatsoever. Guarantor further agrees that any such defenses, counterclaims, set-offs, cross-claims or other claims which Guarantor may have now, or at any time hereafter have, shall not be enforceable in any independent action which would interfere with or in any way reduce the obligations owed by Guarantor under this Agreement. Guarantor unconditionally waives: (a) any right to assert or claim that Guarantor is exonerated by any action taken by Purchaser which impairs Guarantor’s rights to be subrogated to Purchaser’s rights against any Seller Party; (b) the right to enforce any remedies that Purchaser now has, or later may have, against Seller until such time as all obligations of Seller (to Purchaser) under this Agreement have been satisfied and the Master Agreement shall no longer be in effect until the earlier of (1) payment in full from all obligations of Seller to Purchaser under this Agreement, and (2) the date when the Master Agreement expires or terminates or is no longer in effect; (c) any right to participate in, proceed against, or exhaust any security now or later held by Purchaser; (d) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement; (e) all notices of the existence, creation or incurrence of new or additional obligations under this Agreement; (f) any duty of Purchaser to advise Guarantor of any information known to Purchaser regarding the financial condition of Seller or any other Seller Party; (h) the right to proceed against Seller or pursue any particular remedy in Purchaser’s power; (i) any defense by reason of any disability of Seller and any other defense based upon the termination of Seller’s ability to perform under this Agreement from any cause (other than Seller’s payment and performance in full of its obligations to Purchaser under this Agreement); (j) any right or defense arising by reason of any claim or defense based upon an election or remedies by Purchaser; and (k) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof. Guarantor expressly waives any rights or defenses that are or may become available to Guarantor under, or arising directly or indirectly by reason of, any of the provisions of Sections 2787 through and including Section 2855 the Civil Code of California, as recodified from time to time.
5.4    Preservation of Master Agreement. Guarantor will cause Seller to maintain and preserve the enforceability of the Master Agreement as the same may be modified (subject to the remaining provisions of this Agreement) and will not permit Seller to take or to fail to take actions of any kind (other than payment or performance in full of Seller’s obligations hereunder), the taking of which or the failure to take which might be the basis for a claim that Guarantor has a defense to its obligations hereunder (and Guarantor hereby waives any right or defense based upon any action or omission described in this Section).
5.5    Indemnification; Payments; Certain Waivers. Guarantor (i) unconditionally and irrevocably waives any right or claim of right to cause a marshaling of Seller’s or any other Person's assets or to cause Purchaser to proceed against all or any portion of any of the security for the Seller Parties’ obligations guaranteed hereby or against any other guarantor or other individual or entity who may be liable for all or any part of the obligations hereby guaranteed before proceeding against Guarantor or to proceed against Guarantor, if more than one, in any particular order, (ii) agrees that any payments required to be made by Guarantor hereunder shall become due on demand pursuant to a notice from Purchaser to Guarantor given in accordance with this Agreement and without presentment to Seller, demand for payment or protest, or notice of non-payment or protest and (iii) expressly postpones and subordinates to Purchaser’s rights, for so long as any obligation of any of the Seller Parties hereunder remains unsatisfied and for so long as the Master Agreement remains in effect, all rights and remedies accorded by applicable law to Guarantor. Without limiting the generality of the foregoing, Guarantor hereby postpones and subordinates, for so long as any obligations of any of the Seller Parties hereunder remains unsatisfied and for so long as the Master Agreement remains in effect, all rights (x) of subrogation, (y) to participate in any claim or remedy Purchaser may now or hereafter have against Seller and (z) to contribution, indemnification, set-off, exoneration or reimbursement, from any Person now or hereafter primarily or secondarily liable for any of Seller Parties' obligations hereunder to Purchaser, and whether arising by contract or operation of law or otherwise by reason of Guarantor's execution, delivery or performance of this Agreement.
5.6    Reinstatement. This Agreement shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Purchaser (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller Party or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Seller Party, Guarantor or any other Person or for a substantial part of any of such Person's property, as the case may be, or otherwise, all as though such payment had not been made. Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and expenses (including, without limitation, reasonable legal fees and expenses) actually incurred by or on behalf of Purchaser in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to Section 6.2 above and covered by Guarantor's indemnity pursuant to Section 6.5 above.
5.7    Formation and Existence; Power and Authority. If Guarantor is a corporation, partnership, venture, trust or limited liability company, it is duly organized, validly existing and in good standing under the laws of the state of its formation and has full power and authority to execute, deliver and perform this Agreement. Guarantor will preserve and maintain such legal existence and good standing.
5.8    Litigation. To Guarantor's actual knowledge, Guarantor has not received any written notice of any pending or threatened suit, action or proceeding, which (a) if determined adversely to Guarantor, materially and adversely affects the Guarantor’s ability to perform its obligations under this Agreement or (b) questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
5.9    No Conflicts. The consummation of the transactions contemplated hereby and the performance of this Agreement have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument by which Guarantor is bound.
5.10    Financial Statements. The most recent financial statements heretofore delivered by each Guarantor to Purchaser in the form of Exhibit “4” attached hereto are true, correct and complete in all material respects, have been prepared in accordance with consistently applied accounting principles and fairly present Guarantor's financial condition as of the respective dates thereof; no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. Guarantor has received and is fully familiar with the terms and provisions of this Agreement.
5.11    Non-Waiver; Remedies Cumulative. No failure or delay on Purchaser’s part in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute Purchaser's acquiescence in any default by Seller or Guarantor under this Agreement. A waiver by Purchaser of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which Purchaser otherwise would have on any future occasion. The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
5.12    Liability Unaffected by Release. Any Guarantor, or any other party liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of any Guarantor not so released.
5.13    Transfers of Interests in this Agreement. Each Seller Party recognizes that Purchaser may (a) pledge and grant a security interest in Purchaser’s rights under this Agreement to a single lender (or a single administrative agent acting as the agent of multiple lenders) to Purchaser, and (b) sell and transfer its rights in this Agreement to a single purchaser who shall purchase substantially all of Purchaser’s interest in the Property, in each case, without any consent or other action by each Seller Party. Each Seller Party agrees that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Seller, any Guarantor or this Agreement, may be exhibited to and retained by any such lender, administrative agent or purchaser or prospective lender, administrative agent, or purchaser. Purchaser's delivery of any financial statements and appraisals shall be done on a confidential basis and if such prospective lender, administrative agent, or purchaser does not become a lender, administrative agent or purchaser, then all documentation delivered to such prospective lender, administrative agent or purchaser pursuant to the preceding sentence shall be returned to Purchaser or certified by the recipient thereof to have been destroyed.
5.14    Separate Indemnity/Other Guaranty. Guarantor acknowledges and agrees that Purchaser's rights (and Guarantor's obligations) under this Agreement shall be in addition to all of Purchaser’s rights (and all of Guarantor's obligations) under any other guaranty or any indemnity agreement now or hereafter executed and delivered to Purchaser by Seller and/or Guarantor, and payments by Guarantor under this Agreement shall not reduce any of Guarantor's obligations and liabilities under any such other guaranty or indemnity agreement.
5.15    ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT. TO THE MAXIMUM EXTENT PROVIDED BY APPLICABLE LAW, GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, PURCHASER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR IN CONNECTION WITH THIS AGREEMENT, ANY AND EVERY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.
6.    Estoppel Certificates. Each of the KBS Primary Parties and Seller agree at any time and from time to time upon not less than twenty (20) days’ prior written notice from Purchaser, to execute, acknowledge and deliver to Purchaser a statement in writing certifying to those facts for which certification has been reasonably requested by Purchaser or any current or prospective purchaser, lender, holder of any security document, ground lessor or master lessor of the Property, including, but without limitation, that (i) the Wells Lease, the Master Agreement and this Agreement are unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Rent and other charges hereunder, if any, have been paid under the Lease, and (iii) whether or not to the knowledge of the KBS Primary Parties, Purchaser is in default in the performance of any covenant, agreement or condition contained in the Wells Lease or this Agreement and, if so, specifying each such default of which the KBS Primary Parties may have knowledge. The KBS Primary Parties’ and/or Seller’s failure to execute and deliver such statement within such time shall, at the option of Purchaser, constitute a material default under this Agreement. Any statement delivered pursuant to this Section 7 may be relied upon by any prospective purchaser of the fee of the Property or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Property.
7.    Rights of Purchaser to Assign this Agreement.
a.    The rights of Purchaser hereunder shall be freely transferable and assignable by Purchaser (or its Purchaser Successor) to such party as Purchaser shall select (a

“Purchaser Successor”) who shall purchase Purchaser’s fee interest in the Property. Each and all of the rights and benefits of Purchaser shall inure to the benefit of each Purchaser Successor. A Purchaser Successor shall automatically be entitled to benefit from, and fully enforce each and all of the provisions of this Agreement against Seller and each of the KBS Primary Parties on the same basis as Purchaser.
b.    None of Seller or any of the KBS Primary Parties may assign any of its right or obligations under this Agreement without the prior written consent of Purchaser, which consent may be withheld by Purchaser in its sole discretion, and in any case, no assignment or transfer of such rights and/or obligations shall affect the liability of Seller and the KBS Primary Parties hereunder, which liability shall remain primary in all cases.
8.    Miscellaneous.
a.    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
b.    Attorneys’ Fees. In the event of any litigation or other action or suit between the parties hereto concerning this Agreement, the subject matter hereof or the transactions contemplated hereby, the losing party shall pay the reasonable attorneys’ fees and costs (together with other professional fees incurred, including the fees of accountants and engineers) incurred by the prevailing party in connection with such litigation, action or other suit, including appeals and enforcement of any judgment in connection therewith.
c.    Governing Law.
(i)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT. THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF CALIFORNIA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL OBLIGATIONS ARISING HEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
(ii)    ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR

STATE COURT IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, AND THE PARTIES WAIVE ANY OBJECTIONS BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH SELLER PARTY DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN LOS ANGELES, CALIFORNIA, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH SELLER PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH SELLER PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA. EACH SELLER PARTY (1) SHALL GIVE PROMPT NOTICE TO PURCHASER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (2) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN LOS ANGELES, CALIFORNIA (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (3) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN LOS ANGELES, CALIFORNIA, OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
d.    Paragraph Headings. Any paragraph headings and captions in this Agreement are for convenience only and shall not affect the interpretation or construction hereof.
e.    Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent as provided in the Agreement, if to Seller and Guarantor at the addresses stated on the signature page hereof and if to Purchaser at its address stated at the address stated on the signature page hereof or in each case at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements of this Section 9e.
f.    Severability. Any provision of this Agreement, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.
g.    Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except in accordance with the provisions of the Agreement.

h.    Joint and Several. Each and all of the obligations of the KBS Primary Parties shall be joint and several obligations of each KBS Primary Party. Each Seller Party agrees that a separate action may be brought against any Seller Party whether or not such any action is brought against any other Seller Party (or other guarantor of any obligation of Seller or any other Seller Party hereunder).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

NATIONAL FINANCIAL REALTY –
WFB EAST COAST, LLC,
a Delaware limited liability company

By:	National Financial Realty, Inc.
a California corporation,
its manager

By:	______________________________
Vincent E. Pellerito,
President

Address for Notices:
National Financial Realty – WFB East Coast, LLC
c/o National Financial Realty, Inc.
21250 Hawthorne Blvd.,
Suite 700
Torrance, CA 90503
Attention: Vincent E. Pellerito
email: vpellerito@nationalfr.com
With a required copy to:
Paul Hastings LLP
515 South Flower Street
Twenty-Fifth Floor
Los Angeles, CA 90071
Attention: Patrick A. Ramsey, Esq.
email: patrickramsey@paulhastings.com

[Signature Page to Inducement and Guaranty Agreement -3339 - 12751 S Cleveland Ave, Fort Myers, FL]

KBS PRIMARY PARTIES:

KBS REIT PROPERTIES, LLC,
a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its general partner

By:	________________________________
David E. Snyder,
Chief Financial Officer

Address for Notices:

c/o KBS Capital Advisors LLC
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: James Chiboucas, Esq.
email: jchiboucas@kbsrealty.com

And to:

c/o KBS Capital Advisors LLC
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: David E. Snyder
email: dsnyder@kbs-ca.com

And with a required copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Stephen L. Rabinowitz, Esq.
email: rabinowitz@gtlaw.com

[Signature Page to Inducement and Guaranty Agreement -3339 - 12751 S Cleveland Ave, Fort Myers, FL]

KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

By:	______________________________
David E. Snyder,
Chief Financial Officer

Address for Notices:
c/o KBS Capital Advisors LLC
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: James Chiboucas, Esq.
email: jchiboucas@kbsrealty.com

And to:

c/o KBS Capital Advisors LLC
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: David E. Snyder
email: dsnyder@kbs-ca.com

And with a required copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Stephen L. Rabinowitz, Esq.
email: rabinowitz@gtlaw.com

[Signature Page to Inducement and Guaranty Agreement -3339 - 12751 S Cleveland Ave, Fort Myers, FL]

SELLER:

FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership
By:
David E. Snyder,
Chief Financial Officer

Address for Notices:

c/o GKK Realty Advisors, LLC
420 Lexington Avenue
19th Floor
New York, New York 10170
Attention: Allan B. Rothschild
Email: allan.rothschild@gkk.com

With a required copy to:

c/o KBS Capital Advisors LLC
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: James Chiboucas, Esq.
email: jchiboucas@kbsrealty.com

And to:

c/o KBS Capital Advisors LLC
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: David E. Snyder
email: dsnyder@kbs-ca.com

And with a required copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Stephen L. Rabinowitz, Esq.
email: rabinowitz@gtlaw.com

[Signature Page to Inducement and Guaranty Agreement -3339 - 12751 S Cleveland Ave, Fort Myers, FL]

EXHIBIT “1”
DESCRIPTION OF THE PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LEE, STATE OF FLORIDA, AND IS DESCRIBED AS FOLLOWS:
PARCEL 1:
LOTS 1 THROUGH 10, BLOCK 61, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE 78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 2:
LOT 1, BLOCK 62, PART NO. 1, UNIT NO. 5 AND FIRST ADDITION TO UNIT NO. 3A & 3B, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 14, PAGE 89, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 3:
LOTS 2, 3 AND 4, BLOCK 62, UNIT NO. 5, PART 5, FORT MYERS VILLAS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 23, PAGE .78, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.
PARCEL 4:
EASEMENT RIGHTS FOR THE BENEFIT OF PARCEL 1 AS CREATED IN THAT CERTAIN ACCESS EASEMENT AGREEMENT RECORDED IN OFFICIAL RECORDS BOOK 2206, PAGE 1124, OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA.

EXHIBIT “2”
LEASED PREMISES

1.1
vacant
(5350 SF)
1.2
20 yr
(5372 SF)
0'
10'
20'
40'
scale 1"=20'-0"

RS&H

Reynolds, Smith and Hills, Inc

Architectural, Engineering, Planning and Environmental Services

HATCH LEGEND

- 20 YR SPACE
- 2 YEAR RELEASE
- TENANT
- VACANT

BOMA AREA CALCULATIONS

FLOOR GROSS	13571SF
FLOOR USABLE	10722SF
FLOOR RENTABLE	12234SF
20 YR USABLE	5372SF
20 YR RENTABLE	6130SF
2 YR RELEASE USABLE	0000SF
2 YR RELEASE RENTABLE	0000SF
TENANT USABLE	0000SF
TENANT RENTABLE	0000SF
VACANT USABLE	5350SF
VACANT RENTABLE	6104SF

WACHOVIA

AMERICAN FINANCIAL
REALTY TRUST

FLOOR AREA MEASUREMENTS

SOUTH FORT MYERS

12751 Cleveland Ave. Fort Myers, FL

PROPERTY ID: 081926

SCALE: 1"=20'-0"

DATE: 08/08/2004

FLOOR #: 1

2.1
2.2
2.3
(1801 SF)

0' 10' 20' 40'

scale 1"=20'-0"

RS&H

Reynolds, Smith and Hills, Inc.

Architectural, Engineering, Planning and Environmental Services

HATCH LEGEND

- 20 YR SPACE
- 2 YEAR RELEASE
- TENANT
- VACANT

BOMA AREA CALCULATIONS

FLOOR GROSS	13030SF
FLOOR USABLE	11255SF
FLOOR RENTABLE	13138SF
20 YR USABLE	9455SF
20 YR RENTABLE	11034SF
2 YR RELEASE USABLE	0000SF
2 YR RELEASE RENTABLE	0000SF
TENANT USABLE	0000SF
TENANT RENTABLE	0000SF
VACANT USABLE	1801SF
VACANT RENTABLE	2103SF

WACHOVIA

AMERICAN FINANCIAL REALTY TRUST

FLOOR AREA MEASUREMENTS

SOUTH FORT MYERS

12751 Cleveland Ave Fort Myers, FL

PROPERTY ID: 081926

SCALE: 1"=20'-0"

DATE: [illegible]

FLOOR #: 2

0'
10'
20'
40'
scale 1"=20'-0"

RS&H

Reynolds, Smith and Hills, Inc.

HATCH LEGEND

- 20 YR SPACE
- 2 YEAR RELEASE
- TENANT
- VACANT

BOMA AREA CALCULATIONS

FLOOR GROSS	15020SF
FLOOR USABLE	11250SF
FLOOR RENTABLE	13138SF
20 YR USABLE	9480SF
20 YR RENTABLE	11034SF
2 YR RELEASE USABLE	0000SF
2 YR RELEASE RENTABLE	0000SF
TENANT USABLE	0000SF
TENANT RENTABLE	0000SF
VACANT USABLE	1851SF
VACANT RENTABLE	2162SF

WACHOVIA

AMERICAN FINANCIAL REALTY TRUST

FLOOR AREA MEASUREMENTS

SOUTH FORT MYERS

12211 Cleveland Ave. Fort Myers, FL

PROPERTY ID: 081920

SCALE: 1"=20'-0"

DATE: 08/30/2004

2

FLOOR #:

EXHIBIT “3”
WELLS LEASE TERMINATION EVENTS

[See attached]

WELLS FARGO

August 15, 2011

VIA OVERNIGHT MAIL

First States Investors 3300, LLC
C/o American Realty Financial Trust
And Gramercy Capital Corporation
610 Old York Road, Suite 300
Jenkintown, Pennsylvania 19046

RE: Leases dated September 22, 2004 (the "lease", by and between First States Investors, 33oo, LLC ("Landlord") and Wachovia Bank , National Association ("Tenant") , Kings Point, 6646 W Atlantic Avenue, Delray Beach, FL 33446 PID 082126 BE 140955

Dear Sirs/Madam;

Notice is given that the Tenant is exercising its rights to terminate the Lease as to the entire leased premises as provided by Section 11. 1 of the Lease. The termination requires that the Tenant provide the Landlord at least (9) months notice. Therefore the effective date of the termination will be May 15, 2012.

Sincerely,

Kevin B. Kogge
Vice President

Cc:

First States Investors 3300, LLC
C/o American Realty Financial Trust
680 Old York Road, Suite 200
Jenkintown, Pennsylvania 19046

Tom Markert
Eric Heinton
Bill Tysinger
Bernie Bost
Wayne Sebesta
Bart Cunningham
Property Administration

Together we'll go far

Wells Fargo Bank, N.A.

Wells Fargo

Corporate Properties Group
MAC Y1375-095
One South Broad Street
Philadelphia, PA 19107
267-321-7792
267-321-7777 Fax

Wells Fargo Bank, N.A.

VIA Overnight Mail and Fax December 29, 2011

First States Investors 3300, LLC
680 Old York Road, Suite 200
Jenkintown, PA 19046
Attention: Lease Administration
Fax: (215) 572-1596

Re: Lease dated September 22, 2004 (the "Lease") by and between First States Investors 3300, LLC ("Landlord") and Wachovia Bank, National Association ("Tenant") regarding certain office space (the "Premises") in the building having the street address of **600 W Cuthbert Blvd, Haddon, NJ** (the "Building"). **Termination Rights Exercise Notice**

Dear Sir or Madam:

This letter shall serve as a Wells Fargo Termination Rights Exercise Notice pursuant to Section 11.1 of the Lease. Wells Fargo hereby exercises Wells Fargo's Termination Right with respect to the Vacate Space as shown on the floor plans enclosed herewith, specifically encompassing **sections of the 1st and 2nd floors of the Building totaling approximately 17,500 rsf** to be confirmed by both parties after BOMA 1989 measurement. The Early Termination Date for the Vacate Space shall be September 30, 2012. Terms used in this letter but not defined herein shall have the meanings ascribed to them in the Lease.

Once rentable square feet is confirmed by both parties, a Revised Exhibits B-1 and C to the Lease will be created and replace the existing Exhibits B-1 and C to the Lease.

Should you require any additional information, please do not hesitate to call Tom Markert at 267-321-7792.

Sincerely,

WELLS FARGO BANK, N.A.

By: ______________________________
Name: Thomas Markert
Title: Senior Vice President

cc: First States Investors 3300, LLC
680 Old York Road, Suite 200
Jenkintown, Pennsylvania 19046
Attention: Vice President – Property Management
Fax: (215) 887-9856

Wells Fargo Corporate Properties Group
Attn: Lease Administration (BE 140402)
1525 West W.T. Harris Blvd.
Charlotte, NC 28262

Wells Fargo

Corporate Properties Group
MAC Y1375-095
One South Broad Street
Philadelphia, PA 19107
267-321-7792
267-321-7777 Fax

Wells Fargo Bank, N.A.

VIA Overnight Mail and Fax December 29, 2011

First States Investors 3300, LLC
680 Old York Road, Suite 200
Jenkintown, PA 19046
Attention: Lease Administration
Fax: (215) 572-1596

Re: Lease dated September 22, 2004 (the "Lease") by and between First States Investors 3300, LLC ("Landlord") and Wachovia Bank, National Association ("Tenant") regarding certain office space (the "Premises") in the building having the street address of **100 N Queen St, Lancaster, PA** (the "Building"). **Termination Rights Exercise Notice**

Dear Sir or Madam:

This letter shall serve as a Wells Fargo Termination Rights Exercise Notice pursuant to Section 11.1 of the Lease. Wells Fargo hereby exercises Wells Fargo's Termination Right with respect to the Vacate Space encompassing the **3rd floor in its entirety totaling 20,215 rsf.** The Early Termination Date for the Vacate Space shall be September 30, 2012. Terms used in this letter but not defined herein shall have the meanings ascribed to them in the Lease.

A revised Exhibits B-1 and C to the Lease will be created to replace the existing Exhibits B-1 and C to the Lease.

Should you require any additional information, please do not hesitate to call Tom Markert at 267-321-7792.

Sincerely,

WELLS FARGO BANK, N.A.

By: ______________________________
Name: Thomas Markert
Title: Senior Vice President

cc: First States Investors 3300, LLC

680 Old York Road, Suite 200
Jenkintown, Pennsylvania 19046
Attention: Vice President – Property Management
Fax: (215) 887-9856

Wells Fargo Corporate Properties Group
Attn: Lease Administration (BE 140406)
1525 West W.T. Harris Blvd.
Charlotte, NC 28262

WELLS FARGO

Wells Fargo

Corporate Properties Group
MAC Y1375-095
One South Broad Street
Philadelphia, PA 19107
267-321-7792
267-321-7777 Fax

Wells Fargo Bank, N.A.

VIA Overnight Mail and Fax December 29, 2011

First States Investors 3300, LLC
680 Old York Road, Suite 200
Jenkintown, PA 19046
Attention: Lease Administration
Fax: (215) 572-1596

Re: Lease dated September 22, 2004 (the "Lease") by and between First States Investors 3300, LLC ("Landlord") and Wachovia Bank, National Association ("Tenant") regarding certain office space (the "Premises") in the building having the street address of **101 N Independence Mall E, Philadelphia, PA** (the "Building"). **Termination Rights Exercise Notice**

Dear Sir or Madam:

This letter shall serve as a Wells Fargo Termination Rights Exercise Notice pursuant to Section 11.1 of the Lease. Wells Fargo hereby exercises Wells Fargo's Termination Right with respect to the Vacate Space encompassing the **8th and 9th floors in their entirety totaling 82,096 rsf.** The Early Termination Date for the Vacate Space shall be September 30, 2012. Terms used in this letter but not defined herein shall have the meanings ascribed to them in the Lease.

A revised Exhibits B-1 and C to the Lease will be created to replace the existing Exhibits B-1 and C to the Lease.

Should you require any additional information, please do not hesitate to call Tom Markert at 267-321-7792.

Sincerely,

WELLS FARGO BANK, N.A.

By: ______________________________
Name: Thomas Markert
Title: Senior Vice President

cc: First States Investors 3300, LLC
680 Old York Road, Suite 200
Jenkintown, Pennsylvania 19046
Attention: Vice President – Property Management
Fax: (215) 887-9856

Wells Fargo Corporate Properties Group
Attn: Lease Administration (BE 140399)
1525 West W.T. Harris Blvd.
Charlotte, NC 28262

WRBB-3331

Wachovia Corporation
Corporate Real Estate
NC0340
201 North Tryon Street
21st Floor
Charlotte, NC 28288-0340

Tel 704 374-6098
Fax 704 374-6832

July 30, 20008

WACHOVIA

VIA OVERNIGHT MAIL

First States Investors 3300, LLC
c/o Gramercy Capital Corp
610 Old York Road, Suite 300
Jenkintown, Pennsylvania 19046
Attention: Operations

RE: Lease dated September 22, 2004 (the "Lease"), by and between First States Investors 3300, LLC ("Landlord") and Wachovia Bank, National Association ("Tenant"), regarding certain office space (the "Premises") in the building having a street address of 21 New Warrington Road, Pensacola, FL 32506 (the "Building") (PID # 081051)

Dear Sir or Madam:

This letter shall serve as a Wachovia Termination Rights Exercise Notice pursuant to Section 11.1 of the Lease. Wachovia hereby exercises Wachovia's Termination Right with respect to the Premises in its entirety. The Early Termination Date for the Premises shall be April 30, 2009. Terms used in this letter but not defined herein shall have the meanings ascribed to them in the Lease.

Thank you.

Sincerely,

T. H. Van

Thomas H. Van Delinder
Vice President

cc: First States Investors 3300, LLC
c/o Gramercy Capital Corp.
800 Market Street, Suite 1640
St. Louis, MO 63101
Attention: Mr. Richard Eiseman

Gramercy Capital Corp.
680 Old York Road, Suite 200
Jenkintown, Pennsylvania 19046
Attention: General Counsel

Tom Markert PA-4118
Mel Walker NC-0630
Property Administration NC-0340
Leo Henderson FL-5007

482566 v3

EXHIBIT “4”
FINANCIAL STATEMENTS

[See attached]

KBS Realty Advisors

Balance Sheet

KBS Debt Holdings LLC

Actual from GL - 2012 JUN

Dimension	June 30, 2012
Land	373,228,884
Building and All Improvements	1,058,052,904
Origination and Absorption Costs	228,980,352
Total Real Estate at Cost	**1,660,262,140**
Total Depreciation and Amortization	(89,002,486)
Total Real Estate Net	**1,571,259,654**
Notes Receivable - Carrying Value	18,811,244
Total Securities	-
Total Real Estate Investment Net	**1,590,070,899**
Real estate held for sale, net	219,683,422
Cash and Cash Equivalents	24,195,082
Restricted Cash	149,267,579
Pledged Government Securities	89,961,473
Rent and Other Receivable	20,594,964
FAS141 Above Mkt Leases Net	36,289,691
Foreclosed Real Estate Held for Sale	-
Assets related to real estate held for sale	7,161,907
Prepaid and Other Assets	14,492,865
Investment in Unconsolidated JV	-
Total Assets	**2,151,734,839**
Notes Payable	1,243,555,515
Repurchase Agreements	40,305,803
Notes payable related to real estate held for sale	195,188,676
AP and Accrued Liabilities	**40,392,794**
Due to/from	-
Cash Dividends Payable	-
Net FAS Below Market Lease	158,873,757
Liabilities related to real estate held for sale	18,793,389
Other Liabilities	61,609,050
Total Liabilities	**1,758,718,984**
Redeemable Common Stock	-
Preferred Stock	-
Common Stock	-
Additional Paid in Capital	-
Cumulative distributions and net loss	(51,356,364)
Other Comprehensive Loss	-
Interproject	(40,274,465)
Total KBS Stockholders' equity	**393,015,855**
Minority Interest	-
Total Equity	**393,015,855**
Total Liabilities and Equity	**2,151,734,839**

KBS
Realty Advisors

Balance Sheet
KBS REIT Properties, LLC
Actual from GL - 2012 JUN

Dimension	June 30, 2012
Land	110,299,128
Building and All Improvements	584,641,799
Origination and Absorption Costs	27,706,176
Total Real Estate at Cost	**722,647,103**
Total Depreciation and Amortization	(101,106,648)
Total Real Estate Net	**621,540,455**
Notes Receivable - Carrying Value	-
Total Securities	-
Total Real Estate Investment Net	**621,540,455**
Real estate held for sale, net	68,042,725
Cash and Cash Equivalents	7,464,586
Restricted Cash	1,166,122
Pledged Government Securities	-
Rent and Other Receivable	17,011,379
FAS141 Above Mkt Leases Net	707,343
Foreclosed Real Estate Held for Sale	26,227,179
Assets related to real estate held for sale	2,674,121
Prepaid and Other Assets	16,398,897
Investment in Unconsolidated JV	-
Total Assets	**761,232,808**
Notes Payable	369,905,774
Repurchase Agreements	-
Notes payable related to real estate held for sale	50,747,339
AP and Accrued Liabilities	**9,137,565**
Due to/from	-
Cash Dividends Payable	-
Net FAS Below Market Lease	4,438,805
Liabilities related to real estate held for sale	1,488,992
Other Liabilities	5,863,007
Total Liabilities	**441,581,483**
Redeemable Common Stock	-
Preferred Stock	-
Common Stock	-
Additional Paid in Capital	-
Cumulative distributions and net loss	(165,194,793)
Other Comprehensive Loss	(490,636)
Interproject	83,258,138
Total KBS Stockholders' equity	**319,651,325**
Minority Interest	-
Total Equity	**319,651,325**
Total Liabilities and Equity	**761,232,808**

EXHIBIT W
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
FIRST STATES INVESTORS 3300 B, L.P.
A Delaware limited partnership
This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (together with the schedules and exhibits attached hereto, this “Agreement”) of FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership (the “Partnership”), is entered into as of [________________], by FIRST STATES INVESTORS 3300 B GP, LLC, a Delaware limited liability company, as a general partner of the Partnership with the rights, powers and duties of the Incumbent General Partner as more specifically set forth herein (the “Incumbent General Partner”), NFR – 3300 B SPECIAL GP, LLC, a Delaware limited liability company, as a general partner of the Partnership with rights, powers and duties of the Special General Partner as more specifically set forth herein (the “Special General Partner”, and together with the Incumbent General Partner, the “General Partners”), and KBS ACQUISITION SUB-OWNER 3, LLC, a Delaware limited liability company, and FIRST STATES GROUP, L.P., a Delaware limited partnership (each, a “Limited Partner”, and collectively, the “Limited Partners”), as the limited partners. Certain capitalized terms are defined in Schedule A attached hereto.
RECITALS
(i)The Partnership was formed pursuant to the filing of the Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware on March 3, 2008 (as amended, amended and restated, or otherwise modified prior to the date hereof, the “Original Certificate of Limited Partnership”), in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.), as amended from time to time (the “Act”), and the execution of the Original Agreement of Limited Partnership (as defined below).
(ii)The Incumbent General Partner and First States Group, L.P., a Delaware limited partnership, entered into that certain Agreement of Limited Partnership of First States Investors 3300 B, L.P., dated as of April 1, 2008 (as amended, amended and restated, or otherwise modified prior to the date hereof, the “Original Agreement of Limited Partnership”).
(iii)On the Amendment Effective Date and pursuant to the NFR Purchase and Sale Agreement, the Partnership has sold and conveyed the NFR Property to the NFR Purchaser. Upon consummation of such sale and conveyance under the NFR Purchase and Sale Agreement, the Partnership no longer holds legal or equitable title to any of the Properties (as such term is defined in the Original Agreement of Limited Partnership).
(iv)On the Amendment Effective Date, and concurrent with the consummation of the Partnership’s sale and conveyance of the NFR Property to the NFR Purchaser pursuant to the NFR Purchase and Sale Agreement, the Partnership has repaid the Loan (as such term is defined in the Original Agreement of Limited Partnership) in full, and has discharged in full all of its obligations under all Loan Documents (as such term is defined in the Original Agreement of Limited Partnership), other than indemnity obligations that survive repayment of the Loan.
(v)The parties hereto desire to admit the Special General Partner as a general partner of the Partnership, and to set forth the rights and obligations of the General Partners and Limited Partners on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged by each party hereto, the Original Agreement of Limited Partnership is hereby amended and restated in its entirety as set forth in this Agreement.

Section 1.	Name.
The name of the limited partnership formed hereby is “First States Investors 3300 B, L.P.”

Section 2.	Principal Business Office.
The principal business office of the Partnership shall be located at c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, CA 92660, or at such other location as may hereafter be determined by the Incumbent General Partner.

Section 3.	Registered Office.
The address of the registered office of the Partnership in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, in the County of Kent, Delaware 19904.

Section 4.	Registered Agent.
The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, in the County of Kent, Delaware 19904.

Section 5.	Partners.
(a)The mailing addresses of the Partners are set forth on Schedule B attached hereto. Upon execution of a counterpart to this Agreement, without the need for the consent of any Person, NFR – 3300 B Special GP, LLC, a Delaware limited liability company, is hereby admitted as a general partner of the Partnership with the rights, powers, duties and authority of the Special General Partner hereunder.
(b)Subject to Section 9(c) and Section 9(d), the Partners may act by written consent.

Section 6.	Certificates.
The Original Certificate of Limited Partnership of the Partnership has been duly executed and filed by the Incumbent General Partner with the Secretary of State of the State of Delaware.

On the Amendment Effective Date, the Incumbent General Partner has executed and filed with the Secretary of State of the State of Delaware that certain Amended and Restated Certificate of Limited Partnership of the Partnership in substantially the form attached as Exhibit A hereto (as hereafter amended, amended and restated, or otherwise modified from time to time, the “Certificate of Limited Partnership”). The Incumbent General Partner or an authorized designee shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in any jurisdiction in which the Partnership may wish to conduct business.
The existence of the Partnership as a separate legal entity shall continue until cancellation of the Certificate of Limited Partnership as provided in the Act.

Section 7.	Purposes.
The purpose to be conducted or promoted by the Partnership is limited to the following activities:
(a)The Business.
(i)the performance under, and defense and enforcement of the Partnership’s rights and remedies under, the Master Agreement, the NFR Purchase and Sale Agreement, the Inducement Agreement, the Omnibus Agreement and the Other Purchase and Sale Agreements (the “Business”) and activities related thereto; and
(ii)engaging in any lawful act or activity and exercising any powers permitted to limited partnerships formed under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above- mentioned purposes.
(b)[intentionally left blank]
(c)The term of the Partnership commenced on the date the Original Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware and will continue to the date on which the Partnership is dissolved, wound up and terminated in accordance with the Act and this Agreement.

Section 8.	Powers.
Subject to Section 9(c), Section 9(d) and Section 7, the Partnership and the Incumbent General Partner and the Officers on behalf of the Partnership (i) shall have and exercise all powers necessary, convenient or incidental to accomplish the purposes as set forth in Section 7, and (ii) shall have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the Act; provided, however, that the Special General Partner shall have (i) the sole and exclusive rights, powers, duties and authority to act on behalf of the Partnership with respect to the matters set forth in Section 9(c), and (ii) the right to approve actions or other transactions by or involving the Partnership as set forth herein (including, without limitation, in Section 9(d)).

Section 9.	Management.
(a)Authorized Representatives. Subject to Section 9(c) and Section 9(d), the business and affairs of the Partnership shall be managed by the Incumbent General Partner; provided, however, that the Special General Partner shall have (i) the sole and exclusive rights, powers, duties and authority to act on behalf of the Partnership with respect to the matters set forth in Section 9(c), and (ii) the right to approve actions or other transactions by or involving the Partnership as set forth herein (including, without limitation, in Section 9(d)).
(b)Powers. Subject to Section 9(c) and Section 9(d), the Incumbent General Partner shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described in Section 7, including all powers, statutory or otherwise possessed by general partners under the laws of the State of Delaware. Subject to Section 9(c), Section 9(d) and Section 7, the Incumbent General Partner has the authority to bind the Partnership. Except as provided herein, the Limited Partner shall have no part in the operation or management of the Partnership and shall have no authority or right to act on behalf of or to bind the Partnership in connection with any matter.
(c)Exclusive Special General Partner Rights and Powers. Notwithstanding anything to the contrary contained in this Agreement, the Special General Partner shall have the exclusive right, power, duty and authority to act on behalf of the Partnership to enforce, amend or otherwise modify, compromise, waive or release rights, forbear, subordinate, extend, terminate, sell, assign, transfer, encumber or otherwise dispose of, or otherwise transact or deal with in any manner whatsoever, any of the Partnership’s rights, remedies and obligations under the Master Agreement to the extent such rights, remedies and obligations relate to any portion of the NFR Property or any Lease with respect to any portion of the NFR Property, including, without limitation, the right to receive, apply, disburse, assign, transfer, encumber or otherwise dispose of any Excess Termination Rights Payments relating to or otherwise attributable to any Lease with respect to any portion of the NFR Property (such exclusive right, power, duty and authority being referred to herein as the “Exclusive Special General Partner Rights and Powers”). The Special General Partner may appoint a third-party management agent pursuant to a business management services agreement, which management agent may be an Affiliate of the Special General Partner, to exercise any of the Exclusive Special General Partner Rights and Powers; provided, however, that such management agent shall not receive any compensation for its services under such business management services agreement. Without limiting the generality of the foregoing, neither the Incumbent General Partner nor any of its successors in such capacity nor any other general partner of the Partnership (other than the Special General Partner), shall have any right, power, duty or authority to exercise any of the Exclusive Special General Partner Rights and Powers, and any purported action taken by the Incumbent General Partner or such other person on behalf of the Partnership in contravention of the terms of this Section 9(c) shall be conclusively deemed to be ultra vires and null and void ab initio.
(d)Limitations on the Partnership’s Activities.
(A)    Unless consented to in writing by the Special General Partner (which consent the Special General Partner may grant or withhold in its sole and absolute discretion), the

Partnership shall, and the Incumbent General Partner shall cause the Partnership, to, so long as the Master Agreement remains in effect or any of the Obligations is outstanding:
(a)    not engage in any business other than as set forth in Section 7 above;
(b)    not have any assets other than the Partnership’s rights and remedies under, the Master Agreement, the NFR Purchase and Sale Agreement, the Inducement Agreement, the Omnibus Agreement and the Other Purchase and Sale Agreements;
(c)    not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, conversion to another type of entity, transfer its jurisdiction of formation or organization, transfer of partnership interests or the like, or amendment or other modification of this Agreement, the Certificate of Limited Partnership or the Master Agreement;
(d)    have, as its only general partners (other than the Special General Partner), Special Purpose Bankruptcy Remote Entities that are limited liability companies, each of which owns at least one one-hundredth percent (.01%) beneficial interest in the Partnership;
(e)    intend to remain solvent and intend to maintain adequate capital in light of its contemplated business operations;
(f)    not fail to correct any known misunderstanding regarding its separate identity;
(g)    maintain its accounts, books and records separate from any other Person and file its own tax returns, except to the extent that it is required or permitted to file consolidated tax returns by law;
(h)    maintain its books, records, resolutions and agreements;
(i)    not commingle its funds or assets with those of any other Person;
(j)    hold its assets in its own name, except for services rendered under a business management services agreement, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Partnership;
(k)    conduct its business in its name, except for services rendered under a business management services agreement, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Partnership,
(l)    maintain its financial statements, accounting records and other entity documents separate from any other Person, except as required by GAAP, in which event such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;
(m)    pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(n)    observe all partnership formalities;
(o)    not enter into or be a party to any transaction with an Affiliate except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, (ii) the NFR Purchase and Sale Agreement, (iii) the Inducement Agreement, or (iv) the Omnibus Agreement;
(p)    have no indebtedness;
(q)    not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;
(r)    not acquire obligations or securities of its partners;
(s)    allocate fairly and reasonably shared expenses, including shared office space, and use separate stationery, invoices and checks, which shall not bear the name of any other entity unless such other entity is clearly designated as being the Partnership’s agent;
(t)    not pledge its assets for the benefit of any other Person;
(u)    hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, except for services rendered under a business management services agreement, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Partnership;
(v)    maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(w)    not make loans to any Person;
(x)    not identify its partners or any Affiliate, as a division or part of it;
(y)    except for capital contributions by the partners and capital distributions to the partners properly reflected on the books and records of the entity, and except for the NFR Purchase and Sale Agreement, the Inducement Agreement and the Omnibus Agreement, will not enter into or be a party to, any transaction with its partners or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(z)    not have nor acquire any subsidiaries; and
(aa)    have no obligation to indemnify its officers or partners, as the case may be, except as provided in Section 33.
Failure of the Partnership, or the Incumbent General Partner on behalf of the Partnership, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Partnership as a separate legal entity or the limited liability of the Limited Partners; provided, however, that any purported action taken by the Partnership, or the Incumbent General Partner on behalf of the Partnership, in contravention of the terms of this Section 9(c)(A) by reason of the failure of the Partnership, or the Incumbent General Partner on behalf of the Partnership, to obtain the prior written consent of the Special General Partner, shall be conclusively deemed to be ultra vires and null and void ab initio.
(B)    [Intentionally left blank]
(C)    Notwithstanding any other provision of this Agreement and any other provision of law that otherwise so empowers the Partnership, the Partners, any Officer or any other Person, the parties hereto agree that so long as the Master Agreement remains in effect or any of the Obligations is outstanding, neither the Partners, nor the Officers, nor any other Person shall be authorized or empowered on behalf of the Partnership to, nor shall they permit the Partnership to, and the Partnership shall not, without the prior unanimous written consent of the Incumbent General Partner and the Special General Partner (and with respect to each such General Partner, the prior unanimous written consent of its members (including the respective Independent Member thereof)): file, institute proceedings or consent to the filing, of a voluntary or other bankruptcy or insolvency petition with respect to the Partnership, make any general assignment for the benefit of creditors of the Partnership or institute any other insolvency proceeding with respect to the Partnership, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official with respect to the Partnership or any of its assets, or admit in writing the Partnership’s inability to pay its debts generally as they become due, provided however, that so long as the Master Agreement remains in effect or any of the Obligations is outstanding, each General Partner may not authorize the taking of any of the foregoing actions, unless there is at least one Independent Member of such General Partner acting in such capacity and one such Independent Member has consented to such action.

Section 10.	General Partners; Independent Member.
So long as the Master Agreement remains in effect or any of the Obligations is outstanding, (a) the Partnership shall have a general partner, designated as the Incumbent General Partner, which, to the fullest extent permitted by law, including Section 17-1101(d) of the Act, shall consider only the interests of the Partnership, including, if the Partnership is insolvent, the Partnership’s creditors, in acting or otherwise voting on the matters for which its approval is required under Section 9(d)(C) and (b) each of the Incumbent General Partner and the Special General Partner shall at all times have one Independent Member whose consent is required for such General Partner to consent to the matters in Section 9(d)(C).

Section 11.	Officers.
(a)    Officers. The Incumbent General Partner may, from time to time, appoint one or more officers of the Partnership holding offices of Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President, Secretary, Assistant Secretary, and/or Chief Investment Officer, or any of them, or any other offices of the Partnership as shall be established by the Incumbent General Partner (each, an “Officer” and, collectively, the “Officers”). Upon such appointment, each Officer shall be vested with the authority, rights and obligations set forth herein or, subject to any restrictions in this Agreement, as determined by the Incumbent General Partner; provided, however, that the Incumbent General Partner may, from time to time, in its sole discretion (i) appoint one or more additional Officers, (ii) with or without cause, remove, replace or substitute one or more Officers and (iii) limit or restrict the authority of one or more Officers; provided, further, that no Officer shall have any authority, right or obligation to act on behalf, or otherwise exercise any right, power, duty or authority, of the Special General Partner. Any number of offices may be held by the same person. In furtherance of the foregoing, the persons set forth on Schedule C attached hereto are each appointed Officers of the Partnership holding the title or titles set forth opposite such person’s name on Schedule C attached hereto, and, subject to this Agreement, each and any of such Officers are hereby authorized and directed to execute on behalf of the Partnership any and all documents, instruments and agreement required to be executed by the Partnership (including, without limitation, the organizational documents of the Partnership).
(b)    Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Incumbent General Partner not inconsistent with this Agreement, are agents of the Partnership for the purpose of the Partnership’s business and, subject to Section 9(c) and Section 9(d), the actions of the Officers taken in accordance with such powers shall bind the Partnership.
(c)    Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have fiduciary duties identical to those of officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12.	Limited Liability.
Except as provided in the Act, each General Partner has the liabilities of a partner in a partnership without limited partners to Persons other than the Partnership and the other Partners. Except as provided herein or by the Act, each General Partner shall have the liabilities of a partner in a partnership without limited partners to the Partnership and the other Partners. Except as otherwise expressly required by applicable law, each Limited Partner, in its capacity as such, shall have no liability in excess of (a) the amount of its capital contribution to the Partnership, (b) its share of any undistributed profits and assets of the Partnership, (c) its obligation to make other payments expressly provided for in this Agreement, and (d) the amount of any distributions wrongfully distributed to it.

Section 13.	Capital Contributions.
The Incumbent General Partner and the Limited Partners have contributed to the Partnership property of an agreed value as listed on Schedule B attached hereto. The Special General Partner neither has made any contribution to the capital of the Partnership, nor has any obligation to make any contribution to the capital of the Partnership. As of the Amendment Effective Date, the Special General Partner does not have a partnership interest (as defined in Section 17-101 of the Act) in the Partnership.

Section 14.	Additional Contributions.
No Partner is required to make any additional capital contribution to the Partnership. In addition, a Partner (other than the Special General Partner) may make additional capital contributions to the Partnership at any time upon the written consent of the Incumbent General Partner. To the extent that a Partner makes an additional capital contribution to the Partnership, the Incumbent General Partner shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 14, are intended to benefit the General Partners and the Limited Partners and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Partnership other than NFR Purchaser (and no creditor of the Partnership other than NFR Purchaser shall be a third-party beneficiary of this Agreement), and each Limited Partner shall not have any duty or obligation to any creditor of the Partnership to make any contribution to the Partnership or to issue any call for capital pursuant to this Agreement.

Section 15.	Allocation of Profits and Losses.
The Partnership’s profits and losses shall be allocated .01% to the Incumbent General Partner and 99.99% to the Limited Partners (in accordance with their respective partnership interest percentages).

Section 16.	Distributions.
Distributions shall be made .01% to the Incumbent General Partner and 99.99% to the Limited Partners (in accordance with their respective partnership interest percentages) at the times and in the aggregate amounts determined by the Incumbent General Partner. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to a Partner on account of its interest in the Partnership if such distribution would violate the Act.

Section 17.	Books and Records.
The Incumbent General Partner shall keep or cause to be kept complete and accurate books of account and records with respect to the Partnership’s business. The books of the Partnership shall at all times be maintained by the Incumbent General Partner, and the Special General Partner shall at all times be entitled to full access to all such books of account and records. The Partnership’s books of account shall be kept using the method of accounting determined by the Incumbent General Partner. The Partnership’s independent auditor, if any, shall be an independent public accounting firm selected by the Incumbent General Partner.

Section 18.	Other Business.
Notwithstanding any duty otherwise existing in law or equity, the General Partners and the Limited Partners and any respective Affiliate of the General Partners or the Limited Partners may engage in or possess an interest in other business ventures (unconnected with the Partnership) of every kind and description, independently or with others, and the Partnership shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement notwithstanding any other provision to the contrary at law or in equity.

Section 19.	Indemnification and Exculpation.

(a)    Subject to Section 9 and this Section 19, the Partnership shall indemnify and hold harmless, to the fullest extent permitted by law, each of the Officers and Partners and their respective direct and indirect executors, administrators, heirs, assigns, partners, members, shareholders, employees, agents, directors and officers, as applicable, in each case in their capacity as such (collectively, the “Indemnitees”), from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, awards, costs and expenses (including reasonable attorneys’ fees, disbursements and court costs) (collectively, “Losses”) incurred by reason of any act or omission performed or omitted by such Indemnitees in good faith on behalf of the Partnership and, except for any act or omission constituting the exercise by the Incumbent General Partner of any Exclusive Special General Partner Rights and Powers or requiring the prior written consent of the Special General Partner under Section 9(d), in a manner reasonably believed to be within the scope of the authority conferred on such Indemnitee by this Agreement, provided that the foregoing indemnity shall not apply to any Losses which arise out of, but only to the extent such Losses arise out of, the gross negligence, fraud or willful misconduct of such Indemnitee as determined by the final, nonappealable order of a court of competent jurisdiction; provided, however, that any indemnity under this Section 19 by the Partnership shall be provided out of and to the extent of Partnership assets only, and the Partners shall not have personal liability on account thereof; and provided further, that so long as the Master Agreement remains in effect, no indemnity payment from funds of the Partnership (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable. Notwithstanding anything to the contrary contained herein, the Partnership’s obligation to indemnify any party hereunder shall, for so long as there remains outstanding any obligation of the Partnership under the Inducement Agreement, be fully subordinated to the obligations of the Partnership under the Inducement Agreement and, to the fullest extent permitted by law, shall not constitute a claim against the Partnership in the event that available cash flow is insufficient to pay such obligation.
(b)    To the fullest extent permitted by law but subject to Section 10, Section 11, and Section 19(c), the Indemnitees shall not have any liability (including, without limitation, liabilities for the breach of any fiduciary duties) to the Partnership or any other Person who is bound by this Agreement for any Losses incurred by reason of any act or omission performed or omitted by such Indemnitees in good faith on behalf of the Partnership and, except for any act or omission constituting the exercise by the Incumbent General Partner of any Exclusive Special General Partner Rights and Powers or requiring the prior written consent of the Special General Partner under Section 9(d), in a manner reasonably believed to be within the scope of the authority conferred on such Indemnitee by this Agreement, except where such Losses are incurred by reason of such Indemnitee’s gross negligence, fraud or willful misconduct. The Indemnitees shall be entitled to rely upon the advice of legal counsel, accountants and other experts, including financial advice of investment bankers, and any act of or failure to act by an Indemnitee in good faith reliance upon such advice shall in no event subject an Indemnitee to liability to the Partnership or any other Person who is bound by this Agreement.
(c)     Notwithstanding any provision to the contrary set forth herein, nothing contained in this Agreement shall be interpreted or construed as (i) eliminating or otherwise restricting in any way the duties (including fiduciary duties) or liabilities for breach of contract or breach of duties (including fiduciary duties) of the Incumbent General Partner to the Partnership and the Partners arising from any act or omission of the Incumbent General Partner in contravention of

Section 9(c), Section 9(d) (by reason of the failure to obtain the prior written consent of the Special General Partner) or Section 21(a), or (ii) entitling or providing the Incumbent General Partner or any of its direct and indirect executors, administrators, heirs, assigns, partners, members, shareholders, employees, agents, directors and officers (collectively, the “Incumbent General Partner Parties”) with any rights to indemnification under this Section 9 arising from any act or omission of such Incumbent General Partner Party in contravention of Section 9(c), Section 9(d) (by reason of the failure to obtain the prior written consent of the Special General Partner) or Section 21(a).
(d)    To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by an Indemnitee defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 19.
(e)    To the fullest extent permitted by law but in all events subject to Section 9(c), Indemnitee shall be fully relieved of duties (including fiduciary duties), and fully protected from liability to the Partnership, any Partner or any other Person who is bound by this Agreement in relying in good faith upon the provisions of this Agreement, upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Partners might properly be paid.
(f)    The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnitee to the Partnership or its Partners otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnitee to the fullest extent permitted by law.
(g)    The foregoing provisions of this Section 19 shall survive any termination of this Agreement.

Section 20.	Assignments and Other Dispositions.
(a)    Incumbent General Partner.
(i)    For so long as the Master Agreement shall remain in effect or any of the Obligations is outstanding, the Incumbent General Partner shall not assign, transfer, collaterally assign, encumber, create any lien or security interest on, or otherwise dispose in any manner whatsoever any of its general partner interest in the Partnership, and any purported assignment or other disposition (including, without limitation, any purported assignment by merger or consolidation) shall be null and void ab initio.
(ii)    Provided that the Master Agreement shall no longer remain in effect and all Obligations have been discharged in full, subject to Section 10 and this Section 20, the

Incumbent General Partner may assign in whole or in part its incumbent general partner interest in the Partnership. Subject to Section 10 and Section 22, the transferee of an incumbent general partner interest in the Partnership shall be admitted to the Partnership as the incumbent general partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Incumbent General Partner transfers all of its incumbent general partner interest in the Partnership pursuant to this Section 20(a)(ii), such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Incumbent General Partner shall cease to be the incumbent general partner of the Partnership, and the parties hereto agree that following such an transferor Incumbent General Partner ceasing to be an incumbent general partner of the Partnership in accordance with this Agreement, any remaining incumbent general partners of the Partnership, including a substitute incumbent General Partner, and (to the extent set forth herein, the Special General Partner) are hereby authorized to, and shall, continue the business of the Partnership without dissolution. Notwithstanding anything in this Agreement to the contrary but subject to Section 10, any successor to the Incumbent General Partner by merger or consolidation shall, without further act, be the General Partner hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Partnership shall continue without dissolution.
(b)    Special General Partner. Subject to Section 10 and this Section 20, the Special General Partner may not assign or transfer in whole or in part (or collaterally assign, encumber, grant a lien or security interest in) its special general partner interest in the Partnership, except to (i) the transferee of all of the NFR Property, or (ii) a Permitted Lender following foreclosure of such Permitted Lender’s mortgage lien and security interests (or its receipt of a deed in lieu of foreclosure). Subject to Section 10 and Section 22, the transferee of a special general partner interest in the Partnership shall be admitted to the Partnership as a special general partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Special General Partner transfers all of its special general partner interest in the Partnership pursuant to this Section 20(a)(ii), such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Special General Partner shall cease to be a special general partner of the Partnership.
(c)    Limited Partners.
(i)    For so long as the Master Agreement shall remain in effect or any of the Obligations is outstanding, no Limited Partner shall assign, transfer, collaterally assign, encumber, create any lien or security interest on, or otherwise dispose in any manner whatsoever any of its limited partner interest in the Partnership, and any purported assignment or other disposition (including, without limitation, any purported assignment by merger or consolidation) shall be null and void ab initio.
(ii)    Provided that the Master Agreement shall no longer remain in effect and all Obligations have been discharged in full, subject to this Section 20 and Section 22, a Limited Partner may assign in whole or in part its limited partner interest in the Partnership. Subject to Section 22, the transferee of a limited partner interest in the Partnership shall be admitted to the

Partnership as a limited partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If a Limited Partner transfers all of its limited partner interest in the Partnership pursuant to this Section 20, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Limited Partner shall cease to be a limited partner of the Partnership. Notwithstanding anything in this Agreement to the contrary, any successor to a Limited Partner by merger or consolidation shall, without further act, be the Limited Partner hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Partnership shall continue without dissolution.

Section 21.	Withdrawal.
(a)    So long as the Master Agreement remains in effect or any of the Obligations is outstanding, neither the Incumbent General Partner nor any Limited Partner may withdraw from the Partnership. If the Incumbent General Partner withdraws notwithstanding this Section 21, an additional general partner of the Partnership shall be admitted to the Partnership, subject to Section 22, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the withdrawal and, immediately following such admission, the withdrawing Incumbent General Partner shall cease to be the incumbent general partner of the Partnership.
(b)    The Special General Partner may withdraw from the Partnership upon written notice to the Incumbent General Partner. In the event of such withdrawal, a successor special general partner shall be admitted to the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the withdrawal and, immediately following such admission, the withdrawing Special General Partner shall cease to be the incumbent general partner of the Partnership.

Section 22.	Admission of Additional Partners.
One or more additional Limited Partners of the Partnership may be admitted to the Partnership with the written consent of the General Partner; provided, however, that, notwithstanding the foregoing, so long as the Master Agreement remains in effect or any of the Obligations is outstanding, no additional Limited Partner or Incumbent General Partner may be admitted to the Partnership unless permitted by Section 20, 21 or 22.

Section 23.	Dissolution.
(a)    The Partnership shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
(i)    the occurrence of an event of withdrawal (as defined in the Act) with respect to a General Partner, other than the Bankruptcy of a General Partner; provided, the Partnership shall not be dissolved and required to be wound up in connection with any of the event specified in this clause (i) if (1) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and shall carry on the business of the Partnership, or (2) if at such time there is no remaining Incumbent General Partner, if within 120 days after such event of withdrawal, all of the Limited Partners agree in writing or vote to continue the business of the Partnership and to appoint, effective as of the event of withdrawal, one or more additional Incumbent General Partners, or (3) the Partnership is continued without dissolution in a manner permitted by the Act or this Agreement;
(ii)    there are no limited partners of the Partnership unless the business of the Partnership is continued in accordance with the Act and this Agreement; or
(iii)    the entry of a decree of judicial dissolution under Section 17-802 of the Act.
Notwithstanding any other provision of this Agreement to the contrary, upon the occurrence of an event that causes the last remaining limited partner in the Partnership to cease to be a limited partner in the Partnership or that causes the last remaining Limited Partner to cease to be a limited partner of the Partnership (other than upon continuation of the Partnership without dissolution upon (i) an assignment by the Limited Partner of all of its limited partner interest in the Partnership and the admission of the transferee pursuant to Section 20 and Section 22, or (ii) the withdrawal of the Limited Partner and the admission of an additional limited partner of the Partnership pursuant to Section 21 and Section 22), to the fullest extent permitted by law, all of the Partners agree that the personal representative of such limited partner is hereby authorized to, and shall within ninety (90) days after the occurrence of the event that terminated the continued membership of such limited partner in the Partnership, agree in writing (i) to continue the Partnership, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute limited partner of the Partnership, effective as of the occurrence of the event that terminated the continued membership of the last remaining limited partner of the Partnership in the Partnership.
Notwithstanding any other provision of this Agreement, upon the occurrence of any event that results in any general partner ceasing to be a general partner in the Partnership under the Act, to the fullest extent permitted by law, if at the time of the occurrence of such event there is at least one remaining general partner of the Partnership, such remaining general partner(s) of the Partnership is (are) hereby authorized to and, to the fullest extent permitted by law, shall carry on the business of the Partnership.
(b)    Notwithstanding any other provision of this Agreement to the contrary, the Bankruptcy of a general partner of the Partnership shall not cause such general partner to cease to be a general partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution.
(c)    Notwithstanding any other provision of this Agreement, the Bankruptcy of a Limited Partner shall not cause the Limited Partner or, respectively, to cease to be a limited partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution.

(d)    Notwithstanding any other provision of this Agreement, each of the General Partners and the Limited Partners waives any right it might have to agree in writing to dissolve the Partnership upon the Bankruptcy of any of the General Partners or any of the Limited Partners, or upon the occurrence of an event that causes any General Partner or any Limited Partner to cease to be a partner of the Partnership.
(e)    In the event of dissolution, the Partnership shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Partnership in an orderly manner), and the assets of the Partnership shall be applied in the manner, and in the order of priority, set forth in the Act.
(f)    Notwithstanding any other provision of this Agreement, the Bankruptcy of any Partner shall not cause such Partner to cease to be a Partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution. Except as otherwise required by law, notwithstanding any other provision of this Agreement, the dissolution of any Partner shall not, by itself, cause the Partnership to be dissolved or its affairs to be wound up and upon the occurrence of such an event, the Partnership shall continue without dissolution.
The Partnership shall terminate when (i) all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership shall have been distributed to the Partners in the manner provided for in this Agreement and (ii) the Certificate of Limited Partnership shall have been canceled in the manner required by the Act.

Section 24.	Waiver of Partition; Nature of Interest.
Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the General Partners and the Limited Partners hereby irrevocably waives any right or power that such Person might have to cause the Partnership or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Partnership, to compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Partnership. No Partner shall have any interest in any specific assets of the Partnership, and no Partner shall have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of a Partner in the Partnership is personal property.

Section 25.	Benefits of Agreement; No Third-Party Rights.
None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Partnership or by any creditor of the General Partners or the Limited Partners. Nothing in this Agreement shall be deemed to create any right in any Person (other than Indemnitees, the Special GP Indemnitees and NFR Purchaser) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person other than the Indemnitees, the Special GP Indemnitees and the NFR Purchaser.

Section 26.	Severability of Provisions.
Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 27.	Entire Agreement.
This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 28.	Binding Agreement.
Notwithstanding any other provision of this Agreement, the General Partner and the Limited Partner agree that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 19, 20, 21, 22, 23, 25, 28, 30, 33 and 34 constitutes a legal, valid and binding agreement of each General Partner and each Limited Partner, and is enforceable against each General Partner and/or each Limited Partner in accordance with its terms.

Section 29.	Governing Law.
This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 30.	Amendments.
Subject to Section 9(c) and Section 9(d), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by each of the Incumbent General Partner and the Special General Partner.

Section 31.	Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 32.	Notices.
Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Partnership, to the Partnership at its address in Section 2, (b) in the case of a General Partner, to such General Partner at its address as listed on Schedule B attached hereto, (c) in the case of a Limited Partner, to such Limited Partner at its address as listed on Schedule B attached hereto and (d) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 33.	Special Indemnification for Special General Partner.
(a)    Each of the Partnership, the Incumbent General Partner and each Limited Partner shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted by law, the Special General Partner and each of its direct and indirect executors, administrators, heirs, assigns, partners, members, shareholders, employees, agents, directors and officers, in each case in their capacity as such (collectively, the “Special GP Indemnitees”), from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, awards, settlement amounts, costs and expenses (including reasonable attorneys’ fees, disbursements and court costs) (collectively, “Special GP Losses”) incurred by reason of: (i) any and all debts and obligations of the Partnership of any kind whatsoever, whether incurred, accrued or otherwise existing prior to, on or after the Amendment Effective Date, and (ii) any act or omission performed or omitted by such Special GP Indemnitee in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Special GP Indemnitee by this Agreement, provided that the foregoing indemnity shall not apply to any Special GP Losses which arise out of, but only to the extent such Special GP Losses arise out of, the gross negligence, fraud or willful misconduct of such Indemnitee as determined by the final, nonappealable order of a court of competent jurisdiction.
(b)    The right of any Special GP Indemnitees to the indemnification provided herein shall be cumulative of, and in addition to, any rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Special GP Indemnitee’s successors, assigns and legal representatives
(c)    The foregoing provisions of this Section 33 shall survive any termination of this Agreement.

Section 34.	Partnership Interests.
The partnership interests in the Partnership shall not be evidenced by certificates. The partnership interests in the Partnership shall not constitute “securities” within the meaning of, or governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, or (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (“Article 8”). Notwithstanding any provision in this Agreement, the Partnership and its Partners may not otherwise determine or opt in to Article 8 with respect to the partnership interests in the Partnership.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

INCUMBENT GENERAL PARTNER:
FIRST STATES INVESTORS 3300 B GP, LLC,
a Delaware limited liability company

By:	_________________________________
Name:
Title:
SPECIAL GENERAL PARTNER:
NFR – 3300 B SPECIAL GP, LLC,
a Delaware limited liability company

By:	_________________________________
Name:
Title:
LIMITED PARTNERS:
FIRST STATES GROUP, L.P.,
a Delaware limited partnership

By:	_______________________________
Name:
Title:
KBS ACQUISITION SUB-OWNER 3, LLC,
a Delaware limited liability company

By:	_______________________________
Name:
Title:

SCHEDULE A
Definitions

A.	Definitions
When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
“Act” has the meaning set forth in the Recitals to this Agreement.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person and (ii) any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, the foregoing.
“Agreement” means this Amended and Restated Agreement of Limited Partnership of the Partnership, together with the schedules and exhibits attached hereto, as amended, restated or supplemented or otherwise modified from time to time.
“Amendment Effective Date” means [________________].
“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. With respect to a general partner of the Partnership, the foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the events set forth in Sections 17-402(a)(4) and 17-402(a)(5) of the Act.
“Certificate of Limited Partnership” has the meaning set forth in Section 6.
“Control” of any Person means the ownership, directly or indirectly, of more than 50% of the equity interests in, and the right to more than 50% of the distributions from, such Person and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto). A party shall not be deemed to not have Control of another Person by reason of the fact that the other partners, members or other Persons have the right to participate in decision-making, including the right to approve certain decisions.
“Excess Termination Rights Payment” has the meaning assigned to that term in the Master Agreement.
“Exclusive Special General Partner Rights and Powers“ has the meaning set forth in Section 9(c).
“GAAP” means U.S. generally accepted accounting principles.
“Guarantors” means, collectively, KBS REIT Properties, LLC, a Delaware limited liability company, and KBS Debt Holdings LLC, a Delaware limited liability company, each of which shall be referred to herein as a “Guarantor”.
“Incumbent General Partner” has the meaning set forth in the preamble hereof and includes any Person admitted as a substitute incumbent general partner of the Partnership pursuant to the provisions of this Agreement, each in its capacity as an incumbent general partner of the Partnership.
“Incumbent General Partner Parties” has the meaning set forth in Section 19(c).
“Indemnitees” has the meaning set forth in Section 19(a).
“Independent Member” (i) with respect to the Independent Member of the Incumbent General Partner, has the meaning set forth for such term in the Limited Liability Company Operating Agreement of the General Partner, dated as of April 1, 2008, as amended from time to time, and (ii) with respect to the Independent Member of the Special General Partner, has the meaning set forth for such term in the Limited Liability Company Operating Agreement of the Special General Partner, dated as of [________________], as amended from time to time.
“Inducement Agreement” means that certain Inducement and Guaranty Agreement dated as of the date hereof, by and among the Partnership, the NFR Purchaser and the Guarantors, as amended or otherwise modified from time to time.
“Limited Partners” means First States Group, L.P. and KBS Acquisition Sub-Owner 3, LLC, and includes any Person admitted as a substitute limited partner of the Partnership pursuant to the provisions of this Agreement, each in its capacity as a limited partner of the Partnership.
“Lease” has the meaning set forth for such respective term in the Master Agreement.
“Losses” has the meaning set forth in Section 19(a).
“Master Agreement” means that certain Master Agreement Regarding Leases made and entered into as of September 22, 2004 by and between Wachovia Bank, National Association, and Original Master Landlord, as amended by that certain First Amendment to Master

Agreement dated as of June, 2005, as amended and assigned by the Original Master Landlord to the Partnership pursuant to that certain Second Amendment to Master Agreement dated as of April 1, 2008, and as further amended or otherwise modified from time to time.
“NFR Property” means, collectively, the real and personal property sold and conveyed by the Partnership to NFR Purchaser pursuant to the NFR Purchase and Sale Agreement.
“NFR Purchase and Sale Agreement” means, collectively, the Purchase and Sale Agreement (or Agreements), dated as of November 6, 2012 by and between the Partnership, as seller, and NFR Purchaser, as purchaser, as amended or otherwise modified from time to time.
“NFR Purchaser” means [National Financial Realty – WFB East Coast, LLC, a Delaware limited liability company].
“Obligations” means, collectively, the liabilities and obligations of the Partnership under or in connection with the Inducement Agreement or any related document in effect as of any date of determination.
“Officers” has the meaning set forth in Section 11(a).
“Omnibus Agreement” means that certain Omnibus Agreement dated as of the date hereof, by and among the Partnership, the NFR Purchaser, and the Guarantors, as amended or otherwise modified from time to time.
“Original Agreement of Limited Partnership” has the meaning set forth in the Recitals to this Agreement.
    “Original Certificate of Limited Partnership” has the meaning set forth in the Recitals to this Agreement.
“Original Master Landlord” means First States Investors 3300, LLC, a Delaware limited liability company.
“Other Purchase and Sale Agreements” means, collectively, the sale agreements set forth in Schedule D attached hereto.
“Partners” means any Person who is admitted as a partner of the Partnership, whether as a General Partner or a Limited Partner, or both.
“Partnership” means First States Investors 3300 B, L.P., a Delaware limited partnership.
“Permitted Lender” means either (i) a single lender which has extended loans (including refinancing loans) to NFR Purchaser or its Affiliates secured by a mortgage lien and security interests on or in any portion of the NFR Property, or (ii) a single administrative agent acting for one or more lenders which have extended loans (including refinancing loans) to NFR Purchaser or its Affiliates secured by a mortgage lien and security interests on or in any portion of the NFR Property.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust (including the beneficiary thereof), estate, unincorporated organization, any other organization (whether or not a legal entity), any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Special General Partner” has the meaning set forth in the preamble hereof and includes any Person admitted as a substitute special general partner of the Partnership pursuant to the provisions of this Agreement, each in its capacity as a special general partner of the Partnership.
“Special GP Indemnitees” has the meaning set forth in Section 33.
“Special GP Losses” has the meaning set forth in Section 33.
“Special Purpose Bankruptcy Remote Entity” means a Person which shall at all times:

(i)
not engage in any business other than acting as the general partner of the Partnership in exercising the rights of the Incumbent General Partner (as defined in the Limited Partnership Agreement) on behalf of the Partnership;

(ii)	not have any assets other than those related to its partnership interest in the Partnership;

(iii)	intend to remain solvent and intend to maintain adequate capital in light of its contemplated business operations;

(iv)	not fail to correct any known misunderstanding regarding its separate identity;

(v)	maintain its accounts, books and records separate from any other Person and file its own tax returns, except to the extent that it is required or permitted to file consolidated tax returns by law;

(vi)	maintain its books, records, resolutions and agreements;

(vii)	not commingle its funds or assets with those of any other Person;

(viii)
hold its assets in its own name, except for services rendered under a business management services agreement, so long as the manager, or equivalent thereof, under, such business management services agreement holds itself out as an agent of such Person;

(ix)
conduct its business in its name, except for services rendered under a business management services agreement, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Person;

(x)
maintain its financial statements, accounting records and other entity documents separate from any other Person, except as required by GAAP, in which event such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(xi)	pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xii)	observe all limited liability company formalities;

(xiii)
not enter into or be a party to any transaction with an Affiliate except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xiv)
have no indebtedness other than liabilities incurred in the ordinary course of business relating to acting as Incumbent General Partner of the Partnership and the routine administration of such Person in an aggregate amount not to exceed $__________ at any time outstanding;

(xv)	not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xvi)	not acquire obligations or securities of its members;

(xvii)
allocate fairly and reasonably shared expenses, including shared office space, and use separate stationery, invoices and checks, which shall not bear the name of any other entity unless such other entity is clearly designated as being such Person’s agent;

(xviii)	not pledge its assets for the benefit of any other Person;

(xix)
hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, except for services rendered under a business management services agreement, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Person;

(xx)	maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxi)	not make loans to any Person;

(xxii)	not identify its members or any Affiliate, as a division or part of it;

(xxiii)
except for capital contributions from the members or capital distributions to the members properly reflected on the books and records of the entity, will not enter into or be a party to, any transaction with its members or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxiv)
to the fullest extent permitted by law, not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, conversion to another type of entity, transfer of such Person’s jurisdiction of formation, transfer of limited liability company interests or the like, the amendment of such Person’s limited liability company or the certificate of formation;

(xxv)
to the fullest extent permitted by law, not (A) file, institute proceedings or consent to the filing, of a voluntary or other bankruptcy or insolvency petition with respect to such Person or the Partnership, (B) make any general assignment for the benefit of creditors of such Person or the Partnership or (C) institute any other insolvency proceeding with respect to such Person or the Partnership, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official with respect to such Person or the Partnership, or (E) admit in writing such Person’s or the Partnership’s inability to pay its debts generally as they become due;

(xxvi)	not withdraw as a general partner of the Partnership;

(xxvii)	not have nor acquire any subsidiaries (other than the Partnership); and

(xxviii)
have no obligation to indemnify its officers or members, as the case may be, or have such an obligation that is fully subordinated to the Obligations and will not constitute a claim against such Person if cash flow in excess of the amount required to pay the Obligations is insufficient to pay the Obligations;

(xxix)
have organizational documents forming such Person as a limited liability company under the laws of the State of Delaware, and which further provide for a special non-economic member of such Person, constituting the Independent Member, which shall be a natural person selected by the Special General Partner at its sole discretion, who shall not have been at the time of such individual’s appointment as an Independent Member of such Person, does not thereafter become while serving as an Independent Member, and shall not have been at any time during the five (5) year period preceding such appointment (A) a member of, or an officer or employee of, such Person or any of its members, subsidiaries or Affiliates,

(B) a member (other than as an Independent Member) of any member, subsidiary or Affiliate of such Person, (C) a customer of, or supplier to, such Person or any of its members, subsidiaries or Affiliates, (D) a Person who Controls any such member, supplier or customer, or (E) a member of the immediate family of any such member, officer, employee, supplier or customer or of any member of such Person (other than as an Independent Member);

(xxx)
have organizational documents that provide that, so long as the Master Agreement remains in effect or any of the Obligations is outstanding, no member of such Person shall remove the Independent Member without the prior written consent of the Special General Partner;

(xxxi)
have organizational documents that provide that, so long as the Master Agreement remains in effect or any of the Obligations is outstanding, neither the members, nor any officer, nor any other Person shall be authorized or empowered on behalf of such Person to, nor shall they permit such Person to, and such Person shall not, on its own behalf or on behalf of the Partnership, without the prior unanimous written consent of the all members of such Person (including the Independent Member): (i) file, institute proceedings or consent to the filing, of a voluntary or other bankruptcy or insolvency petition with respect to such Person or the Partnership, make any general assignment for the benefit of creditors of such Person or the Partnership or institute any other insolvency proceeding with respect to such Person or the Partnership, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official with respect to such Person or the Partnership or admit in writing such Person’s or the Partnership’s inability to pay its debts generally as they become due, (ii) withdraw, or cause the withdrawal of, such Person as a general partner of the Partnership, (iii) commence or otherwise undertake a dissolution, winding up, liquidation, consolidation or merger of such Person, or a sale, transfer, encumbrance or other disposition of the assets of such Person, a conversion of such Person to another type of entity, transfer of such Person’s jurisdiction of formation, transfer of limited liability company interests of such Person, or an amendment of such Person’s limited liability company agreement or certificate of formation, or (iv) incur indebtedness other than liabilities incurred in the ordinary course of business relating to acting as Incumbent General Partner of the Partnership and the routine administration of such Person in an aggregate amount not to exceed $__________ at any time outstanding; provided however, that so long as the Master Agreement remains in effect or any of the Obligations is outstanding, each member of such Person (other than the Independent Member) may not authorize the taking of any of the foregoing actions, on behalf of or with respect to such Person or the Partnership, unless there is at least one Independent Member then acting in such capacity and such Independent Member has consented to such action;

(xxxii)
have organizational documents that provide that (A) the Independent Member shall be a member of such person that has no interest in the profits, losses and capital of such Person and has no right to receive any distributions of such Person’s assets, (B) Independent Member shall not be required to make any capital contributions to such Person and shall not receive a limited liability company interest in such Person, and (C) Independent Member, in its capacity as Independent Member, may not bind such Person; and

(xxxiii)
have organizational documents that provide that (A) upon the occurrence of any event that causes the last remaining member of such Person to cease to be the member of such Person, any Person acting as the Independent Member thereof shall, without any action of any other Person and simultaneously with such last remaining member ceasing to be the member of such Person, automatically be admitted as a member of such Person and shall continue such Person’s existence without dissolution and (B) the Independent Member may not resign from such Person or transfer its rights as Independent Member or be removed as Independent Member unless (1) a successor Independent Member approved by the Special General Partner has been admitted to such Person as Independent Member in accordance with requirements of Delaware law and (2) such successor Independent Member has also accepted its appointment as Independent Member.

B.	Rules of Construction
Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Schedule or Exhibit references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B
Partners

Name	Mailing Address	Agreed Value of Capital Contribution	Partnership Interest
First States Investors 3300 B GP, LLC	c/o Gramercy Capital Corp., 420 Lexington Avenue, 19th Floor, New York, NY 10170	Reflected in the Partnership's books and records.	.01%
NFR – 3300 B Special GP, LLC	c/o National Financial Realty, Inc. 21250 Hawthorne Blvd., Torrance, CA 90503 Attention: Vincent E. Pellerito	$0	0.00%
First States Group, L.P.	c/o Gramercy Capital Corp., 420 Lexington Avenue, 19th Floor, New York, NY 10170	Reflected in the Partnership's books and records.	10.99%
KBS Acquisition Sub-Owner 3, LLC		Reflected in the Partnership's books and records.	89.00%

B-1

SCHEDULE C
Officers

OFFICER	TITLE

Peter M. Bren	President

Keith D. Hall	Executive Vice President

Peter McMillan III	Executive Vice President, Treasurer and Secretary

Charles J. Schreiber, Jr.	Chief Executive Officer

David E. Snyder	Chief Financial Officer and Assistant Secretary

Stacie K. Yamane	Chief Accounting Officer and Assistant Secretary

SCHEDULE D
Other Purchase and Sale Agreements

EXHIBIT A
CERTIFICATE OF LIMITED PARTNERSHIP

EXHIBIT X
AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
FIRST STATES INVESTORS 3300 B GP, LLC

A Delaware limited liability company
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (together with the Schedules and Exhibits attached hereto, as amended, restated or otherwise modified from time to time, this “Agreement”) of FIRST STATES INVESTORS 3300 B GP, LLC (the “Company”), is made and entered into as of [________________], by FIRST STATES GROUP, L.P., as the sole equity member (“Sole Member”), a Delaware limited partnership, having an address of c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, CA 92660, and _________________ as the Independent Member (as defined herein). Sole Member, the Independent Member and any Person (as defined on Schedule A hereto) who hereafter may be admitted as an additional member of the Company or a successor member of the Company in accordance with this Agreement hereinafter are each individually referred to as a “Member” and are collectively referred to as the “Members”. Sole Member or, if Sole Member shall transfer all or any portion of its limited liability company interest in the Company in accordance with this Agreement, any additional or successor member(s) of the Company who are admitted to the Company as a successor to all or any portion of Sole Member’s interest in the Company in accordance with this Agreement, are referred to as “Equity Members”. This Agreement shall constitute the “limited liability company agreement” (as defined in the Act as defined below) of the Company. Certain capitalized terms are defined in Schedule A hereto.
RECITALS
A.The Company was formed pursuant to the filing of a Certificate of Formation on March 3, 2008, (as amended, amended and restated, or otherwise modified prior to the date hereof, the “Original Certificate of Formation”), in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended from time to time (the “Act”) and by the execution of the Original LLC Operating Agreement (as defined below).
B.The Sole Member and Joseph K. Winrich, as the original independent member of the Company (“Original Independent Member”), entered into that certain Limited Liability Company Operating Agreement of the Company dated as of April 1, 2008 (as amended, amended and restated, or otherwise modified prior to the date hereof, the “Original LLC Operating Agreement”).
C.On the Amendment Effective Date and pursuant to the NFR Purchase and Sale Agreement, the Partnership has sold and conveyed the NFR Property to the NFR Purchaser. Upon consummation of such sale and conveyance under the NFR Purchase and Sale Agreement, the Partnership no longer holds legal or equitable title to any of the Properties (as such term is defined in the Original LLC Operating Agreement).
D.On the Amendment Effective Date, and concurrent with the consummation of the Partnership’s sale and conveyance of the NFR Property to the NFR Purchaser pursuant to the NFR Purchase and Sale Agreement, the Partnership has repaid the Loan (as such term is defined in the Original LLC Operating Agreement) in full, and has discharged in full all of its obligations under all Loan Documents (as such term is defined in the Original LLC Operating Agreement), other than indemnity obligations that survive repayment of the Loan.
E.On the Amendment Effective Date, and concurrent with the consummation of the Partnership’s sale and conveyance of the NFR Property to the NFR Purchaser pursuant to the NFR Purchase and Sale Agreement, the Agreement of Limited Partnership of the Partnership was amended and restated (as so amended and restated, as hereafter amended, amended and restated, or otherwise modified from time to time, the “Limited Partnership Agreement”), and now provides, among other things, for the admission of NFR – 3300 B Special GP, LLC, a Delaware limited liability company, as the Special General Partner of the Partnership with such rights, powers, duties and authority as set forth in the Limited Partnership Agreement (the “Special General Partner”).
F.As a condition precedent to the sale and conveyance of the NFR Property to the NFR Purchaser pursuant to the NFR Purchase and Sale Agreement, the Original Independent Member shall be substituted by a Person designated by the Special General Partner in its sole discretion.
G.The Sole Member desires to so substitute the Original Independent Member with _______________ as the Independent Member, and the parties hereto desire to further set forth the rights and obligations of the Sole Member and the Independent Member (as so substituted) on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged by each party hereto, the Original LLC Operating Agreement is hereby amended and restated in its entirety as set forth in this Agreement.
1.    Formation.    The Company was formed as a Delaware limited liability company under and pursuant to the Act by the filing of the Original Certificate of Formation on March 3, 2008, with the office of the Secretary of State of the State of Delaware as required by the Act and by the execution of the Original LLC Operating Agreement. On the Amendment Effective Date, the Sole Member has executed and filed with the Secretary of State of the State of Delaware that certain Amended and Restated Certificate of Formation of the Company in substantially the form attached as Exhibit A hereto (as hereafter amended, amended and restated, or otherwise modified from time to time, the “Certificate of Formation”). The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of the Members are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. Sole Member, on behalf of the Company, or, if so requested by Sole Member, each of the Members, shall immediately execute all such certificates and other documents conforming hereto and do all such filing, recording, publishing and other acts as in the judgment of Sole Member may be appropriate to comply with all the requirements for the continuation and operation of a limited liability company under the Act and other laws of the State of Delaware. Edward J, Matey Jr., as an “authorized person” within the meaning of the Act, executed, delivered and filed the Original Certificate of Formation of the Company with the Secretary of State of the State of Delaware, which filing is hereby ratified, approved and confirmed. Upon the filing of the Original Certificate of Formation, his power as an “authorized person” ceased, and the Sole Member thereupon became the designated “authorized person” and Sole Member shall continue as the designated “authorized person” within the meaning of the Act. Sole Member or an officer, on behalf of the Company, or if so requested by Sole Member, each of the Members, also shall execute, acknowledge and file such other documents and instruments as are necessary and/or appropriate to register, qualify to do business and/or operate the Company in any State as a foreign limited liability company or any other jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.
2.    Name; Principal Business Office; Registered Agent and Office. The name of the Company is “First States Investors 3300 B GP, LLC”. The principal business office of the Company shall be located at c/o Gramercy Capital Corp., 420 Lexington Avenue, 19th Floor, New York, NY 10170, or at such other location as may hereafter be determined by the Sole Member. The Company’s registered agent and office in Delaware shall be c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, in the County of Kent, Delaware 19904 or such other registered agent and office as may hereafter be determined by the Sole Member and specified in the Certificate of Formation.
3.    Purposes of the Company. The purposes and powers of the Company shall be limited to: (a) acting as general partner of the Partnership and causing the performance by the Partnership under, and defense and enforcement of the Partnership’s rights and remedies under, the Master Agreement, the NFR Purchase and Sale Agreement, the Inducement Agreement, the Omnibus Agreement and the Other Purchase and Sale Agreements, and activities related thereto, and (b) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies formed under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the purposes set forth in clause (a) above. The Company (for itself or as the Incumbent General Partner of the Partnership, as applicable) is hereby authorized to execute, deliver and perform, and the Sole Member or any Officer, acting alone, on behalf of the Company, is hereby authorized to execute and deliver, the Certificate of Limited Partnership of the Partnership (as amended from time to time), the Agreement of Limited Partnership of the Partnership (as amended from time to time), and, subject to the terms of this Agreement and the Limited Partnership Agreement, all documents, agreements, or certificates contemplated thereby or related thereto and any amendments thereto, all without any further act, vote or approval of any Member or any other Person notwithstanding any other provision of this Agreement.
4.    Members. (a)Notwithstanding any provision in this Agreement to the contrary, upon the execution of this Agreement, automatically and without any further action of any other Person, as of the date hereof (i) _______________ is hereby admitted as a member of the Company, and more specifically, as the Independent Member; (ii) the Original Independent Member shall cease to be a member of the Company; and (iii) other than the Sole Member and the Independent Member, there are no other Members of the Company and no other Person has any right to take part in the ownership of the Company. The Independent Member shall only have those rights and duties expressly set forth in this Agreement.
(b)    The Company shall have two classes of Members: Equity Members and one (1) special non-economic Member, consisting of the Independent Member. “Independent Member” means (x) a natural person selected by the Special General Partner at its sole discretion, who shall not have been at the time of such individual’s appointment as an Independent Member of the Company, does not thereafter become while serving as an Independent Member (except pursuant to this Section), and shall not have been at any time during the preceding five (5) years (i) a member of, or an officer or employee of, the Company or any of its members, subsidiaries or Affiliates, (ii) a member (other than as an Independent Member) of any member, subsidiary or Affiliate of the Company, (iii) a customer of, or supplier to, the Company or any of its members, subsidiaries or Affiliates, (iv) a Person who Controls any such member, supplier or customer, or (v) a member of the immediate family of any such member, officer, employee, supplier or customer or of any member of the Company (other than as an Independent Member). A natural person who otherwise satisfies the foregoing definition (other than clause (iii) of subsection (x) above) shall not be disqualified from serving as an Independent Member of the Company because such person is an independent member or manager of a “single purpose entity” affiliated with the Company that does not own a direct or indirect equity interest in the Company or any entity that is a co-borrower with the Company if such individual is an independent member or manager provided by a nationally-recognized company that provides professional independent members or managers. For purposes of this paragraph, a “single purpose entity” is an entity whose organizational documents contain restrictions on its activities substantially similar to those set forth in the definition of “Special Purpose Bankruptcy Remote Entity” in the Limited Partnership Agreement.
As long as the Master Agreement remains in effect or any of the Obligations is outstanding, the Sole Member shall cause the Company to at all times have at least one (1) Independent Member who will be designated by the Special General Partner at its sole discretion and appointed by Sole Member. As of the Amendment Effective Date, the Independent Member shall be ___________________. The Independent Member shall execute a counterpart to this Agreement. To the fullest extent permitted by law, including Section 18-1101(c) of the Act and Section 17-1101(d) of the Delaware Revised Uniform Limited Partnership Act, the Independent Member shall consider only the interests of the Company or the Partnership, as applicable, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 7(c). Subject to this Section 4(b), an Independent Member may only be removed, with or without cause, by the sole determination of the Special General Partner and notification of the Sole Member by the Special General Partner of such determination, whereupon the Sole Member shall remove the Independent Member. For the avoidance of doubt, neither the Sole Member nor any other member of the Company shall remove the Independent Member without the prior written consent of the Special General Partner. Upon the occurrence of any event that causes any Independent Member to cease to be a member of the Company, a new Independent Member shall be designated by the Special General Partner at its sole discretion and appointed forthwith by Sole Member, and no decision stated in this Agreement as requiring the consent of an Independent Member shall be taken in the interim period until a new Independent Member is so appointed. No resignation or removal of an Independent Member, and no appointment of a successor Independent Member, shall be effective until such successor shall have been admitted as an Independent Member and accepted his or her appointment as Independent Member by a written instrument, which may be a counterpart signature page to this Agreement, in which he or she agrees to be bound by all of the terms and conditions of this Agreement applicable to the Independent Member. All right, power and authority of the Independent Member shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement as being the responsibility of the Independent Member and no Independent Member shall have authority to otherwise bind the Company. Except as provided in the seventh sentence of this Section 4(b), in exercising its rights and performing its duties under this Agreement, the Independent Member shall have fiduciary duties identical to those of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Member shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.
(c)    The Equity Members will be the only Members of the Company that have any interest in the profits, losses or capital of the Company. Except for the rights specifically granted to the Independent Member in this Agreement, Sole Member will be the only Member of the Company with any management rights.
(d)    The Independent Member shall be a Member of the Company only for the limited purposes expressly set forth in this Agreement. The Independent Member: (a) in accordance with Section 18-301 of the Act (i) will not make, and will not be obligated to make, a contribution to the Company, (ii) will not own, and will not be obligated to acquire, a limited liability company interest or other economic interest in the Company and (iii) will not have any interest in the profits, losses or capital of the Company or a right to receive any distributions of Company assets; and (b) will have no management, approval, voting, consent or veto rights in the Company, other than to the extent that their affirmative vote, approval or consent is required for the Company or Sole Member to perform certain acts or take certain actions as expressly provided in this Agreement. The Independent Member may not otherwise bind the Company.
(e)    The name and the mailing address of the Members are as follows:

Name	Address

Sole Member

First States Group, L.P.	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: David E. Snyder

Independent Member
__________________	___________________ ___________________ ___________________
5.    Admission of Additional Members. Subject to Sections 4, 7 and 19 herein, one or more additional Members of the Company may only be admitted to the Company if the addition of any such proposed additional Member is approved by Sole Member and, notwithstanding the foregoing, so long as the Master Agreement remains in effect or any of the Obligations is outstanding, no additional Member (other than an Independent Member) may be admitted to the Company.
6.    Powers. Subject to Section 7, the business and affairs of the Company shall be managed by or under the direction of Sole Member. Except as set forth in Section 7 herein, Sole Member shall have all the rights, powers and obligations of a “manager” as provided for in Section 18-402 of the Act, and Sole Member shall have sole and exclusive power and authority to conduct and manage all business and affairs of the Company and to make all decisions in connection therewith without the approval or consent of any other Member. Each non-managing Member agrees that, except as set forth in Section 7 herein, it shall have no right to make any decisions, or approve or disapprove any matters, of the Company.
7.    Special Purpose Covenants. (a) The Company shall, and Sole Member shall cause the Company, to, so long as the Master Agreement remains in effect or any of the Obligations is outstanding:

(i)	not engage in any business other than as set forth in Section 3 above;

(ii)	not have any assets other than those related to its partnership interest in the Partnership;

(iii)
to the fullest extent permitted by law, not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, conversion to another type of entity, transfer of its jurisdiction of formation, transfer of limited liability company interests or the like, or amendment of this Agreement or the Certificate of Formation;

(iv)	intend to remain solvent and intend to maintain adequate capital in light of its contemplated business operations;

(v)	not fail to correct any known misunderstanding regarding its separate identity;

(vi)	maintain its accounts, books and records separate from any other Person and file its own tax returns, except to the extent that it is required or permitted to file consolidated tax returns by law;

(vii)	maintain its books, records, resolutions and agreements;

(viii)	not commingle its funds or assets with those of any other Person;

(ix)
hold its assets in its own name, except for services rendered under a business management services agreement, so long as the manager, or equivalent thereof, under, such business management services agreement holds itself out as an agent of the Company;

(x)
conduct its business in its name, except for services rendered under a business management services agreement, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Company;

(xi)
maintain its financial statements, accounting records and other entity documents separate from any other Person, except as required by GAAP, in which event such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(xii)	pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xiii)	observe all limited liability company formalities;

(xiv)
not enter into or be a party to any transaction with an Affiliate except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xv)
have no indebtedness other than liabilities incurred in the ordinary course of business relating to acting as Incumbent General Partner of the Partnership and the routine administration of the Company;

(xvi)	not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xvii)	not acquire obligations or securities of its members;

(xviii)
allocate fairly and reasonably shared expenses, including shared office space, and use separate stationery, invoices and checks, which shall not bear the name of any other entity unless such other entity is clearly designated as being the Company’s agent;

(xix)	not pledge its assets for the benefit of any other Person;

(xx)
hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, except for services rendered under a business management services agreement, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Company;

(xxi)	maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxii)	not make loans to any Person;

(xxiii)	not identify its members or any Affiliate, as a division or part of it;

(xxiv)
except for capital contributions from the members or capital distributions to the members properly reflected on the books and records of the entity, will not enter into or be a party to, any transaction with its members or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxv)	not withdraw as a general partner of the Partnership;

(xxvi)	not have nor acquire any subsidiaries (other than the Partnership); and

(xxvii)
have no obligation to indemnify its officers or members, as the case may be, or has such an obligation that is fully subordinated to the Obligations and will not constitute a claim against the Company if cash flow in excess of the amount required to pay the Obligations is insufficient to pay the Obligations.

(b)    Failure of the Company, or the Sole Member on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of any Member.
(c)    Notwithstanding any other provision of this Agreement and any other provision of law that otherwise so empowers the Company, the Members, any Officer or any other Person, so long as the Master Agreement remains in effect or any of the Obligations is outstanding, neither the Members, nor any Officer, nor any other Person shall be authorized or empowered on behalf of the Company to, nor shall they permit the Company to, and the Company shall not, on its own behalf or on behalf of the Partnership, without the prior unanimous written consent of the Members (including the Independent Member): (i) file, institute proceedings or consent to the filing, of a voluntary or other bankruptcy or insolvency petition with respect to the Company or the Partnership, make any general assignment for the benefit of creditors of the Company or the Partnership or institute any other insolvency proceeding with respect to the Company or the Partnership, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official with respect to the Company or the Partnership or admit in writing the Company’s or the Partnership’s inability to pay its debts generally as they become due, (ii) withdraw, or cause the withdrawal of, the Company as a general partner of the Partnership, (iii) commence or otherwise undertake a dissolution, winding up, liquidation, consolidation or merger of the Company, or a sale, transfer, encumbrance or other disposition of the assets of the Company, a conversion of the Company to another type of entity, transfer of the Company’s jurisdiction of formation, transfer of limited liability company interests of the Company, or an amendment of this Agreement or the Certificate of Formation, or (iv) incur indebtedness except to the extent permitted pursuant to Section 7(xv); provided however, that so long as the Master Agreement remains in effect or any of the Obligations is outstanding, the Sole Member may not authorize the taking of any of the foregoing actions, on behalf of or with respect to the Company or the Partnership, unless there is at least one Independent Member then acting in such capacity and such Independent Member has consented to such action.
8.    Capital Contributions. The Sole Member has contributed to the Company an equity contribution in the amount set forth in the books and records of the Company. The Company has maintained and shall continue to maintain a record of all capital contributions made or credited to any Member. The Independent Member shall not be required to make any capital contributions to the Company.
9.    Officers.
(a)    Officers. The Sole Member may, from time to time, appoint one or more officers of the Company holding offices of Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President, Secretary, Assistant Secretary and/or Chief Investment Officer, or any of them, or any other offices of the Company as shall be established by the Sole Member (each, an “Officer” and, collectively, the “Officers”). Upon such appointment, each Officer shall be vested with the authority, rights and obligations set forth herein or, subject to the restrictions in this Agreement, as determined by the Sole Member; provided, however, that the Sole Member may, from time to time, in its sole discretion (i) appoint one or more additional Officers, (ii) with or without cause, remove, replace or substitute one or more Officers and (iii) limit or restrict the authority of one or more Officers. Any number of offices may be held by the same person. In furtherance of the foregoing, the persons set forth on Schedule B attached hereto are each appointed Officers of the Company holding the title or titles set forth opposite such person’s name on Schedule B attached hereto, and each and any of such Officers are, subject to this Agreement, hereby authorized and directed to execute on behalf of the Company (for itself or as general partner of the Partnership, as applicable) any and all documents, instruments and agreement required to be executed by the Company (for itself or as general partner of the Partnership, as applicable).
(b)    Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Sole Member not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 7, the actions of the Officers taken in accordance with such powers shall bind the Company.

(c)    Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have fiduciary duties identical to those of officers of business corporations organized under the General Corporation Law of the State of Delaware.
10.    Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and a Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company. To the fullest extent permitted by law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Act or this Agreement shall not be grounds for imposing personal liability on any Member for liabilities of the Company.
11.    Additional Contributions. Subject to the consent of affected Equity Members, the Equity Members shall make additional capital contributions to the Company as Sole Member shall require from time to time, in its sole discretion. Except as set forth in this Section 11, no Member shall have any obligation to make any further contributions or loans to the Company. In accordance with Section 4, the Independent Member shall not be required to make any capital contributions to the Company. The provisions of this Agreement, including this Section 11, are intended to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (other than an Indemnitee and the NFR Purchaser) (and no such creditor of the Company other than an Indemnitee or the NFR Purchaser shall be a third-party beneficiary of this Agreement) and the Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.
12.    Allocation of Profits and Losses. The Company’s profits and losses shall be allocated 100% to Sole Member, except that if there is more than one Equity Member, such distributions shall be allocated among the Equity Members in the same percentage as their percentage interest in the Company.
13.    Distributions. Distributions shall be made to the Equity Members at the time and in the aggregate amounts determined by Sole Member, in its sole discretion. Such distributions shall be allocated solely to the Sole Member, except if there is more than one Equity Member, such distributions shall be allocated among the Equity Members in the same percentage as their percentage interest in the Company. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to an Equity Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.
14.    Transfers.
(a)    For so long as the Master Agreement shall remain in effect or any of the Obligations is outstanding, each Equity Member shall not assign, transfer, collaterally assign, encumber, create any lien or security interest on, or otherwise dispose in any manner whatsoever any of its limited liability company interest in the Company, and any purported assignment or other disposition (including, without limitation, any purported assignment by merger or consolidation) shall be null and void ab initio.
(b)    Provided that the Master Agreement shall no longer remain in effect and all Obligations have been discharged in full, Sole Member may assign all or a portion of its limited liability company interest in the Company in accordance with this Section 14(b); provided, however, if there shall at any time be more than one Equity Member, no Equity Member may assign its limited liability company interest in the Company without the consent of the other Equity Members. Subject to Section 5, any transferee of a limited liability company interest in the Company shall be admitted to the Company as an Equity Member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement, and such transferee shall be deemed admitted as an Equity Member of the Company effective immediately prior to such transfer and, in the event the transferor Equity Member transfers all of its limited liability company interest in the Company, immediately following such admission, the transferor Equity Member shall cease to be a member of the Company. Following any transfer pursuant to this Agreement, the Equity Members shall adjust the percentage interests of the Members on the books and records of the Company to reflect such transfer. Notwithstanding anything in this Agreement to the contrary, any successor to an Equity Member by merger or consolidation shall, without further act, be an Equity Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.
(c)    The Independent Member may not assign, transfer, collaterally assign, encumber, create any lien or security interest on, or otherwise dispose in any manner whatsoever any of its rights in the Company (including, without limitation, its limited liability company interest in the Company), except to (i) a transferee of all of the NFR Property, or (ii) a Permitted Lender following foreclosure of such Permitted Lender’s mortgage lien and security interests (or its receipt of a deed in lieu of foreclosure). Any purported assignment or other disposition (including, without limitation, any purported assignment by merger or consolidation) in contravention of this subsection (c) shall be null and void ab initio.
15.    Resignation of a Member.
(a)    For so long as the Master Agreement or any of the Obligations is outstanding shall remain in effect, no Equity Member shall resign from the Company.
(b)    Provided that the Master Agreement shall no longer remain in effect and all Obligations have been discharged in full, an Equity Member may resign from the Company in accordance with this Section 15(b). An Equity Member may not resign from the Company if there is any other Equity Member, without the consent of such other Equity Member. If the last remaining Equity Member is permitted to resign pursuant to this Section 15(b), an additional Equity Member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Equity Member shall cease to be a member of the Company.

(c)    No Independent Member may resign from the Company as Independent Member, except as provided in Section 4 above.
16.    Other Business. Notwithstanding any duty otherwise existing at law or in equity, any Member, or any Affiliate of a Member, may engage in or possess any interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
17.    Books and Records. The Company shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained under the direction of the Sole Member. If there shall be more than one Equity Member, the Equity Members and their duly authorized representatives shall have the right to examine the Company’s books, records and documents during normal business hours. The Company, and Sole Member on behalf of the Company, shall not have the right to keep confidential from the Members any information that Sole Member would otherwise be permitted to keep confidential from the Members pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by Sole Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by Sole Member.
18.    No Termination. To the maximum extent permitted by law, the death, Bankruptcy, insolvency, dissolution, liquidation, termination, incapacity or resignation of any Member shall not, in and of itself, serve to cause the dissolution, liquidation or termination of the Company.
19.    Dissolution. (a)The Company shall be dissolved, and its affairs shall be wound up upon the first of the following events to occur: (i) the entry of a decree of judicial dissolution under Section 18-802 of the Act or (ii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, or that causes the last remaining Equity Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (A) an assignment by such Equity Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 5 and 14, or (B) the resignation of such Equity Member and the admission of an additional member of the Company pursuant to Sections 5 and 15), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (I) to continue the Company and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b)    Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.
For purposes of Sections 18 and 19, “Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.
(c)    In the event of a dissolution of the Company, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.
(d)    The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Equity Members in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been cancelled in the manner required by the Act.
20.    Action by Members. The Members shall have only such rights as are provided by law and this Agreement. The Company shall not be required to hold any annual or regular meeting of any of its Members (provided that if there is more than one Equity Member, the Company shall hold annual meetings of the Equity Members). Subject to the requirements of Section 7 above, any action permitted or required to be taken by all of the Equity Members or the Members may be taken by a written consent, setting forth the action to be taken and signed by all of the Equity Members or the Members, as the case may be.
21.    Indemnification and Exculpation. (a)Subject to Section 7, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each of the Officers, Members and their respective direct and indirect executors, administrators, heirs, assigns, partners, members, shareholders, employees, agents, directors and officers, as applicable, in each case in their capacity as such (collectively, the “Indemnitees”), from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, awards, costs and expenses (including reasonable attorneys’ fees, disbursements and court costs)

(collectively, “Losses”) incurred by reason of any act or omission performed or omitted by such Indemnitees in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnitee by this Agreement, provided that the foregoing indemnity shall not apply to any Losses which arise out of, but only to the extent such Losses arise out of, the gross negligence, fraud or willful misconduct of such Indemnitee as determined by the final, nonappealable order of a court of competent jurisdiction. Provided, however, that subject to Section 11, any indemnity under this Section 21 by the Company shall be provided out of and to the extent of Company assets only, and the Members shall not have personal liability on account thereof; and provided further, that so long as the Master Agreement remains in effect or any of the Obligations is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 21 shall be payable. Notwithstanding anything to the contrary contained herein, the Company’s obligation to indemnify any party hereunder shall, for so long as there remains any obligation of the Partnership under the Inducement Agreement, be fully subordinated to the Obligations and, to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that available cash flow is insufficient to pay such obligation.
(b)    To the fullest extent permitted by law, the Indemnitees shall not have any liability to the Company or any other Person who is bound by this Agreement for any Losses incurred by reason of any act or omission performed or omitted by such Indemnitees in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnitee by this Agreement, except where such Losses are incurred by reason of such Indemnitee’s gross negligence, fraud or willful misconduct. The Indemnitees shall be entitled to rely upon the advice of legal counsel, accountants and other experts, including financial advice of investment bankers, and any act of or failure to act by an Indemnitee in good faith reliance upon such advice shall in no event subject an Indemnitee to liability to the Company or any other Person who is bound by this Agreement.
(c)    To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by an Indemnitee defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 21.
(d)    To the fullest extent permitted by law, an Indemnitee shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Equity Members might properly be paid.
(e)    The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnitee to the Company or its members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnitee to the fullest extent permitted by law.
(f)    The foregoing provisions of this Section 21 shall survive any termination of this Agreement.
22.    Governing Law. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
23.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement.
24.    Amendments. Subject to Section 7 above, this Agreement may be modified, altered, supplemented or amended pursuant to a written instrument executed and delivered by all of the Equity Members.
25.    Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
26.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
27.    Binding Agreement. Notwithstanding any other provision of this Agreement, this Agreement including, without limitation, Sections 3, 4(b), 5, 6, 7, 14, 15, 19, 21, 24, 28 and 30 constitutes a legal, valid and binding agreement of Sole Member, and is enforceable against Sole Member by the Independent Member, in accordance with its terms.
28.    Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Members hereby irrevocably waives any right or power that such Person might have to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Members shall not have any interest in any specific assets of the Company, and the Members shall not have the status of a creditor with respect to any distribution pursuant to Section 13 hereof. The interest of the Sole Member in the Company is personal property.
29.    Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Members. Nothing in this Agreement shall be deemed to create any right in any Person (other than Indemnitees and the NFR Purchaser) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Indemnitees and the NFR Purchaser).

30.    Limited Liability Company Interests. The limited liability company interests in the Company shall not be evidenced by certificates. The limited liability company interests in the Company shall not constitute “securities” within the meaning of, or governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, or (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (“Article 8”). Notwithstanding any provision in this Agreement, the Company and its Members may not otherwise determine or opt in to Article 8 with respect to the limited liability company interests in the Company.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

SOLE MEMBER:

FIRST STATES GROUP, L.P., a Delaware limited partnership

By: ___________________________________
Name:
Title:

INDEPENDENT MEMBER:

By:	___________________________________
Name:
Title:

SCHEDULE A
Additional Definitions
A.    Definitions
When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
“Act” has the meaning set forth in the Recitals to this Agreement.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person and (ii) any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, the foregoing.
“Agreement” means this Amended and Restated Limited Liability Company Operating Agreement of the Company, together with the schedules and exhibits attached hereto, as amended, restated or supplemented or otherwise modified from time to time.
“Amendment Effective Date” means [________________].
“Certificate of Formation” has the meaning set forth in Section 1.
“Control” of any Person means the ownership, directly or indirectly, of more than 50% of the equity interests in, and the right to more than 50% of the distributions from, such Person and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto). A party shall not be deemed to not have Control of another Person by reason of the fact that the other partners, members or other Persons have the right to participate in decision making, including the right to approve certain decisions.
“Equity Member” and “Equity Members” have the meanings set forth in the Recitals to this Agreement.
“GAAP” means U.S. generally accepted accounting principles.
“Guarantors” means, collectively, KBS REIT Properties, LLC, a Delaware limited liability company, and KBS Debt Holdings LLC, a Delaware limited liability company, each of which shall be referred to herein as a “Guarantor”.
“Incumbent General Partner” means the Company in the capacity as Incumbent General Partner under the Limited Partnership Agreement, and includes any Person admitted as a substitute incumbent general partner of the Partnership pursuant to the provisions of the Limited Partnership Agreement, each in its capacity as an incumbent general partner of the Partnership.

B-1

“Indemnitees” has the meaning set forth in Section 21(a).
“Independent Member” has the meaning set forth in Section 4.
“Inducement Agreement” means that certain Inducement and Guaranty Agreement dated as of the date hereof, by and among the Partnership, the NFR Purchaser and the Guarantors, as amended or otherwise modified from time to time.
“Limited Partnership Agreement” has the meaning set forth in the Recitals to this Agreement.
“Losses” has the meaning set forth in Section 21(a).
“Master Agreement” means that certain Master Agreement Regarding Leases made and entered into as of September 22, 2004 by and between Wachovia Bank, National Association, and Original Master Landlord, as amended by that certain First Amendment to Master Agreement dated as of June, 2005, as amended and assigned by the Original Master Landlord to the Partnership pursuant to that certain Second Amendment to Master Agreement dated as of April 1, 2008, and as further amended or otherwise modified from time to time.
“Member” and “Members” have the meanings set forth in the Recitals to this Agreement.
“NFR Property” means, collectively, the real and personal property sold and conveyed by the Partnership to NFR Purchaser pursuant to the NFR Purchase and Sale Agreement.
“NFR Purchase and Sale Agreement” means, collectively, the Purchase and Sale Agreement (or Agreements), dated as of November 6, 2012 by and between the Partnership, as seller, and NFR Purchaser, as purchaser, as amended or otherwise modified from time to time.
    “NFR Purchaser” means [National Financial Realty – WFB East Coast, LLC, a Delaware limited liability company].
“Obligations” means, collectively, the liabilities and obligations of the Partnership under or in connection with the Inducement Agreement or any related document in effect as of any date of determination.
“Officers” has the meaning set forth in Section 9(a).
“Omnibus Agreement” means that certain Omnibus Agreement dated as of the date hereof, by and among the Partnership, the NFR Purchaser, and the Guarantors, as amended or otherwise modified from time to time.
“Original Certificate of Formation” has the meaning set forth in the Recitals to this Agreement.
“Original Independent Member” has the meaning set forth in the Recitals to this Agreement.

B-2

“Original LLC Operating Agreement” has the meaning set forth in the Recitals to this Agreement.
“Original Master Landlord” means First States Investors 3300, LLC, a Delaware limited liability company.
“Other Purchase and Sale Agreements” means, collectively, the sale agreements set forth in Schedule D attached to the Limited Partnership Agreement.
“Partnership” means First States Investors 3300 B, L.P., a Delaware limited partnership.
“Permitted Lender” means either (i) a single lender which has extended loans (including refinancing loans) to NFR Purchaser or its Affiliates secured by a mortgage lien and security interests on or in any portion of the NFR Property, or (ii) a single administrative agent acting for one or more lenders which have extended loans (including refinancing loans) to NFR Purchaser or its Affiliates secured by a mortgage lien and security interests on or in any portion of the NFR Property.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Sole Member” has the meaning set forth in the Recitals of this Agreement.
“Special General Partner” has the meaning set forth in the Recitals to this Agreement, and includes any Person admitted as a substitute special general partner of the Partnership pursuant to the provisions of the Limited Partnership Agreement, each in its capacity as a special general partner of the Partnership.
B.    Rules of Construction
Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Schedule or Exhibit references not attributed to a particular document shall be references to such parts of this Agreement.

B-3

SCHEDULE B
Officers

OFFICER	TITLE

Peter M. Bren	President

Keith D. Hall	Executive Vice President

Peter McMillan III	Executive Vice President, Treasurer and Secretary

Charles J. Schreiber, Jr.	Chief Executive Officer

David E. Snyder	Chief Financial Officer and Assistant Secretary

Stacie K. Yamane	Chief Accounting Officer and Assistant Secretary

B-4

EXHIBIT A
CERTIFICATE OF FORMATION

1

Schedule 1
Purchase and Sale Agreement (Right of First Refusal Properties)

Property Name	State	Property Type	Rentable SF	Purchase Price	Purchaser
3401 - Plaza	PA	Office	481,958	$39,343,510	National Financial Realty - WFB East Coast, LLC
3357 - Mortgage Center	NC	Office	450,393	$36,766,776	National Financial Realty - WFB East Coast, LLC
3438 - WVOC-Four Story	VA	Operations	443,181	$27,133,531	National Financial Realty - WFB East Coast, LLC
3362 - West End Center	NC	Office	343,336	$28,027,429	National Financial Realty - WFB East Coast, LLC
3343 - Atlant Ops Cntr	GA	Operations	335,608	$27,396,571	National Financial Realty - WFB East Coast, LLC
3415 - Columbia Grystn	SC	Office	240,976	$19,671,510	National Financial Realty - WFB East Coast, LLC
3365 - Winston Salem	NC	Office	187,743	$15,325,959	National Financial Realty - WFB East Coast, LLC
3354 - Greenville Sals	NC	Office	111,898	$9,134,531	National Financial Realty - WFB East Coast, LLC
3441 - West End Cntr	NC	Operations	85,455	$6,975,918	National Financial Realty - WFB East Coast, LLC
3368 - Haddon Township	NJ	Office	75,937	$4,029,310	National Financial Realty - WFB East Coast, LLC
3391 - Lancaster Square	PA	Office	59,045	$1,835,371	National Financial Realty - WFB East Coast, LLC
3345 - Columbus Main	GA	Office	50,759	$2,018,348	National Financial Realty - WFB East Coast, LLC
3371 - Morristown Offc	NJ	Office	39,955	$1,588,745	National Financial Realty - WFB East Coast, LLC
3413 - Chalstn 16 Brd	SC	Office	39,558	$3,229,224	National Financial Realty - WFB East Coast, LLC
3370 - Main Strt Offic	NJ	Office	35,660	$3,784,327	National Financial Realty - WFB East Coast, LLC
3408 - York Square	PA	Office	27,967	$1,112,062	National Financial Realty - WFB East Coast, LLC
3339 - South Fort Myrs	FL	Office	25,370	$909,933	National Financial Realty - WFB East Coast, LLC
3376 - Red Bank Mn Off	NJ	Office	23,856	$2,531,657	National Financial Realty - WFB East Coast, LLC
3433 - VA Beach Pembrk	VA	Office	22,403	$1,828,816	National Financial Realty - WFB East Coast, LLC
3405 - West Chestr Off	PA	Branch	19,063	$1,556,163	National Financial Realty - WFB East Coast, LLC
3422 - Blacksburg	VA	Branch	10,912	$433,898	National Financial Realty - WFB East Coast, LLC
3423 - Brookneal	VA	Branch	5,339	$435,837	National Financial Realty - WFB East Coast, LLC